Rule 424(b)(5)
                                                  Registration Statement No.
                                                  333-14033


Prospectus Supplement
(To Prospectus dated January 30, 1997)
                          $193,184,000 (APPROXIMATE)
                    VANDERBILT MORTGAGE AND FINANCE, INC.
                             SELLER AND SERVICER
                        MANUFACTURED HOUSING CONTRACT
          SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES, SERIES 1997A

$28,500,000 (APPROXIMATE) CLASS I A-1    $58,714,000 (APPROXIMATE) CLASS II A-1
$24,900,000 (APPROXIMATE) CLASS I A-2    $ 9,526,000 (APPROXIMATE) CLASS II B-1
$18,200,000 (APPROXIMATE) CLASS I A-3    $ 4,082,000 (APPROXIMATE) CLASS II B-2
$10,700,000 (APPROXIMATE) CLASS I A-4    $ 5,445,000 (APPROXIMATE) CLASS II B-3
$12,919,000 (APPROXIMATE) CLASS I A-5
$ 9,233,000 (APPROXIMATE) CLASS I A-6
$ 6,347,000 (APPROXIMATE) CLASS I B-1
$ 4,618,000 (APPROXIMATE) CLASS I B-2

   (Principal and interest payable on the 7th day of each month, beginning
                                  February, 1997)

    The Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1997A (the "Certificates") will represent interests in a trust fund (the "Trust Fund") consisting of a pool (the "Contract Pool") which includes two groups (each, a "Group") of manufactured housing installment sales contracts and installment loan agreements (the "Contracts") and certain related property conveyed by Vanderbilt Mortgage and Finance, Inc. (the "Company"). The Company will serve as servicer of the Contracts (together with any successor servicer, herein referred to as the "Servicer"). The Contracts were originated or purchased by the Company in the ordinary course of its business. The term "Approximate," with respect to the aggregate principal amount of any Certificates, means that the amount is subject to a permitted variance of plus or minus 5%. Terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Prospectus, dated January 30, 1997, attached hereto (the "Prospectus").
                                                     (Continued on next page)
                              /________________/
    CERTAIN FACTORS SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES. SEE "RISK FACTORS" HEREIN AND IN THE PROSPECTUS.

    THE OFFERED CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY OR ANY OF ITS AFFILIATES. THE OFFERED CERTIFICATES WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, THE UNDERWRITERS OR ANY OF THEIR AFFILIATES OR THE COMPANY OR, EXCEPT FOR THE LIMITED GUARANTEE APPLICABLE TO THE CLASS I B-2 AND CLASS II B-3 CERTIFICATES, ANY OF ITS AFFILIATES, AND, EXCEPT FOR PAYMENTS, IF ANY, UNDER THE LIMITED GUARANTEE OR ALTERNATE CREDIT ENHANCEMENT IN RESPECT OF THE CLASS I B-2 AND CLASS II B-3 CERTIFICATES, WILL BE PAYABLE ONLY FROM COLLECTIONS ON THE CONTRACTS AS DESCRIBED HEREIN.

    THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                            Price to Public        Underwriting Discount    Proceeds to Company(2)


Class I A-1 Certificates  . . . . . . . . . . . . . . .         100.000000%                     0.35%                99.650000%
Class I A-2 Certificates(1) . . . . . . . . . . . . . .          99.968750%                     0.35%                99.618750%
Class I A-3 Certificates(1) . . . . . . . . . . . . . .          99.937500%                     0.35%                99.587500%
Class I A-4 Certificates(1) . . . . . . . . . . . . . .          99.953125%                     0.35%                99.603125%
Class I A-5 Certificates(1) . . . . . . . . . . . . . .          99.937500%                     0.35%                99.587500%
Class I A-6 Certificates(1) . . . . . . . . . . . . . .         100.000000%                     0.35%                99.650000%
Class I B-1 Certificates(1) . . . . . . . . . . . . . .          99.890625%                     0.50%                99.390625%
Class I B-2 Certificates (1)  . . . . . . . . . . . . .          99.937500%                     0.50%                99.437500%
Class II A-1 Certificates . . . . . . . . . . . . . . .         100.000000                      0.35%                99.650000%
Class II B-1 Certificates . . . . . . . . . . . . . . .         100.000000%                     0.35%                99.650000%
Class II B-2 Certificates . . . . . . . . . . . . . . .         100.000000%                     0.50%                99.500000%
Class II B-3 Certificates . . . . . . . . . . . . . . .         100.000000%                     0.50%                99.500000%
Total   . . . . . . . . . . . . . . . . . . . . . . . .     $193,141,925.47                  $706,882           $192,435,043.47


(1) Plus accrued interest, if any, at the applicable rate from January 1, 1997.

(2)  Before deducting expenses, estimated to be $250,000.

    The Offered Certificates will be purchased by the Underwriters from the Company and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

    The Offered Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC, Cedel Bank, societe anonyme and the Euroclear System on or about February 6, 1997, against payment therefor in immediately available funds.

PRUDENTIAL SECURITIES INCORPORATED                       GOLDMAN, SACHS & CO.

         The date of this Prospectus Supplement is January 30, 1997.

(Continued from the cover page)

    The Certificates will consist of (a) two groups of certificates (each, a "Group") including the "Group I Certificates" consisting of five classes of senior certificates (the "Class I A-1 Certificates," the "Class I A-2 Certificates," the "Class I A-3 Certificates", the "Class I A-4 Certificates" and the "Class I A-5 Certificates"; collectively, the "Group I Senior Certificates") and three classes of subordinated certificates (the "Class I A-6 Certificates," the "Class I B-1 Certificates," and the "Class I B-2 Certificates") and the "Group II Certificates" consisting of one class of senior certificates (the "Class II A-1 Certificates") and three classes of subordinated certificates (the "Class II B-1 Certificates," the "Class II B-2 Certificates" and the "Class II B-3 Certificates") and (b) one class of residual certificates (the "Class R Certificate"). The Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates and Class I A-6 Certificates will evidence in the aggregate approximate initial 24.69%, 21.57%, 15.77%, 9.27%, 11.19% and 8.00% undivided interests, respectively, in the "Group I Contracts" which are fixed rate contracts. The Class I B-1 Certificates and Class I B-2 Certificates will evidence in the aggregate approximate initial 5.50% and 4.00% undivided interests, respectively, in the Group I Contracts. The Class II A-1 Certificates, the Class II B-1 Certificates, the Class II B-2 Certificates and the Class II B-3 Certificates will evidence in the aggregate approximate initial 75.50%, 12.25%, 5.25% and 7.00% undivided interests, respectively, in the "Group II Contracts" which are adjustable rate contracts. The Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6 and Class II A-1 Certificates are referred to collectively as "Class A Certificates" herein. The Class I B-1, Class I B-2, Class II B-1, Class II B-2 and Class II B-3 Certificates are referred to collectively as "Class B Certificates" herein. The Class R Certificate is not being offered hereby. All of the Certificates, other than the Class R Certificates, are being offered hereby and are referred to herein as the "Offered Certificates."

    The  Trust Fund  will be  created  pursuant to  a  Pooling and  Servicing
Agreement among the Company, as Seller and Servicer of the Contracts, The Chase Manhattan Bank, as trustee (the "Trustee") and Clayton Homes, Inc. ("CHI") as provider of the Limited Guarantee. The Trust Fund property will include all rights to payments received on each Contract on or after December 26, 1996 (the "Cut-off Date"), security interests in the manufactured homes securing the Contracts, any related mortgages or deeds of trust, all rights under certain hazard insurance policies with respect to the manufactured homes and the amounts in the Certificate Accounts.

    Payments of principal and interest on the Offered Certificates will be distributed to Certificateholders on the 7th day of each month (or if the 7th day is not a business day, the next business day) (each, a "Remittance Date"), beginning in February 1997. On each Remittance Date, holders of Group I Certificates and Group II Certificates will be entitled to receive distributions of interest and principal calculated as set forth herein.

    With respect to the Group I Certificates, the rights of the holders of the Class I A-6 Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Group I Senior Certificates, the rights of the holders of the Class I B-1 Certificates to receive distributions of interest and principal are subordinated to the rights of the Group I Senior Certificates and Class I A-6 Certificates and the rights of the holders of the Class I B-2 Certificates to receive distributions of interest and principal are subordinated to the rights of the Group I Senior Certificates, the Class I A-6 Certificates and Class I B-1 Certificates, all as described herein. With respect to the Group II Certificates, the rights of the holders of the Class II B-1 Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class II A-1 Certificates, the rights of the holders of the Class II B-2 Certificates to receive distributions of interest and principal are subordinated to the rights of the Class II A-1 and Class II B-1 Certificates, and the rights of the holders of the Class II B-3 Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class II A-1, Class II B-1 and Class II B-2 Certificates, all as described herein.

    The Class I B-2 Certificates and the Class II B-3 Certificates, will initially have the benefit of a limited guarantee (the "Limited Guarantee") of CHI to protect against losses that would otherwise be absorbed by such Certificates. Pursuant to the Limited Guarantee, to the extent that funds in the Group I or Group II Certificate Accounts, as applicable, are insufficient to distribute to the holders of the Class I B-2 Certificates the Class I B-2 Formula Distribution Amount (as described herein) or to the holders of the Class II B-3 Certificates the Class II B-3 Formula Distribution Amount (as described herein), CHI will be obligated to pay an Enhancement Payment (as defined herein). See "Description of the Certificates--Limited Guarantee of CHI" herein. The Limited Guarantee may be replaced by an Alternate Credit Enhancement (as defined herein).

    An election will be made to treat the Trust Fund as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the Prospectus. The Group I and Group II Certificates will represent "regular interests" in the REMIC, and the Class R Certificate will represent the residual interest in the REMIC.

    The obligations of the Servicer (including the Company as initial Servicer) with respect to the Certificates are limited to its contractual servicing obligations. The Company, as seller, however, will make certain representations and warranties relating to the Contracts. In the event of an uncured breach of any such representation or warranty that materially adversely affects a Contract, the Company may, under certain circumstances, be obligated to repurchase such Contract or substitute another Contract therefor, as described herein.

    The interests of the owners of the Offered Certificates (the "Certificate Owners") will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. See "Description of the Certificates--Registration of the Offered Certificates" herein. Prudential Securities Incorporated and Goldman, Sachs & Co. (the "Underwriters") intend to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will continue or provide sufficient liquidity.

                                    ----------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ____________________



                     SUMMARY OF TERMS OF THE CERTIFICATES

    This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned them in the Prospectus or elsewhere in this Prospectus Supplement.

Securities Offered       The Class I A-1, Class I  A-2, Class I A-3, Class  I
                         A-4, Class I A-5, Class I A-6, Class I B-1 and Class
                         I  B-2  Certificates  (collectively,  the  "Group  I
                         Certificates") and the  Class II A-1, Class  II B-1,
                         Class  II   B-2  and   Class  II   B-3  Certificates
                         (collectively,  the  "Group   II  Certificates"  and
                         together with the Group I Certificates, the "Offered
                         Certificates") of the  Manufactured Housing Contract
                         Senior/Subordinate Pass-Through Certificates, Series
                         1997A.  The Class R Certificate is not being offered
                         hereby.   The Class  R Certificate  and the  Offered
                         Certificates are collectively referred to as the "Certificates" herein.

Seller                   Vanderbilt  Mortgage  and  Finance,  Inc.   (the
                         "Company"), an indirect subsidiary of Clayton Homes, Inc. ("CHI"). Neither CHI nor any of its affiliates, including the Company, has guaranteed or is otherwise obligated with respect to the Certificates, except to the extent of the Limited Guarantee of CHI or the Alternate Credit Enhancement with respect to the Class I B-2 Certificates and the Class II B-3 Certificates. See "Risk Factors" herein and in the Prospectus.

Servicer Vanderbilt Mortgage and Finance, Inc. (in such capacity referred to herein as the "Servicer").
                         The Servicer may perform any of its obligations under the Agreement through one or more
                         subservicers.   Notwithstanding  any such subservicing
                         arrangement, the Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Servicer alone were servicing the Contracts.

Trustee The Chase Manhattan Bank, a New York banking corporation (the "Trustee").

Group I Cut-off Date
  Principal Balance      As  of  the Cut-off  Date,  the aggregate  principal
                         balance of the Group I Contracts was $115,417,699.95
                         (Approximate, subject to a permitted variance of plus or minus 5%) (the "Group I Cut-off Date
                         Principal Balance").

Group II Cut-off Date
  Principal Balance      As  of  the Cut-off  Date,  the aggregate  principal
                         balance of the Group II Contracts was $77,767,930.26
                         (Approximate, subject to a permitted variance of plus or minus 5%) (the "Group II Cut-off Date
                         Principal Balance").

Cut-off Date Pool
  Principal Balance      As  of  the Cut-off  Date,  the aggregate  principal
                         balance   of  the   Contracts  was   $193,185,630.21
                         (Approximate, subject to a permitted variance of plus or minus 5%) (the "Cut-off Date Pool Principal
                         Balance").



Certificates Offered     $193,184,000   Manufactured   Housing   Contract
                         Senior/Subordinate  Pass-Through   Certificates,
                         Series  1997A,  to  be issued  in  the following
                         Classes (each, a "Class"):


                         Original Certificate         Remittance
                         Principal Balance(1)            Rate             Class
                         --------------------         -----------         -----

                              $28,500,000              (2)(9)             Class I A-1 Certificates
                              $24,900,000             6.525%(3)           Class I A-2 Certificates
                              $18,200,000             6.800%(3)           Class I A-3 Certificates
                              $10,700,000             7.075%(3)           Class I A-4 Certificates
                              $12,919,000             7.300%(3)           Class I A-5 Certificates
                               $9,233,000             7.600%(3)           Class I A-6 Certificates
                               $6,347,000             7.500%(3)           Class I B-1 Certificates
                               $4,618,000             8.125%(3)           Class I B-2 Certificates
                              $58,714,000             (4)(8)(9)           Class II A-1 Certificates
                               $9,526,000             (5)(8)(9)           Class II B-1 Certificates
                               $4,082,000             (6)(8)(9)           Class II B-2 Certificates
                               $5,445,000             (7)(8)(9)           Class II B-3 Certificates

                         ------------------

                         (1)  Approximate,  subject to a  permitted variance
                              of plus  or minus 5%.
                         (2) The Remittance Rate for the Class I A-1 Certificates shall be the lesser of (a) the sum of (i) the London interbank offered rate for
                              one-month United States dollar deposits ("LIBOR") (calculated as described herein) and (ii) 0.08% and (b) the Group I Weighted Average Net Contract Rate (as defined herein) for such Remittance Date. The "Group I Weighted Average Net Contract Rate" shall be equal to (a) the weighted average of the Group I Contract Rates applicable to the scheduled payments due on the outstanding Group I Contracts in the Due Period preceding such Remittance Date minus (b) 1.25%.
                         (3) Subject to a maximum rate equal to the Group I Weighted Average Net Contract Rate for such Remittance Date.
                         (4) The Class II A-1 Remittance Rate shall be the lesser of (a) the Class II A-1 Formula Rate (as defined below) and (b) the Net Funds Cap (as defined below) for such Remittance Date. The Class II A-1 Formula Rate shall be a per annum rate equal to the sum of (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date (as defined herein), 0.20% or
                              (ii) with respect to any Remittance Date which occurs after the Call Option Date, 0.40%. The Net Funds Cap for any Remittance Date shall equal the per annum rate equal to a fraction, expressed as a percentage, the numerator of which equals the sum of (a) the aggregate amount of interest due on the Group II Contracts on the related Due Date and (b) the Overcollateralization Reduction Amount, if any, for such Distribution Date less (c) one-twelfth of (if the Company is the Servicer) 0.50% of the Group II Pool Scheduled Principal Balance on the first day of the Due Period or (if the Company is no longer the Servicer) 1.75% of the Group II Scheduled Pool Principal Balance on the first day of the Due Period and the denominator of which is equal to the Certificate Principal Balance of the Group II Certificates (adjusted to reflect the actual number of days elapsed in the Interest Period divided by 360). The Call Option Date shall be the day on which the outstanding balance of the Contracts in the Trust Fund has declined to 10% or less of the Cut-off Date Pool Principal Balance.
                         (5) The Class II B-1 Remittance Rate shall be the lesser of (a) the Class II B-1 Formula Rate (as defined below) and (b) the Net Funds Cap for such Remittance Date. The "Class II B-1 Formula Rate" shall be a per annum rate equal to the sum of (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date, 0.45% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, 0.90%.
                         (6) The Class II B-2 Remittance Rate shall be the lesser of (a) the Class II B-2 Formula Rate (as defined below) and (b) the Net Funds Cap for such
                              Remitance Date.   The "Class II B-2 Formula Rate"
                              shall be a per annum rate equal to the sum of (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date, 0.85% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, 1.35%.
                         (7) The Class II B-3 Remittance Rate shall be the lesser of (a) the Class II B-3 Formula Rate (as defined below) and (b) the Net Funds Cap for such Remittance Date. The Class II B-3 Formula Rate shall be a per annum rate equal to the sum of (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date, 1.05% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, 1.55%.
                         (8) If on any Remittance Date, the emittance Rate for any of the Group II Certificates is based on the Net Funds Cap, Certificateholders of such Class will be entitled to receive on subsequent Remittance Dates the applicable Net Funds Cap Carryover Amount (as defined herein) to the extent of funds available therefore as described herein; provided, however, additional funds
                                      --------  -------
                              resulting from the cross-collateralization provisions described herein shall not be available to Group II Certificateholders to pay the Net Funds Cap Carryover Amount.
                         (9) With respect to the Class I A-1 Certificates and the Group II Certificates, the Remittance Rates for the first Remittance Date (the "Initial Remittance Rates") will not be determined until two days prior to the Closing Date. Therefore, the Initial Remittance Rates have not been determined as of the date of this Prospectus Supplement.

Designations

  Offered Certificates   Class I A-1,  Class I A-2, Class I A-3,  Class I
                         A-4 and Class I A-5, Class I A-6, Class I B-1 and Class I B-2. Class II A-1, Class II B-1,
                         Class II B-2 and Class II B-3.

  Group I Certificates   Class I A-1,  Class I A-2, Class I A-3,  Class I
                         A-4 and Class I A-5, Class I A-6, Class I B-1 and Class I B-2.

  Group II Certificates  Class II  A-1, Class  II B-1,  Class II B-2  and
                         Class II B-3.

  Group I Senior
  Certificates           Class I A-1,  Class I A-2, Class I A-3,  Class I
                         A-4 and Class I A-5.

  Group II Senior
  Certificates           Class II A-1.

  Senior Certificates    Class I A-1,  Class I A-2, Class I A-3,  Class I
                         A-4, Class I A-5 and Class II A-1.

  Group I Subordinate
  Certificates           Class I A-6, Class I B-1 and Class I B-2.

  Group II Subordinate
  Certificates           Class II B-1, Class II B-2 and Class II B-3.

  Subordinate
  Certificates           Class I A-6, Class I B-1,  Class I B-2, Class II
                         B-1, Class II B-2 and Class II B-3.

  Group I Senior
  Subordinate
  Certificates           Class I A-6.

  Group II Senior
  Subordinate
  Certificates           Class II B-1.

  Senior Subordinate
  Certificates           Class I A-6 and Class II B-1.

  Group I Junior
  Subordinate
  Certificates           Class I B-1 and Class I B-2.

  Class II Junior
  Subordinate
  Certificates           Class II B-2 and Class II B-3.

  Junior Subordinate
  Certificates           Class I  B-1,  Class I  B-2,  Class II  B-2  and
                         Class II B-3.

  Fixed Rate
  Certificates           Class I A-2,  Class I A-3, Class I A-4,  Class I
                         A-5, Class I A-6, Class I B-1 and Class I B-2.

  Floating Rate
  Certificates           Class I A-1 and the Group II Certificates.

  Limited Guarantee
  Certificates           Class I B-2 and Class II B-3 Certificates.

Remittance Date          The 7th day of each month (or if such 7th day is not
                         a business day, the next succeeding business day), commencing in February 1997.

Record Date              With  respect  to the  Fixed Rate  Certificates, the
                         last business day  of the month preceding  the month
                         of the related Remittance Date.  With respect to the
                         Floating   Rate  Certificates,   the  business   day
                         preceding the related Remittance Date. With respect to the initial Remittance Date, however, the Record
                         Date for both the Fixed Rate Certificates and the Floating Rate Certificates is February 6, 1997.

Cut-off Date             December 26, 1996.

Agreement                The Pooling  and Servicing  Agreement, dated  as
                         of December 26, 1996 (the "Agreement"), between the Company, as Seller and Servicer, CHI, as provider of the Limited Guarantee with respect to the Class I B-2 Certificates and the Class
                         II B-3 Certificates, and the Trustee.

Description of the
  Offered Certificates   The  Offered  Certificates  evidence   undivided
                         interests  in  the  Contract  Pool  and  certain
                         other property  held in trust for the benefit of
                         the  Certificateholders (the "Trust Fund").  The
                         Group   I   Certificates   evidence    undivided
                         interests in the Group  I Contracts.  The  Group
                         II Certificates evidence  undivided interests in
                         the   Group   II   Contracts.      The   Offered
                         Certificates  will be  offered in  denominations
                         of $50,000 and  integral multiples of $1,000  in
                         excess  thereof.     The  undivided   percentage
                         interest  (the  "Percentage Interest")  of  each
                         Class  of Certificates  in the  distributions on
                         such   Certificates  will   be   equal  to   the
                         percentage obtained from dividing the denomina-tion of such Certificate by the Original Certificate
                         Principal Balance of such Class of Certificates.

Distributions            Distributions to the holders of  Certificates of
                         a  Class will  be  made in  an  amount equal  to
                         their     respective    Percentage     Interests
                         multiplied by  the aggregate amount  distributed
                         on such  Class of Certificates  for the  related
                         Remittance  Date, commencing  in February  1997.
                         Distributions  will be  made on  each Remittance
                         Date  to  holders  of  record  on  the preceding
                         Record Date, except that  the final distribution
                         in  respect of  the  Certificates will  only  be
                         made  upon  presentation  and  surrender  of the
                         Certificates at  the office or  agency appointed
                         by  the Trustee  for that  purpose in  New York,
                         New  York.   Distributions  to the  Certificate-
                         holders of a Class will be  applied first to the
                         payment of  interest  and, if  any principal  is
                         then  due, then  to  the payment  of  principal.
                         The  funds available in  the  Group  I and Group
                         II  Certificate  Account for  distribution  on a
                         Remittance  Date (the "Group I Available Distri-
                         bution   Amount"   and   "Group   II   Available
                         Distribution  Amount,"  respectively)  will   be
                         applied   in  the  amounts   and  the  order  of
                         priority set  forth below.  See  "Description of
                         the Certificates--Distributions" for a  detailed
                         description  of the  amounts on  deposit in  the
                         Certificate  Accounts that  will constitute  the
                         Group  I  and  Group II  Available  Distribution
                         Amount on each Remittance  Date.  The  aggregate
                         amounts distributed to the holders of the  Class
                         I A-1,  Class I A-2, Class  I A-3, Class  I A-4,
                         Class I A-5,  Class I A-6, Class I B-1,  Class I
                         B-2, Class  II A-1, Class  II B-1, Class  II B-2
                         and Class II B-3  Certificates from the Group  I
                         Available  Distribution   Amount  or  Group   II
                         Available  Distribution  Amount, as  applicable,
                         in respect of a  Remittance Date are the Class I
                         A-1  Distribution   Amount,  the  Class   I  A-2
                         Distribution Amount,  the Class I  A-3 Distribu-
                         tion  Amount,  the  Class  I   A-4  Distribution
                         Amount,  the Class  I  A-5 Distribution  Amount,
                         the Class I  A-6 Distribution Amount, the  Class
                         I  B-1 Distribution  Amount,  the  Class  I  B-2
                         Distribution   Amount,   the    Class   II   A-1
                         Distribution   Amount,   the    Class   II   B-1
                         Distribution   Amount,   the    Class   II   B-2
                         Distribution  Amount   and  the  Class   II  B-3
                         Distribution Amount, respectively.

                         A. On each Remittance Date on which the Class I B Principal Distribution Test is not met, the Group I Available Distribution Amount will be distributed in the following amounts in the following order of priority:

                         (i) interest accrued during the related Interest Period on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, at their respective Remittance Rates on the outstanding Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Principal Balances, respectively, together with any previously undistributed shortfalls in interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5
                         Certificates, respectively, in respect of prior Remittance Dates; if the Group I Available Distribu-tion Amount is not sufficient to distribute the full amount of interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5
                         Certificates, the Group I Available Distribution Amount will be distributed on such Classes of Certificates pro rata on the basis of the interest due thereon;

                         (ii) the Group I Formula Principal Distribution Amount in the following order of priority:

                             (a) to the Class I A-1 Certificates until the Class I A-1 Principal Balance is reduced to zero;

                             (b) to the Class I A-2 Certificates until the Class I A-2 Principal Balance is reduced to zero;

                             (c) to the Class I A-3 Certificates until the Class I A-3 Principal Balance is reduced to zero;

                             (d) to the Class I A-4 Certificates until the Class I A-4 Principal Balance is reduced to zero; and

                             (e) to the Class I A-5 Certificates until the Class I A-5 Principal Balance is reduced to zero;

                         (iii) interest accrued during the related Interest Period on the Class I A-6 Principal Balance to the Class I A-6 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I A-6 Certificates in respect of prior Remittance Dates;

                         (iv) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I A-6 Certificates until the Class I A-6 Principal Balance is reduced to zero;

                         (v) interest accrued during the related Interest Period on the Class I B-1 Principal Balance to the Class I B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I B-1 Certificates in respect of prior Remittance Dates;

                         (vi) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I B-1 Certificates until the Class I B-1 Principal Balance is reduced to zero;

                         (vii) interest accrued during the related Interest Period on the Class I B-2 Principal Balance to the Class I B-2 Certificates at the related Remittance
                         Rate, together with any previously undistributed shortfalls in interest due on the Class I B-2 Certificates in respect of prior Remittance Dates;

                         (viii) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I B-2 Certificates until the Class I B-2 Principal Balance is reduced to zero;

                         (ix)   any Group I Monthly Excess Spread (as defined
                         below)  to  fund   any  Group  II   Available  Funds
                         Shortfall;

                         (x) any remaining Group I Monthly Excess Spread to fund any unfunded Accelerated Principal Payment (as defined below) on the Group II Certificates after giving effect to the distribution described in clause C(ix) or D(ix), as applicable, below;

                         (xi) so long as the Company is the Servicer, any remaining available funds up to the amount equal to 1/12th of the product of 1.25% and the Group I Pool Scheduled Principal Balance for the immediately preceding Remittance Date (the "Group I Monthly Servicing Fee"), to the Servicer;

                         (xii) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement;

                         (xiii) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group II Monthly Servicing Fee (as defined herein), if any, remaining unpaid after giving effect to the distribution described in clause C(xii) or D(xii), as applicable, below, to the Servicer;

                         (xiv) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause C(xiii) or D(xiii), as applicable, below; and

                         (xv) any remaining available funds to the holder of the Class R Certificate, which will initially be a special purpose subsidiary of the Company.

                         B. On each Remittance Date on which the Class I B Principal Distribution Test is met, the Group I Available Distribution Amount will be distributed in the following amounts in the following order of priority:

                         (i) interest accrued during the related Interest Period on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, at their respective Remittance Rates on the outstanding Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Principal Balances, respectively, together with any previously undistributed shortfalls in interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, respectively, in respect of prior Remittance Dates; if the Group I Available Distribu-tion Amount is not sufficient to distribute the full amount of interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5
                         Certificates, the Group I Available Distribution Amount will be distributed on such Classes of Certificates pro rata on the basis of the interest due thereon;

                         (ii) the Class I A Percentage of the Group I Formula Principal Distribution Amount in the following order of priority:

                             (a) to the Class I A-1 Certificates until the Class I A-1 Principal Balance is reduced to zero;

                             (b) to the Class I A-2 Certificates until the Class I A-2 Principal Balance is reduced to zero;

                             (c) to the Class I A-3 Certificates until the Class I A-3 Principal Balance is reduced to zero;

                             (d) to the Class I A-4 Certificates until the Class I A-4 Principal Balance is reduced to zero; and

                             (e) to the Class I A-5 Certificates until the Class I A-5 Principal Balance is reduced to zero;

                         (iii) interest accrued during the related Interest Period on the Class I A-6 Principal Balance to the Class I A-6 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I A-6 Certificates in respect of prior Remittance Dates;

                         (iv) the remainder of the Class I A Percentage of the Group I Formula Principal Distribution Amount, if any, to the Class I A-6 Certificates until the Class I A-6 Principal Balance is reduced to zero;

                         (v) interest accrued during the related Interest Period on the Class I B-1 Principal Balance to the Class I B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I B-1 Certificates in respect of prior Remittance Dates;

                         (vi) the Class I B Percentage of the Group I Formula Principal Distribution Amount to the Class I B-1 Certificates until the Class I B-1 Principal Balance is reduced to zero;

                         (vii) interest accrued during the related Interest Period on the Class I B-2 Principal Balance to the Class I B-2 Certificates at the related Remittance
                         Rate, together with any previously undistributed shortfalls in interest due on the Class I B-2 Certificates in respect of prior Remittance Dates;

                         (viii) the remainder of the Group I Formula Principal Distribution Amount to the Class I B-2 Certificates until the Class I B-2 Principal Balance is reduced to zero;

                         (ix) any Group I Monthly Excess Spread to fund any Group II Available Funds Shortfall;

                         (x) any remaining Group I Monthly Excess Spread to fund any unfunded Accelerated Principal Payment (as defined below) on the Group II Certificates after giving effect to the distribution described in clause C(ix) or D(ix), as applicable, below;

                         (xi) so long as the Company is the Servicer, any remaining available funds up to the Group I Monthly Servicing Fee, to the Servicer;

                         (xii) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement;

                         (xiii) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group II Monthly Servicing Fee, if any, remaining unpaid after giving effect to the distribution described in clause C(xii) or D(xii), as applicable, below, to the Servicer;

                         (xiv) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause C(xiii) or D(xiii), as applicable, below; and

                         (xv) any remaining available funds to the holder of the Class R Certificate.

                         C. On each Remittance Date on which the Class II B Principal Distribution Test is not met, the Group II Available Distribution Amount will be distributed in the following amounts in the following order of priority:

                         (i) interest accrued during the related Interest Period on the Class II A-1 Principal Balance to the Class II A-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class II A-1 Certificates in respect of prior Remittance Dates;

                         (ii) the Group II Formula Principal Distribution Amount, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, to the Class II A-1 Certificates until the Class II A-1 Principal Balance is reduced to zero;

                         (iii) interest accrued during the related Interest Period on the Class II B-1 Principal Balance to the Class II B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-1 Certificates in respect of prior Remittance Dates;

                         (iv) the remaining Group II Formula Principal Distribution Amount, if any, to the Class II B-1
                         Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-1 Principal Balance is reduced to zero;

                         (v) interest accrued during the related Interest Period on the Class II B-2 Principal Balance to the Class II B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-2 Certificates in respect of prior Remittance Dates;

                         (vi) the remaining Group II Formula Principal Distribution Amount, if any, to the Class II B-2
                         Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class
                         II B-2 Principal Balance is reduced to zero;

                         (vii) interest accrued during the related Interest Period on the Class II B-3 Principal Balance to the Class II B-3 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-3 Certificates in respect of prior Remittance Dates;

                         (viii) the remainder of the Group II Formula Principal Distribution Amount, if any, to the Class II B-3 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-3 Principal Balance is reduced to zero;

                         (ix) any remaining Group II Available Distribution Amount to fund any Accelerated Principal Payment on the Group II Certificates;

                         (x) any Group II Monthly Excess Spread, together with any Overcollateralization Reduction Amount, to fund any Group I Available Funds Shortfall;

                         (xi) any remaining available funds up to the Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net
                         Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount to the applicable Certificateholder; if such available funds are not sufficient to distribute the total Net Funds Cap Carryover Amount to the applicable Classes of Certificates, such remaining available funds will be distributed on such Classes of Certificates pro rata based on the amount of the Net Funds Cap Carryover Amount owing to each such Class of Certificates;

                         (xii) so long as the Company is the Servicer, any remaining available funds up to the amount equal to 1/12th of the product of 1.25% and the Group II Pool Scheduled Principal Balance for the immediately preceding Remittance Date (the "Group II Monthly Servicing Fee"), to the Servicer;

                         (xiii) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement;

                         (xiv) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group I Monthly Servicing Fee, if any, remaining unpaid after giving effect to the distribution described in clause A(xi) or B(xi), as applicable, above, to the Servicer;

                         (xv) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause A(xii) or B(xii), as applicable, above; and

                         (xvi) any remaining available funds to the holder of the Class R Certificate.

                         D. On each Remittance Date on which the Class II B Principal Distribution Test is met, the Available Distribution Amount will be distributed in the following amounts in the following order of priority:

                         (i) interest accrued during the related Interest Period on the Class II A-1 Principal Balance to the Class II A-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II A-1 Certificates, in respect of prior Remittance Dates;

                         (ii) the Class II A Percentage of the Group II Formula Principal Distribution Amount, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, to the Class II A-1 Certificateholders until the Class II A-1 Principal Balance is reduced to zero;

                         (iii) interest accrued during the related Interest Period on the Class II B-1 Principal Balance to the Class II B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-1 Certificates in respect of prior Remittance Dates;

                         (iv) the Class II B Percentage of the Group II Formula Principal Distribution Amount to the Class II B-1 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-1 Principal Balance is reduced to zero;

                         (v) interest accrued during the related Interest Period on the Class II B-2 Principal Balance to the Class II B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-2 Certificates in respect of prior Remittance Dates;

                         (vi) the remainder of the Class II B Percentage, if any, of the Group II Formula Principal Distribution Amount to the Class II B-2 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such
                         Certificates, until the Class II B-2 Principal Balance is reduced to zero;

                         (vii) interest accrued during the related Interest Period on the Class II B-3 Principal Balance to the Class II B-3 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-3 Certificates in respect of prior Remittance Dates;

                         (viii) the remainder of the Group II Formula Principal Distribution Amount to the Class II B-3 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-3 Principal Balance is reduced to zero;

                         (ix) any remaining Group II Available Distribution Amount to fund any Accelerated Principal Payment on the Group II Certificates;

                         (x) any Group II Monthly Excess Spread, together with any Overcollateralization Reduction Amount, to fund any Group I Available Funds Shortfall;

                         (xi) any remaining available funds up to the Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net
                         Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount to the applicable Certificateholder; if such available funds are not sufficient to distribute the total Net Funds Cap Carryover Amount to the applicable Classes of Certificates, such remaining available funds will be distributed on such Classes of Certificates pro rata based on the amount of the Net Funds Cap Carryover Amount owing to each such Class of Certificates;

                         (xii) so long as the Company is the Servicer, any remaining available funds up to the Group II Monthly Servicing Fee, to the Servicer;

                         (xiii) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement;

                         (xiv) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group I Monthly Servicing Fee, if any, remaining unpaid after giving effect to the distribution described in clause A(xi) or B(xi), as applicable, above, to the Servicer;

                         (xv) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause A(xii) or B(xii), as applicable, above; and

                         (xvi) any remaining available funds to the holder of the Class R Certificate.

                         The "Class I B Principal Distribution Test" is met in respect of a Remittance Date on which each of the following requirements is satisfied:

                         (1) such Remittance Date is on or after the February 2002 Remittance Date;

                         (2)   the Class I  B Percentage for  such Remittance
                         Date is equal to at least 16.625% (which is 1.75 times the original Class I B Percentage);

                         (iii)   the Group I Performance Tests are satisfied;
                         and

                         (iv) the Class I B-2 Principal Balance is not less than $2,308,354 (which represents approximately 2% of the Group I Cut-off Date Principal Balance).

                         The "Class II B Principal Distribution Test" is met in respect of a Remittance Date on which each of the following requirements is satisfied:

                         (i) such Remittance Date is on or after the February 2002 Remittance Date;

                         (ii) the Class II B Percentage for such Remittance Date is equal to at least 50% (which is the sum of (a) 2 times the original Class II B Percentage and
                         (b) 1%);

                         (iii)  the Group II Performance Tests are satisfied;
                         and

                         (iv) the sum of the Group II Junior Subordinate Certificate Principal Balance and the Overcollateralization Amount is not less than $1,555,358 (which represents approximately 2% of the Group II Cut-off Date Principal Balance.)

                         The "Group I Performance Tests" are satisfied in respect of a Remittance Date if all of the following conditions with respect to Group I are met:

                         (i) the Average Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date does not exceed 5% for the Group I Contracts;

                         (ii) the Average Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date does not exceed 7% for the Group I Contracts;

                         (iii) the Cumulative Realized Losses (as defined in the Agreement) for the Group I Contracts as of such Remittance Date do not exceed a certain specified percentage of the Group I Cut-off Date Principal Balance, depending on the year in which such Remit-tance Date occurs; and

                         (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date does not exceed 2.75% for the Group I Contracts.

                         The "Group II Performance Tests" are satisfied in respect of a Remittance Date if all of the following conditions with respect to the Group II Contracts are met:

                         (i) the Average Sixty-Day Delinquency Ratio as of such Remittance Date does not exceed 5% for the Group II Contracts;

                         (ii) the Average Thirty-Day Delinquency Ratio as of such Remittance Date does not exceed 7% for the Group II Contracts;

                         (iii) the Cumulative Realized Losses for the Group II Contracts as of such Remittance Date do not exceed a certain specified percentage of the Group II Cut-off Date, depending on the year in which such Remittance Date occurs; and

                         (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date does not exceed 2.75% for the Group II Contracts.

                         The Group I Monthly Excess Spread (as defined herein) with respect to any Remittance Date will generally be equal to the excess interest collections on the Group I Contracts for the related Due Period which remain available after payment of all required distributions on the Group I Certificates and certain other required payments for such Remittance Date as specified in the Agreement.

                         The Group II Monthly Excess Spread (as defined herein) with respect to any Remittance Date will generally be equal to the excess interest collections  on  the  Group  II  Contracts  for  the
                         related Due Period (together with interest on the Overcollateralization Amount to the extent provided in the Agreement) which remain available after payment of all required distributions on the Group II Certificates (including any Accelerated Principal Payment for such Remittance Date) and certain other required payments for such Remittance Date as specified in the Agreement.

                         The "Group I Available Funds Shortfall", if any, with respect to any Remittance Date, will be equal to the amount, if any, by which the Group I Available Distribution Amount is less than the amount required to be distributed to the Group I Certificates on such Remittance Date pursuant to clauses A(i) through (viii) or clauses B(i) through
                         (viii), as the case may be, of the distribution priorities set forth above.

                         The "Group II Available Funds Shortfall", if any, with respect to any Remittance Date, will be equal to the amount, if any, by which the Group II Available Distribution Amount is less than the amount required to be distributed to the Group II Certificates on such Remittance Date pursuant to clauses C(i) through (viii) or clauses D(i) through
                         (viii), as the case may be, of the distribution priorities set forth above.

                         The "Class II A-1 Net Funds Cap Carryover Amount" means, on any Remittance Date, the sum of (A) if on such Remittance Date, the Remittance Rate for the
                         Class II A-1 Certificates is based upon the Net Funds Cap, the excess of (i) the lesser of (a) the product of (i) the Weighted Average Lifetime Cap (as defined herein) and (ii) the Class II A-1 Certificate Principal Balance and (b) the amount of interest the Class II A-1 Certificates would otherwise be entitled to receive on such Remittance Date had such rate been calculated at the Class II A-1 Formula Rate for such Remittance Date over (ii) the amount of interest payable on the Class II A-1 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II A-1 Net Funds Cap Carryover Amount, together with accrued interest thereon, for all previous Remittance Dates not previously paid pursuant to clause C(xi) or D(xi) above. The "Weighted Average Lifetime Cap" with respect to any Remittance Date shall equal, on such Remittance Date, the weighted average of the Lifetime Caps of the Group II Contracts multiplied by a fraction the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360.

                         The "Class II B-1 Net Funds Cap Carryover Amount" means, on any Remittance Date, the sum of (A) if on such Remittance Date, the Remittance Rate for the
                         Class II B-1 Certificates is based upon the Net Funds Cap, the excess of (i) the lesser of (a) the product of (i) the Weighted Average Lifetime Cap and
                         (ii) the Class II B-1 Certificate Principal Balance and (b) the amount of interest the Class II B-1 Certificates would otherwise be entitled to receive on such Remittance Date had such rate been calculated at the Class II B-1 Formula Rate for such Remittance Date over (ii) the amount of interest payable on the Class II B-1 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II B-1 Net Funds Cap Carryover Amount, together with accrued interest thereon, for all previous Remittance Dates not previously paid pursuant to clause C(xi) or D(xi) above.

                         The "Class II B-2 Net Funds Cap Carryover Amount" means, on any Remittance Date, the sum of (A) if on such Remittance Date, the Remittance Rate for the Class II B-2 Certificates is based upon the Net Funds Cap, the excess of (i) the lesser of (a) the product of (i) the Weighted Average Lifetime Cap and
                         (ii) the Class II B-2 Certificate Principal Balance and (b) the amount of interest the Class II B-2 Certificates would otherwise be entitled to receive on such Remittance Date had such rate been calculated at the Class II B-2 Formula Rate for such Remittance Date over (ii) the amount of interest payable on the Class II B-2 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II B-2 Net Funds Cap Carryover Amount, together with accrued interest thereon, for all previous Remittance Dates not previously paid pursuant to clause C(xi) or D(xi) above.

                         The "Class II B-3 Net Funds Cap Carryover Amount" means, on any Remittance Date, the sum of (A) if on such Remittance Date, the Remittance Rate for the Class II B-3 Certificates is based upon the Net Funds Cap, the excess of (i) the lesser of (a) the product of (i) the Weighted Average Lifetime Cap and
                         (ii) the Class II B-3 Certificate Principal Balance and (b) the amount of interest the Class II B-3 Certificates would otherwise be entitled to receive on such Remittance Date had such rate been calculated at the Class II B-3 Formula Rate for such Remittance Date over (ii) the amount of interest payable on the Class II B-3 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II B-3 Net Funds Cap Carryover Amount, together with accrued interest thereon, for all previous Remittance Dates not previously paid pursuant to clause C(xi) or D(xi) above.

                         The "Net Funds Cap Carryover Amount" with respect to each Class of Group II Certificates shall equal each of the Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount, as applicable.

                         The "Net Funds Cap Carryover Amount" with respect to all Classes of Group II Certificates shall equal the sum of the Class II A-1 Net Funds Cap Carryover
                         Amount, the  Class II  B-1 Net  Funds Cap  Carryover
                         Amount, the Class II B-2 Net Funds Cap Carryover Amount and the Class II B-3 Net Funds Cap Carryover Amount. The Class II B-3 Net Funds Cap Carryover Amount shall not have the benefit of the Limited Guarantee or the Alternate Credit Enhancement.

                         The Principal Balance of each Class of Certificates is its original Principal Balance reduced by all distributions on such Class in respect of principal. The Class I A Principal Balance is the sum of the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Principal Balances. The Class I B Principal Balance is the sum of the Class I B-1 Principal Balance and the Class I B-2 Principal Balance. The Class II B Principal Balance is the sum of the Class II B-1 Principal Balance, the Class II B-2 Principal Balance and the Class II B-3 Principal Balance.

                         The Class I A Percentage for a Remittance Date is the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Principal Balance of the Class I A Certificates immediately prior to such Remittance Date and the denominator of which is the Pool
                         Scheduled Principal Balance for the Group I Contracts. The Class I B Percentage is equal to 100% less the Class I A Percentage.

                         The Class II A Percentage for a Remittance Date is the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Principal Balance of the Class II A-1 Certificates immediately prior to such Remittance Date and the denominator of which is the Pool Scheduled Principal Balance for the Group II Contracts. The Class II B Percentage is equal to 100% less the Class II A Percentage.

                         The Formula Principal Distribution Amount in respect of a Remittance Date and a Group equals the sum of
                         (i) all scheduled payments of principal due on each outstanding Contract in such Group during the Due Period preceding the month in which the Remittance Date occurs, (ii) the Scheduled Principal Balance (as defined below) of each Contract in such Group which, during the Due Period preceding the month of such Remittance Date, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties,
                         (iii) all Partial Prepayments (as defined in the Agreement) of Contracts in such Group received during such preceding Due Period, (iv) the Scheduled Principal Balance of each Contract in such Group that was prepaid in full during such preceding Due Period, (v) the Scheduled Principal Balance of each Contract in such Group that became a Liquidated Contract during such preceding Due Period and (vi) any previously undistributed shortfalls in the amounts in clauses (i) through (v) in respect of the prior Remittance Dates (other than any such shortfall with respect to which an Enhancement
                         Payment has been made to the related Certificateholders). The Due Period with respect to any Remittance Date is the period beginning on the 26th day of the second month preceding the month of such Remittance Date and ending on the 25th day of the month preceding the month of such Remittance Date.

                         The Scheduled Principal Balance of a Contract for any Due Period is its principal balance after giving effect to any previous Partial Prepayments and after giving effect to all previous scheduled principal payments (whether or not paid) and the scheduled principal payment, or payments, in the case of Bi-weekly Contracts, due on the Due Date (or Due Dates, as applicable) in that Due Period, but without giving effect to any adjustments due to bankruptcy or similar proceedings.

                         In general, a Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Manufactured Home and any real property securing such Contract have been received.

                         Notwithstanding the prioritization of the distribution of the Group I Formula Principal Distribution Amount among the Class I A-1, Class I A-2, ClassI A-3, Class I A-4 and Class I A-5 Certif-icates pursuant to clauses A(ii) and B(ii) above, on each Remittance Date on and after the Remittance Date, if any, on which a Deficiency Event occurs, the Available Distribution Amount remaining after making the distributions of interest to the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificateholders required by clauses A(i) and B(i) above will be applied to distribute the Formula Principal Distribution Amount on each Class of Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates pro rata in accordance with the outstanding Principal Balance of each such Class of Certificates. A "Deficiency Event" will occur if the sum of the Principal Balances of each Class of Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certifi-cates becomes equal to or greater than the Pool Scheduled Principal Balance for Group I Contracts. The "Pool Scheduled Principal Balance" for a Group as of a Remittance Date is equal to (i) the Cut-off Date Pool Principal Balance for such Group less (ii) the aggregate of the Formula Principal Distribution Amounts for such Group (exclusive of the amounts in clause (vi) of the definition thereof) for all prior Remittance Dates.

                         In no event will the aggregate distributions of principal to the holders of any Class of Certificates (including, in the case of the Class I B-2 Certificates and the Class II B-3 Certificates, any principal amounts included in any Enhancement Payments) exceed the Original Class Principal Balance for such Class of Certificates.

                         Any undistributed interest shortfalls which are carried forward will, to the extent legally permissible, bear interest at the Remittance Rate applicable to the affected Class or Classes of Certificates.

Group II Certificates;
  Overcollateralization
  Provisions             The Group II Weighted Average Contract  Rate for
                         the Group II  Contracts is expected generally to
                         be  higher  than  the  weighted  average of  the
                         Remittance  Rates  applicable  to  the  Group II
                         Certificates,  thus  generating  certain  excess
                         interest  collections  which in  the  absence of
                         losses and  delinquencies, will not be needed to
                         fund    distributions    on   the    Group    II
                         Certificates.  The Agreement provides  that this
                         excess interest  is to be applied, to the extent
                         available,  to  make   accelerated  payments  of
                         principal to  the Class or  Classes of  Group II
                         Certificates    then    entitled   to    receive
                         distributions  of principal.   Such  accelerated
                         payments  are  expected to  cause  the aggregate
                         Principal Balance  of the Group  II Certificates
                         to  amortize  more rapidly  than  the  principal
                         balance of the Group II  Contracts, resulting in
                         "overcollateralization"  (i.e.,  the  excess  of
                         the Group  II Pool  Scheduled Principal  Balance
                         over  the  aggregate  Principal Balance  of  the
                         Group  II  Certificates).   This interest  for a
                         Due  Period,  together  with   interest  on  the
                         Overcollateralization  Amount,  remaining  after
                         distributions in  clauses C(i) to C(ix)  or D(i)
                         to D(ix) above is  the "Group II Monthly  Excess
                         Spread"  for  the  Remittance  Date  immediately
                         following the  applicable Due  Period.   On  any
                         Remittance   Date,  the   "Overcollateralization
                         Amount"  will   be  an  amount   equal  to   the
                         difference between  the Group II  Pool Scheduled
                         Principal  Balance   as  of   the  end  of   the
                         immediately   preceding  Due   Period  and   the
                         aggregate Certificate  Principal Balance of  the
                         Group II  Certificates on  such Remittance  Date
                         (after   taking    into   account   all    other
                         distributions  to  be  made  on  such Remittance
                         Date).

                         The Group II Monthly Excess Spread will be applied to make accelerated payments of principal on each Remittance Date until the Overcollateralization Amount is equal to approximately $3,305,137 (the "Initial Required Overcollateralization Amount" which represents approximately 4.25% of the initial Group II Contract Pool Balance). Thereafter, the Group II Monthly Excess Spread will not be applied to further increase the Overcollateralization Amount unless, due to losses, the Overcollateralization
                         Amount is decreased, in which event such applications will commence to the extent necessary to increase the actual Overcollateralization Amount to the Required Overcollateralization Amount. The level of the Required Overcollateralization Amount is equal to, for any Remittance Date, (x) prior to the date on which the Class II B Principal Distribution Test is satisfied, the Initial Required Overcollateralization Amount and (y) on and after the date on which the Class II B Principal Distribution Test is satisfied, the lesser of (i) the Initial Required Overcollateralization Amount and (ii) the greater of (a) 8.5% of the then current Group II Pool Scheduled Principal Balance and (b) 0.75% of the Group II Cut-off Date Pool Principal Balance.

                         If, on any Remittance Date, the level of Required Overcollateralization Amount is permitted to be reduced, the "Excess Overcollateralization Amount" (the excess of (x) the actual Overcollateralization Amount on such Remittance Date (after taking into account all other distributions on such Remittance
                         Date) over (y) the Required Overcollateralization Amount for such Remittance Date) will be deducted from the Group II Formula Principal Distribution Amount (but only to the extent of such Group II Formula Principal Distribution Amount) otherwise
                         distributable  to  the  holders  of  the  Group   II
                         Certificates  on  such  Remittance  Date  (any  such
                         amount   so   deducted,   an  "Overcollateralization
                         Reduction Amount") and will be applied as provided herein under "Description of the Certificates-- Distributions". The Overcollateralization Reduction Amount, if any, on any Remittance Date shall be funded, first, from that portion of the Group II
                                 -----
                         that portion of the Group II Formula Principal Distribution Amount otherwise distributable to the holders of the most junior class of Group II Certificates on such Remittance Date, and, if such
                         amount  is   insufficient  to  fund   in  full   the
                         Overcollateralization  Reduction   Amount  on   such
                         Remittance  Date, then, second, from that portion of
                                                 ------
                         the Group II Formula Principal Distribution Amount otherwise distributable to the holders of each succeeding Class of Group II Certificates in ascending order of seniority, until such Overcollateralization
                         Reduction   Amount  is   completely  funded.     The
                         Agreement  provides  that  in  no   event  shall  an
                         Overcollateralization Reduction  Amount be  deducted
                         from   the Group  II Formula  Principal Distribution
                         Amount if, after deducting such amount, the sum of the aggregate Principal Balance of the Group II
                         Junior    Subordinate    Certificates     and    the
                         Overcollateralization Amount, taken together, would be less than 2.0% of the Group II Cut-off Date Principal Amount.

                         The amount, if any, actually applied as an accelerated payment of principal on any Remittance Date is referred to herein as the "Accelerated Principal Payment" for such Remittance Date. The Accelerated Principal Payment, if any, on any
                         Remittance  Date  will  be an  amount  equal  to the
                         lesser of (x) the excess of (i) the Required Overcollateralization Amount over (ii) the actual Overcollateralization Amount on such Remittance Date and (y) the sum of the Group II Monthly Excess Spread, if any, and the Group I Monthly Excess Spread, if any, remaining after payment of all then applicable prior requirements for such Remittance Date. The Accelerated Principal Payment will be distributed to the holders of the Class of Group II Certificates then entitled to receive distributions in respect of principal on such date.

Cross Collateralization
  Provisions             The     Agreement     provides     for     cross
                         collateralization  through  the  application  of
                         excess amounts  generated by one  Contract Group
                         to fund  shortfalls  in available  funds in  the
                         other Contract  Group, subject to  certain prior
                         requirements    of    such    Contract    Group.
                         Therefore,  as  to  any  Remittance   Date,  the
                         amount,  if  any,  of  Group  I  Monthly  Excess
                         Spread  remaining  after  payment  of  all  then
                         applicable  prior requirements  relating to  the
                         Group  I  Certificates  will  be  used to  fund,
                         first, any  Group II  Available Funds  Shortfall
                         and, second,  to  the  extent of  any  remaining
                         Group  I  Monthly  Excess  Spread,  any unfunded
                         Accelerated Principal  Payment on  the Group  II
                         Certificates    for   such    Remittance   Date.
                         Likewise,  as   to  any  Remittance   Date,  the
                         amount,  if  any,  of  Group  II Monthly  Excess
                         Spread (together with any  Overcollateralization
                         Reduction  Amount)  remaining after  payment  of
                         all then applicable  prior requirements relating
                         to  the  Group  II Certificates  (including  any
                         Accelerated    Principal   Payment    for   such
                         Remittance Date)  will be used to fund any Group
                         I Available Funds Shortfall for  such Remittance
                         Date.    See  "Description  of  Certificates  --
                         Distributions"  and  "--Group  II  Certificates;
                         Overcollateralization Provisions".

                         Additional funds resulting from the cross-collateralization provisions described herein shall not be available to Group II Certificateholders to pay the Net Funds Cap Carryover Amount.

Effect of Priority
  Sequence of Principal
  Distributions          The principal amounts described  in clause A(ii)
                         above will  be  distributed, if  the  Class I  B
                         Principal Distribution Test is  not met, to  the
                         extent  of the  Group  I Available  Distribution
                         Amount after  payment of interest on the Group I
                         Senior  Certificates,  to  the  Group  I  Senior
                         Certificateholders (but  only to  the extent  of
                         the outstanding principal  balance of the  Group
                         I Senior  Certificates).  The  principal amounts
                         described  in   clause  C(ii)   above  will   be
                         distributed,  if  the   Class  II  B   Principal
                         Distribution Test is not  met, to the extent  of
                         the  Group  II   Available  Distribution  Amount
                         after  payment  of  interest  on  the  Group  II
                         Senior  Certificates,  to  the  Group  II Senior
                         Certificateholders (but  only to  the extent  of
                         the outstanding principal  balance of the  Group
                         II  Senior Certificates).   With respect to each
                         Group  of  Certificates,   this  should,  unless
                         offset  by other  cash flow  insufficiencies due
                         to  delinquencies and  liquidation losses,  have
                         the effect  of accelerating the  amortization of
                         the  Senior   Certificates,  and  delaying   the
                         amortization  of  the Subordinate  Certificates,
                         from  what such  amortization  would be  without
                         such  prioritization,  thereby  increasing   the
                         interest  in the  applicable Group  of Contracts
                         evidenced   by  the   Subordinate  Certificates.
                         With  respect  to  each Group  of  Certificates,
                         increasing  the  interest   of  the  Subordinate
                         Certificates  relative  to that  of  the  Senior
                         Certificates   is  intended   to  preserve,   as
                         provided  herein,   the  availability  on   each
                         Remittance  Date of  the subordination  provided
                         by   the   Subordinate    Certificates.      See
                         "Description of the Certificates."

Prepayment
  Considerations
  and  Risks             In general, the Contracts may be prepaid at any time
                         without  penalty  and,   accordingly,  the  rate  of
                         principal  payments  thereon   is  likely  to   vary
                         considerably  from  time  to  time.     The  Offered
                         Certificates may be sold at a discount to their principal amounts. A slower than anticipated rate of principal payments on the Contracts is likely to result in a lower than anticipated yield on the Offered Certificates if they are purchased at a discount. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus and "Yield and Prepayment Considerations" herein.

Subordination of the
  Senior Subordinate,
  Junior Subordinate
  and Class R
  Certificates           With respect  to each Group,  the rights  of the
                         holders of  the Senior Subordinate  Certificates
                         to  receive distributions  of amounts  collected
                         on  the  Contracts in  the  Trust  Fund will  be
                         subordinated,  to the  extent described  herein,
                         to such  rights  of the  holders  of the  Senior
                         Certificates.   This  subordination is  intended
                         to  enhance  the likelihood  of  receipt  by the
                         holders  of the Senior  Certificates of the full
                         amount  of  the scheduled  monthly  payments  of
                         interest  and  the  ultimate  receipt   by  such
                         holders  of  principal  equal  to  the  Original
                         Certificate    Principal    Balance   of    such
                         Certificates.

                         With respect to each Group, the protection afforded to the holders of Senior Certificates by means of the subordination of the Senior Subordinate Certificates will be accomplished (i) by the application of the Group I or Group II Available Distribution Amount, as applicable, in the order specified under "Distributions" above, and (ii) if the applicable Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the applicable Formula Principal Distribution Amount, to the Senior Certificateholders, by the right of the Senior Certificateholders to receive, until any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the holders of the Subordinate or Class R Certificates.

                         With respect to each Group, the rights of holders of the Junior Subordinate Certificates and Class R
                         Certificate to receive distributions of amounts collected on the Contracts in the Trust Fund will be subordinated, to the extent described herein, to such rights of the holders of the Senior and Senior Subordinate Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Senior and Senior Subordinate Certificates of the full amount of the scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the Original Certificate Principal Balance of such Certificates.

                         With respect to each Group, the protection afforded to the holders of the Senior and Senior Subordinate Certificates by means of the subordination, to the extent provided herein, of the Junior Subordinate and Class R Certificates will be accomplished (i) by the application of the Group I or Group II Available Distribution Amount, as applicable, in the order specified under "Distributions" above and (ii) if the applicable Available Distribution Amount on such Remittance Date is not sufficient to permit the distribution of the entire specified portion of the applicable Formula Principal Distribution Amount to the Senior and Senior Subordinate Certificateholders, by the right of the Senior and Senior Subordinate Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been payable to the holders of the Junior Subordinate and Class R Certificates.

                         With respect to each Group, the rights of the holders of the Limited Guaranteed Certificates to receive distributions of amounts collected on the Contracts in the Trust Fund will be subordinated, to the extent described herein, to such rights of the Senior Certificates and the Senior Subordinate Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Senior Certificates, the Senior Subordinate Certificates and the Class I B-1 and Class II B-2 Certificates, as applicable, of the full amount of the scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the Original Certificate Principal Balance of such Certificates. The "Limited Guaranteed Certificates" are, with respect to Group I, the Class I B-2 Certificates and with respect to Group II, the Class II B-3 Certificates.

                         With respect to each Group, the protection afforded to the Senior Certificates, the Senior Subordinate Certificates and the Class I B-1 and Class II B-2 Certificates, as applicable, by means of the subordination of the Limited Guaranteed Certificates will be accomplished by (i) the application of the applicable Available Distribution Amount in the order specified under "Distributions" above and (ii) if the applicable Available Distribution Amount on such Remittance Date is not sufficient to permit the distribution of the entire specified portion of the applicable Formula Principal Distribution Amount, as applicable, to the holders of the Senior Certificates, the Senior Subordinate Certificates and the Class I B-1 and Class II B-2 Certificates, as applicable, and the subordination provided by the Limited Guaranteed Certificates has not been exhausted, by the right of the holders of the Senior Certificates, the Senior Subordinate Certificates and the Class I B-1 and Class II B-2 Certificates, as applicable, to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of applicable Available Distribution Amounts that would otherwise have been distributable to the holders of the Limited Guaranteed Certificates.

                         See "Description of the Certificates--Group I Certificates and the Senior/Subordinate Structure" and "--Group II Certificates and the Senior/Subordinate Structure" herein.

Losses on Liquidated
Contracts                As   described   above,  the   distribution   of
                         principal   to  the   holders   of  the   Senior
                         Certificates  in  each  Group   is  intended  to
                         include the Scheduled Principal Balance  of each
                         Contract  in  the related  Group  that  became a
                         Liquidated  Contract   during  the  Due   Period
                         immediately   preceding   the  month   of   such
                         distribution.   If the Liquidation Proceeds, net
                         of  related  Liquidation   Expenses,  from  such
                         Liquidated Contract are less than  the Scheduled
                         Principal Balance  of such Liquidated  Contract,
                         and accrued  and unpaid  interest thereon,  then
                         to the  extent such deficiency is not covered by
                         any   excess   interest  collections   on   non-
                         defaulted  Contracts,  the  deficiency  may,  in
                         effect,   be   absorbed   by   the   Subordinate
                         Certificates   since   a   portion   of   future
                         Available Distribution Amounts  funded by future
                         principal  collections on  the Contracts,  up to
                         the  aggregate amount of such deficiencies, that
                         would otherwise have been  distributable to them
                         may  be  paid  to  the  holders  of  the  Senior
                         Certificates.   If  the  protection afforded  to
                         the   holders   of  a   Class   of   Subordinate
                         Certificates  by  the  subordination of  one  or
                         more   Classes   of  more   junior   Subordinate
                         Certificates is exhausted, the holders of such Class of Subordinate Certificates will incur a loss on their investment.

                         If the Group I or Group II Available Distribution Amount, as applicable, for any Remittance Date is not sufficient to cover, in addition to interest distributable to the related Senior Certificateholders, the entire specified portion of the applicable Formula Principal Distribution Amount distributable to any such Senior Certificateholders then entitled to such payment on such Remittance Date, then the amount of the related Pool Scheduled Principal Balance available to the Class B Certificates (i.e., such Pool Scheduled Principal Balance less the Class I A Principal Balance or the Class II A Principal Balance, as applicable) on future Remittance Dates will be reduced. If, because of liquidation losses, the Pool Scheduled Principal Balance of a Group were to decrease proportionately faster than distributions to the related Class of Senior Certificateholders reduce the related Certificate Principal Balance, the level of protection afforded by the subordination of the related Subordinate Certificates (i.e., the percentage of the Pool Scheduled Principal Balance available to such Subordinate Certificates) would be reduced. On each Remittance Date, if any, on or after the date on which the Class I A Principal Balance equals or becomes greater than the Pool Scheduled Principal Balance, and so long as the Class I A-6 Certificates are outstanding, the Class I A-6 Certificateholders will bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in the Class I A-6 Certificates. On each Remittance Date, if any, on or after the date on which the Deficiency Event occurs, the Group I Senior Certificateholders will receive only their respective percentage interest of Liquidation Proceeds (net of Liquidation Expenses) realized in respect of Liquidated Contracts, rather than the Scheduled Principal Balances thereof, and will therefore bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their invest-ment in the Group I Senior Certificates. See "Description of the Certificates--Group I Certificates and the Senior/Subordinate Structure-- Subordination of the Group I Junior Subordinate Certificates and Class R Certificates" and "-- Subordination of the Group I Senior Subordinate Certificates" and "Yield and Prepayment Considera-tions."

Enhancement Payments to
  the Limited Guaranteed
  Certificates under the
  Limited Guarantee of
  CHI In order to mitigate the effect of the subordination of the Class I B-2 and Class II B-3 Certificates and liquidation losses and delinquencies on the Contracts, CHI will initially provide a Limited Guarantee. Such Limited Guarantee may be replaced by an Alternate Credit Enhancement. See "Alternate Credit Enhancement" herein and "Description of the Certificates--Alternate Credit Enhancement."
                         Pursuant to the Limited Guarantee, the holders of the Limited Guaranteed Certificates are entitled to receive on each Remittance Date the amount equal to the Enhancement Payment, if any. Prior to the Remittance Date (the "Initial Class I B-2 Principal Remittance Date") on which the Class I B-1 Principal Balance is reduced to zero, the Enhancement Payment will equal the amount, if any, by which (a) the sum of (i) the Class I B-2 Formula Distribution Amount (which will be equal to one month's interest on the Class I B-2 Principal Balance) for such Remittance Date and (ii) the Class I B-2 Principal Liquidation Loss Amount, if any, exceeds (b) the amount (other than the Enhancement Payment) that will otherwise be distributed on the Class I B-2 Certificates on such Remittance Date (the "Class I B-2 Distribution Amount"). On each Remittance Date on or after the Initial Class I B-2 Principal Remittance Date, the Enhancement Payment will equal the amount, if any, by which the Class I B-2 Formula Distribution Amount (which will include both interest and principal) exceeds the Class I B-2 Distribution Amount for such Remittance Date. Prior to the Remittance Date (the "Initial Class II B-3 Principal Remittance Date") on which the Class II B-2 Principal Balance is reduced to zero, the Enhancement Payment will equal the amount, if any, by which (a) the sum of (i) the Class II B-3 Formula Distribution Amount (which will be equal to one month's interest on the Class II B-3 Principal Balance) for such Remittance Date and (ii) the Class II B-3 Principal Liquidation Loss Amount, if any, exceeds (b) the amount (other than the Enhancement Payment) that will otherwise be distributed on the Class II B-3 Certificates on such Remittance Date (the "Class II B-3 Distribution
                         Amount"). On each Remittance Date on or after the Initial Class II B-3 Principal Remittance Date, the Enhancement Payment will equal the amount, if any, by which the Class II B-3 Formula Distribution
                         Amount (which will include both interest and principal) exceeds the Class II B-3 Distribution Amount for such Remittance Date; provided, however, that the Enhancement Payment with respect to the Class II B-3 Certificates will not include amounts in respect of the Class II B-3 Net Funds Cap Carryover Amount.

                         The "Class I B-2 Principal Liquidation Loss Amount" for any Remittance Date will equal the amount, if any, by which (a) the Group I Formula Principal Distribution Amount (exclusive of the portion thereof specified in clause (vi) of the definition of Formula Principal Distribution Amount) for such Remittance Date exceeds (b) the amount (exclusive of the Enhancement Payment) distributed on the Group I Certificates on account of principal on such Remittance Date. The Class I B-2 Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class I B-2 Certificates and liquidation losses on the Contracts, will not be paid to the Class I B-2 Certificateholders from the assets of the Trust Fund but may be paid to the Class I B-2 Certificateholders in the form of an Enhancement Payment.

                         The "Class II B-3 Principal Liquidation Loss Amount" for any Remittance Date will equal the amount, if any, by which (a) the Group II Formula Principal Distribution Amount (exclusive of the portion thereof specified in clause (vi) of the definition of Formula Principal Distribution Amount) for such Remittance Date exceeds (b) the amount (exclusive of the Enhancement Payment) distributed on the Group II Certificates on account of principal on such Remittance Date. The Class II B-3 Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class II B-3 Certificates and liquidation losses on the Contracts, will not be paid to the Class II B-3 Certificateholders from the assets of the Trust Fund but may be paid to the Class II B-3 Certificateholders in the form of an Enhancement Payment.

                         The Limited Guarantee, if applicable, will be an unsecured general obligation of CHI and will not be supported by any letter of credit or other enhancement arrangement.

                         In the event that, on a particular Remittance Date, the Class I B-2 Distribution Amount or the Class II B-3 Distribution Amount, as applicable, in the applicable Certificate Account plus any amounts actually paid under the Limited Guarantee or Alternative Credit Enhancement are not sufficient to make a full distribution of interest to the Class I B-2 Certificateholder or Class II B-3 Certificateholder, as applicable, the amount of the deficiency will be carried forward as an amount that the Class I B-2 or Class II B-3 Certificateholders are entitled to receive on the next Remittance Date.

Alternate Credit
  Enhancement            In the event  that, at  CHI's option,  Alternate
                         Credit  Enhancement   (as  defined  herein)   is
                         provided  and,  upon  prior  written  notice  to
                         Moody's (as defined herein), Moody's  shall have
                         notified CHI, the  Company, the Servicer and the
                         Trustee  in writing  that  substitution of  such
                         Alternate  Credit  Enhancement for  the  Limited
                         Guarantee will not  result in  the downgrade  or
                         withdrawal  of the  then current  rating of  any
                         class   of  the   Certificates,  and   upon  the
                         delivery by CHI to the Trustee of an opinion  of
                         counsel, acceptable  to the  Trustee, that  such
                         action would  not  cause the  Trust  to fail  to
                         qualify as a REMIC, the  Limited Guarantee shall
                         be  released and shall terminate.  The Alternate
                         Credit  Enhancement  may  consist  of   cash  or
                         securities deposited  by CHI or any other person
                         in  a  segregated escrow,  trust  or  collateral
                         account  or  a  letter  of  credit,  certificate
                         insurance policy  or surety  bond provided  by a
                         third  party  (an   "Alternate  Credit  Enhance-
                         ment").   On each Remittance Date after delivery
                         of  the Alternate Credit Enhancement, an amount,
                         equal to  the lesser of  the amount  which would
                         have  been payable  under the  Limited Guarantee
                         and  the amount  available under  such Alternate
                         Credit  Enhancement, shall  be transferred  from
                         such  account  to   the  applicable  Certificate
                         Account to  make payments to the  Class I B-2 or
                         Class  II B-3  Certificates,  as applicable  (an
                         "Enhancement  Payment").    CHI  shall  have  no
                         obligation to replace such enhancement once it has been exhausted.

Monthly Advance          For  each  Remittance  Date, the  Servicer  will  be
                         obligated to  make advances ("Monthly  Advances") in
                         respect  of  delinquent  scheduled  payments on  the
                         Contracts  that were due in the preceding Due Period
                         and   would,   in   the  Servicer's   judgment,   be
                         recoverable from related  late payments, Liquidation
                         Proceeds  or  otherwise.    Assuming  that   in  the
                         judgment of the Servicer  all delinquent payments on
                         the Contracts  were recoverable, the  amount of  the
                         Monthly  Advance  paid  out  of  the  funds  of  the
                         Servicer is calculated such that,  if it is made, it
                         will  permit  a  distribution  to  both  the  Senior
                         Certificateholders          and          Subordinate
                         Certificateholders undiminished by such delinquent payments. Monthly Advances are reimbursable to the Servicer as described under "Description of the Certificates--Advances."

Optional Repurchase of
  the Contracts by the
  Servicer The Company (if it is no longer the Servicer) and the Servicer will each have the option to purchase, on any Remittance Date, from the Trust Fund all Contracts then outstanding and all other property in the Trust Fund if on the preceding Remittance Date the aggregate Pool Scheduled Principal Balance of both Groups was less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Optional Termination" herein.

The Contracts            Fixed  rate  and variable  manufactured  housing
                         installment  sales  contracts  and   installment
                         loan agreements (collectively, the  "Contracts")
                         secured  by security  interests in  manufactured
                         homes,  as  defined  herein  (the  "Manufactured
                         Homes"),  purchased  with  the  proceeds  of the
                         Contracts and,  with respect  to certain  of the
                         Contracts  ("Land-and-Home  Contracts"), secured
                         by  liens  on  the  real  estate  on  which  the
                         related  Manufactured Homes  are  located.   The
                         Contract Pool  conveyed to the Trust Fund on the
                         Closing  Date (the "Contract Pool") will consist
                         of  approximately  6,392   Contracts  having  an
                         aggregate  unpaid  principal balance  as  of the
                         Cut-off  Date  of  approximately   $193,185,630.
                         5,544  of  the Contracts,  having  an  aggregate
                         unpaid   principal   balance  of   approximately
                         $164,665,468.42  as  of  the  Cut-off  Date, are
                         manufactured    housing     installment    sales
                         contracts  originated  by  manufactured  housing
                         dealers  and purchased by  the Company from such
                         dealers or  originated by the Company.   Certain
                         of these  dealers  are  affiliates of  CHI,  the
                         parent of  the Company.   The Company  purchased
                         the  remaining  244   Contracts  (the  "Acquired
                         Contracts")    having   an    aggregate   unpaid
                         principal      balance     of      approximately
                         $6,953,464.59  as  of  the  Cut-off  Date,  from
                         different  financial institutions,  as described
                         under "The Contract  Pool" herein. Approximately
                         604  of   the  Acquired   Contracts  having   an
                         aggregate    unpaid    principal   balance    of
                         approximately $21,566,697.20  as of the  Cut-off
                         Date  were   originated  or  acquired   by  21st
                         Century  Mortgage Corporation.   The  Contracts,
                         as  of origination, were secured by Manufactured
                         Homes located  in  41  states, the  District  of
                         Columbia and Puerto Rico and  have been selected
                         by the Company  from the Company's  portfolio of
                         manufactured housing installment sale  contracts
                         and installment loans on  the basis of  criteria
                         specified   in  the   Agreement.     Monthly  or
                         bi-weekly payments of principal  and interest on
                         the Contracts  will be due on various days (each
                         a  "Due Date")  throughout each  Due Period,  as
                         defined  herein.   Approximately  14.06% of  the
                         Contracts by Cut-off Date principal balance have scheduled level payments of principal and interest due every two weeks (the "Bi-weekly
                         Contracts") and the remainder have one such payment due each month.

Group I Contracts        The   Group   I  Contracts   will   consist   of
                         approximately 3,913 fixed  rate Contracts having
                         an   aggregate  unpaid   principal  balance   of
                         $115,417,699.95.    The  APRs  on  the  Group  I
                         Contracts  range from 8.000%  to 19.950%  with a
                         weighted average  of approximately 11.438%  each
                         as of the  Cut-off Date.  The Group  I Contracts
                         had  a  weighted   average  term  to   scheduled
                         maturity  as  of  origination  of  approximately
                         188.22  months and  a  weighted average  term to
                         scheduled  maturity as  of the  Cut-off Date  of
                         approximately   186.23   months.     The   final
                         scheduled payment date on the Group I Contract with the latest maturity is August 1, 2027.
                         The  Group  I  Contracts  were  originated  from
                         March 1985 through December 1996, inclusive.

Group II Contracts       The   Group  II   Contracts   will  consist   of
                         approximately  2,479  adjustable rate  Contracts
                         having an aggregate unpaid principal  balance of
                         $77,767,930.26.     98.75%   of  the   Group  II
                         Contracts   will   consist  of   variable   rate
                         Contracts that adjust  annually or semi-annually
                         based  on the  monthly  average yield  on United
                         States   treasury  securities   adjusted  to   a
                         constant maturity of five years and .94% of the Group II Contracts adjust based on the monthly average yield on United State treasury securities adjusted to a constant maturity of one year
                         (collectively, the "CMT  Contracts").  .31% of the
                         Group II Contracts  adjust based on other indices.
                         99% of the Group II Contracts reset annually. 1% of the Group II Contracts reset semi-annually. 44.18% of the Group II Contracts have periodic caps of 2%.
                         54.57% of the Group II Contracts have an periodic cap of 1%. 1.25% of the Group II Contracts have no periodic or lifetime cap. 27.28% of the Group II Contracts have a lifetime cap of 5% plus the related initial APR, while 71.46% of the Group II Contracts have a lifetime cap of 6% plus the initial APR.

                         Subject to certain limited exceptions, the APR borne by each Group II Contract has a weighted average reset frequency of approximately 12 months and adjusts on the date set forth in the related CMT (each, a "Change Date") to equal the sum of (i) the monthly average yield on U.S. Treasury securities adjusted to a constant maturity of five years, as made available by the Federal Reserve Board (the "Index") on a "lookback date" (a date specified in each Contract which occurs up to a specified number of days before the applicable Change Date) and (ii) the number of basis points set forth in such Contract (the "Gross Margin"), subject to rounding and to the effects of the Periodic Cap, the applicable Lifetime Cap and the applicable Lifetime Floor. The "Periodic Cap" limits changes in the APR for each Group II Contract on each Change Date. The "Lifetime Cap" is the maximum APR that may be borne by a CMT Contract over its life. The "Lifetime Floor" is the minimum APR that may be borne by a CMT Contract over its life and is equal to the Gross Margin for such CMT Contract. The CMT Contracts do not provide for negative amortization.

                         As of the Cut-Off Date, the average Contract Balance of the Group II Contracts was $31,370.69. As of the Cut-Off Date, the initial APRs on the Group II Contracts ranged from 8.000% to 15.250% with a weighted average of approximately 9.881% each as of the Cut-off Date. The weighted average maximum APR of the Group II Contracts was 15.618%. The maximum APRs of the Group II Contracts ranged from 13.250% to 21.250%. The weighted average minimum APR of the Group II Contracts was 3.477%. The minimum APRs of the Group II APRs ranged from 1.280% to 8.650%. The weighted average Gross Margin of the Group II Contracts was 3.477%. The minimum Gross Margin of the Group II Contracts was 1.280% and the maximum Gross Margin of the Group II Contracts was 8.650%.

                         The Group II Contracts had a weighted average term to scheduled maturity as of origination of approximately 207.76 months and a weighted average term to scheduled maturity as of the Cut-off Date of approximately 201.493 months. The final scheduled payment date on the Group II Contract with the latest maturity is January 15, 2027. The Group II Contracts were originated from September 1984 through December 1996, inclusive.

                         See "The Contract Pool" herein and "Yield Considerations" in the Prospectus. The Agreement
                         requires the Servicer to maintain one or more standard hazard insurance policies with respect to each Manufactured Home (other than a Manufactured Home in repossession) in an amount at least equal to the lesser of its maximum insurable value or the remaining principal balance on the related Contract. The standard hazard insurance policies, at a mini-mum, are required to provide fire and extended coverage on terms and conditions customary in manu-factured housing hazard insurance policies, with customary deductible amounts. No other insurance policies will be provided with respect to any Contract or the Contract Pool. See "Description of the Certificates--Servicing" in the Prospectus.


Security Interests and
  Mortgages on the
  Manufactured Homes;
  Repurchase or
  Substitution
  Obligations            In   connection   with  the   transfer   of  the
                         Contracts  to  the  Trustee,  the  Company  will
                         assign   the    security   interests   in    the
                         Manufactured  Homes  and  (with respect  to  the
                         Land-and-Home Contracts)  the liens on  the real
                         property  on which  the  Manufactured Homes  are
                         located   to  the   Trustee.     Assignments  in
                         recordable  form for the  mortgages or  deeds of
                         trust (each, a "Mortgage")  evidencing the liens
                         on real property  that secure the  Land-and-Home
                         Contracts will not be delivered by the  Company.
                         However,  the   Company  will  deliver   to  the
                         Trustee  a  power  of  attorney  to  enable  the
                         Trustee  to  execute  such  assignments  of such
                         Mortgages securing the Land-and-Home  Contracts,
                         in  the  event  that  the  recordation  of  such
                         assignments becomes necessary  to foreclose upon
                         the  related real property.   The Servicer, with
                         the cooperation  of the Company, is  required to
                         take such  steps as are necessary to perfect and
                         maintain perfection of the  security interest in
                         each  Manufactured  Home,  but as  long  as  the
                         Company is  the Servicer, the  Servicer will not
                         be  required to  cause notations  to be  made on
                         any   document   of   title  relating   to   any
                         Manufactured Home or to execute any instrument relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show the Company as the lienholder or legal titleholder).

                         Consequently, the security interests in the Manufactured Homes in certain states may not be effectively transferred to the Trustee or perfected. See "Risk Factors--Security Interests and Mortgages on the Manufactured Homes" in the Prospectus. To the extent such security interest is perfected and is effectively transferred to the Trustee, the Trustee will have a prior claim over subsequent purchasers of the Manufactured Home, holders of subsequently perfected security interests and creditors of the Company. Under the laws of most states, Manufactured Homes constitute personal property, and perfection of a security interest in the Manufactured Home is obtained, depending on applicable state law, either by noting the security interest on the certificate of title for the Manu-factured Home or by filing a financing statement under the Uniform Commercial Code. If the Manufactured Home were relocated to another state without re-perfection of the security interests, or if the Manufactured Home were to become attached to its site and a determination were made that the security interest was subject to real estate title and recording laws, or as a result of fraud or negligence, the Trustee could lose its prior perfected security interest in a Manufactured Home. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on installment sales contracts, and certain of these laws make an assignee of such a contract, such as the Trust Fund, liable to the obligor thereon for any violation by the lender. The Company is obligated, subject to certain conditions described under "Description of the Certificates--Conveyance of Contracts" to repurchase or, at its option, to substitute another contract for, any Contract as to which it has failed to perfect a security interest in the Manufactured Home securing such Contract, or as to which a breach of federal or state laws exists if such breach materially adversely affects the Trustee's interest in the Contract, unless such failure or breach has been cured within 90 days from notice of such breach. See "Risk Factors--Security Interests and Mortgages on the Manufactured Homes," "--Consumer Protection Laws and Other Limitations on Lenders" and "--Priority of Possible Tennessee Tax Lien" in the Prospectus.

                         The discussion in the previous paragraph as it relates to maintaining a security interest in a Manufactured Home does not apply to any Mortgages securing Land-and-Home Contracts. See "Risk Factors--Security Interests and Certain Other Aspects of the Contracts" herein for a description of certain considerations relating to the assignment of liens on the real property securing Land-and-Home Contracts.

Certain Federal Income
  Tax Consequences       For federal income tax purposes, the  Trust Fund
                         will  be  treated  as  a  real  estate  mortgage
                         investment  conduit ("REMIC").   The  Senior and
                         Subordinate    Certificates   will    constitute
                         "regular interests"  in the REMIC  and generally
                         will  be  treated  as debt  instruments  of  the
                         Trust Fund  for federal income tax purposes with
                         payment  terms equivalent  to the  terms of such
                         Certificates.  The Class  R Certificate  will be
                         treated  as the  residual  interest for  federal
                         income tax  purposes.  The  Offered Certificates
                         may be  issued with original  issue discount for
                         federal income  tax purposes.   For purposes  of
                         determining the amount  and the rate  of accrual
                         of original issue discount and  market discount,
                         the Company  intends to assume  that there  will
                         be prepayments  on the Contracts at a rate equal
                         to  185% of  the  Prepayment Model  (as  defined
                         herein) for  the Group I  Contracts and  200% of
                         the   Prepayment   Model  for   the   Group   II
                         Contracts.   No  representation  is  made as  to
                         whether the Contracts will prepay at that rate or any other rate. See "Certain Federal Income
                         Tax Consequences" herein and in the Prospectus.

ERISA Considerations     A  fiduciary of an employee benefit plan subject
                         to the Employee  Retirement Income Security  Act
                         of 1974, as  amended ("ERISA"), or  Section 4975
                         of  the  Internal  Revenue  Code  of   1986,  as
                         amended  (the "Code"),  should carefully  review
                         with its legal advisors whether the purchase  or
                         holding of  the Senior  Certificates could  give
                         rise   to  a   transaction  prohibited   or  not
                         otherwise permissible  under ERISA or  the Code.
                         See "ERISA Considerations" herein and in the Prospectus.

                         An employee benefit plan or other plan subject to ERISA and/or Section 4975 of the Code will not be permitted to purchase or hold the Subordinate Certificates unless the certification or opinion of counsel described under "ERISA Considerations" is
                         delivered   to    the   Trustee.       See    "ERISA
                         Considerations" herein and in the Prospectus.

Legal Investment
  Considerations         The   Senior   Certificates   and   the   Senior
                         Subordinate    Certificates    will   constitute
                         "mortgage   related   securities"   under    the
                         Secondary  Mortgage  Market Enhancement  Act  of
                         1984 and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in that Act.

                         Since the Junior Subordinate Certificates will not be rated by a nationally recognized rating agency in one of its two highest rating categories, the Junior Subordinate Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. No
                         representation  is   made  as  to   the  appropriate
                         characterization of the Junior Subordinate Certificates under any laws relating to investment restrictions, as to which investors should consult their legal advisors. See "Legal Investment Considerations" herein and in the Prospectus.

Rating It is a condition to the issuance of the Senior Certificates that they be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"). It is a condition to the issuance of the Senior Subordinate Certificates that they be rated at least "Aa3" by Moody's. It is a condition to the issuance of the Junior Subordinate Certificates that they be rated at least "Baa2" by Moody's. The Company has not requested a rating on the Certificates by any rating agency other than Moody's. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or if it does, what rating would be assigned by any such other rating agency. A rating on any or all of the Offered Certificates by certain other rating agencies, if assigned at all, may be lower than the ratings assigned to such Certificates by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The rating of the Limited Guarantee Certificates is based in part on an assessment of CHI's ability to make payments under the Limited Guarantee. Any reduction in Moody's rating of CHI's debt securities may result in a similar reduction of the rating of the Limited Guarantee Certificates. See "Ratings" in the Prospectus.

Registration of the
  Offered Certificates   The  Offered  Certificates   initially  will  be
                         represented by certificates registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof.

                         Certificates representing the Offered Certificates will be issued in definitive form only under the
                         limited   circumstances  described   herein.     All
                         references herein to "holders" or "holders of the Offered Certificates" shall reflect the rights of Owners of the Offered Certificates as they may indirectly exercise such rights through DTC in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"), in Europe, and participating members thereof, except as otherwise
                         specified   herein.      See  "Risk   Factors"   and
                         "Description of the Certificates--Registration of the Offered Certificates" herein and "Description of
                         the   Certificates--Global   Certificates"   in  the
                         Prospectus.


                                 RISK FACTORS

    Prospective investors in the Offered Certificates should consider among other things, the following special considerations and the special considerations in the Prospectus in connection with the purchase of the Offered Certificates. See "Risk Factors" in the Prospectus.

    1. General. An investment in the Offered Certificates evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts. The geographic location of the Manufactured Homes is set forth under "The Contract Pool" herein. As set forth under "The Contract Pool," approximately 26.39%, 19.25%, 13.04% and 7.64% of the Group I Contracts by outstanding principal balance are located in Texas, North
Carolina, Tennessee and Virginia, respectively. As set forth under "The Contract Pool," approximately 22.03%, 26.33%, 16.16% and 8.00% of the Group II Contracts by outstanding principal balance are located in Texas, North Carolina, South Carolina and Kentucky, respectively. See "The Trust Fund-- The Contract Pools" in the Prospectus. Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of the Manufactured Homes could be or become lower than the principal balances of the related Contracts. See "The Contract Pool" herein.

    With  respect to  each  Group  of  Certificates, high  delinquencies  and liquidation losses on the Contracts related to such Group will have the effect of reducing, and could eliminate, the protection against loss afforded by, with respect to the Senior Certificates, the subordination of the Subordinate Certificates and Class R Certificates, and with respect to the Senior Subordinate Certificates, the subordination of the Junior Subordinate Certificates and Class R Certificates. If such protection is eliminated, the Senior Certificateholders will bear the risk of losses on the Contracts and must rely on the value of the Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts. See "--Subordination of the Senior Subordinate Certificates" and "--Subordination of the Junior Subordinate and Class R Certificates." With respect to the Senior Subordinate Certificates, sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against loss afforded the Senior Subordinate Certificates by the subordination of the Junior Subordinate and Class R Certificates. If such protection is eliminated, the Senior Subordinate Certificateholders will bear the risk of losses on the Contracts and must rely on the value of the Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts. With respect to the Limited Guarantee Certificates, sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against loss afforded by the collections of interest, if any, on the Contracts in excess of the aggregate amount of interest due to be distributed on the Offered Certificates, which excess interest amount, if any, would otherwise be distributable on the Class R Certificate. If such protection is eliminated and CHI fails to make payments as required under the Limited Guarantee or the Alternate Credit Enhancement is less than the Class I B-2 or Class II B-3 Formula Distribution Amount, as applicable, the Class I B-2 or Class II B-3 Certificateholders, as applicable, will bear the risk of losses on the Contracts.

    Certain statistical information relating to the losses experienced by the Company and its affiliates upon the liquidation of certain manufactured housing contracts is set forth herein under "Vanderbilt Mortgage and Finance, Inc." Such statistical information relates only to certain manufactured housing contracts serviced by the Company during the periods indicated and is included herein only for illustrative purposes. There is no assurance that the Contracts will have the characteristics that are similar to the manufactured housing contracts to which such statistical information relates. In addition, the losses experienced upon recovery of principal upon the liquidation of manufactured housing contracts historically have been sharply affected by downturns in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon liquidation. In light of the foregoing, no assurance can be given that the losses experienced upon the liquidation of defaulted Contracts will be similar to any statistical information contained herein under "Vanderbilt Mortgage and Finance, Inc." See "The Trust Fund--The Contract Pools" in the Prospectus.

    2. Prepayment Considerations. The prepayment experience on the Contracts may affect the average life of the Offered Certificates. In the event a Contract is prepaid in full, interest on such Contract will cease to accrue on the date of prepayment. If such prepayments and related interest shortfalls were sufficiently high in a month, the Group I or Group II Available Distribution Amount, as applicable, for the next Remittance Date could be less than the amount of principal and interest that would be distributable to the Group I or Group II Certificateholders, as applicable, in the absence of such shortfalls. See "Yield and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus.

    3. Limited Obligations. The Offered Certificates will not represent an interest in or obligation of the Company or any Servicer. The Offered Certificates will not be insured or guaranteed by any governmental agency or instrumentality, the Underwriters or any of their affiliates, or the Company or any of its affiliates (except to the extent of the Limited Guarantee of CHI in respect of the Limited Guarantee Certificates) and will be payable only from amounts held in the Trust Fund.

    4. Limited Liquidity. There can be no assurance that a secondary market will develop for any Class of Offered Certificates or, if it does develop, that it will provide the holders of the Offered Certificates with liquidity of investment or that it will remain for the term of the Offered Certificates. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Registration of the Offered Certificates" herein. The Junior Subordinate Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the Junior Subordinate Certificates, limiting the market for such securities.

    5. Security Interests and Certain Other Aspects of the Contracts. A variety of factors may limit the ability of the Certificateholders to realize upon the Manufactured Homes securing the contracts or may limit the amount realized to less than the amount due. See "Risk Factors--Security Interests and Mortgages on the Manufactured Homes" and "--Consumer Protection Laws and Other Limitations on Lenders" in the Prospectus.

    6. Certain Matters Relating to Insolvency. The bankruptcy or insolvency of the Company could have certain consequences for the holders of the Offered Certificates. See "Risk Factors--Certain Matters Relating to Insolvency" in the Prospectus.

    7.   Priority  of  Possible  Tennessee Tax  Lien.   See  "Risk  Factors--
Priority of Possible Tennessee Tax Lien" in the Prospectus.

    8.  Louisiana Law.  See "Risk Factors--Louisiana Law" in the Prospectus.

    9.   Limitations  on Subordination.   See  "Risk Factors--Limitations  on
Subordination" in the Prospectus.

    10.    Difficulty  in  Pledging.    Since  transactions  in  the  Offered
Certificates can be effected only through The Depository Trust Company ("DTC"), Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of an Owner of the Offered Certificates to pledge an Offered Certificate to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take action in respect of such Certificates, may be limited due to lack of a physical certificate representing the Offered Certificates. See "Description of the Certificates- -Registration of the Offered Certificates" herein.

    11. Potential Delays in Receipt of Distributions. Owners of the Offered Certificates may experience some delay in their receipt of distributions of interest and principal on the Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein), which will thereafter credit them to the accounts of Owners of the Offered Certificates either directly or indirectly through indirect participants. See "Description of the Certificates--Registration of the Offered Certificates" herein.

    12. Limited Guarantee of CHI. The Limited Guarantee, if applicable, will be an unsecured general obligation of CHI and will not be supported by any letter of credit or other enhancement arrangement. See "Incorporation of Certain Documents of CHI by Reference" in the Prospectus.

    13. Alternate Credit Enhancement. If CHI has replaced the Limited Guarantee with an Alternate Credit Enhancement and such Alternate Credit Enhancement is exhausted, CHI has no obligation to replace such enhancement. Consequently, the Limited Guarantee Certificates may bear a greater risk of loss on the Contracts than if the Limited Guarantee was in place and CHI was able to make payments pursuant to the Limited Guarantee.

    14. Basis Risk. The majority of Group II Contracts accrue interest at variable rates based primarily on changes in the monthly average yield on United States treasury securities adjusted to a constant maturity of five years ("CMT Rate") as described herein and such interest rate is adjusted semi-annually or annually. The Group II Certificates, however, accrue interest at variable rates based on changes in LIBOR or the Net Funds Cap in certain instances and the interest rate of the Group II Certificates is adjusted monthly. As a result, there may be periods during which the weighted average rate at which the Group II Contracts are accruing interest may not reflect the then current spread between the CMT Rate (assuming the interest rate on all Group II Contracts is adjusted monthly) and LIBOR. Accordingly, the amount of collections with respect to interest on the Group II Contracts available to pay the interest requirement on the Group II Certificates (which may have increased) and other amounts due on the Group II Certificates during such period may be less than would be the case if the interest rate on the Group II Contracts were adjusted monthly.


                              THE CONTRACT POOL

    All of the Contracts in the Trust Fund (the "Contract Pool") will be purchased or originated by the Company. Each Contract will be a manufactured housing installment sales contract or installment loan agreement (manufactured housing installment sales contracts and installment loan agreements being collectively referred to herein as "manufactured housing contracts" or "contracts"). The statistical information presented in this Prospectus Supplement concerning the Contract Pool is based on the Contract Pool of Contracts as of the Cut-off Date.

    A description of the Company's general practice with respect to the origination or purchase, on an individual basis, of manufactured housing contracts is set forth under "Underwriting Policies" in the Prospectus.

    Under the Agreement, the manufactured homes securing the Contracts (the "Manufactured Homes") are required to comply with the requirements of certain federal statutes which generally would require the Manufactured Homes to have a minimum of 400 square feet of living space and a minimum width of 102 inches and to be of a kind customarily used at a fixed location. Such statutes would also require the Manufactured Homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The Manufactured Homes are also required to include the plumbing, heating, air conditioning, and electrical systems therein. Management of the Company estimates that in excess of 95% of the Manufactured Homes are used as primary residences by the Obligors under the Contracts secured by such Manufactured Homes.

    The Agreement requires the Servicer to maintain hazard insurance policies with respect to each Manufactured Home in the amounts and manner set forth herein under "Description of the Certificates--Servicing" in the Prospectus. Generally, no other insurance will be maintained with respect to the Manufactured Homes, the Contracts or the Contract Pool.

    The Company will cause to be conveyed to the Trustee the Contracts and all rights to receive payments on the Contracts that have not been received prior to December 26, 1996, including any such payments that were due prior to such date but were not received prior to such date. Payments due on or after December 26, 1996, that have been received by the Company prior to December 26, 1996 will be the property of the Company and will not be part of the Trust Fund. The Servicer will retain physical possession of the Contract documents. See "Description of the Certificates--Conveyance of Contracts" herein.

    The Contract Pool will consist of approximately 6,392 Contracts having an aggregate principal balance as of the Cut-off Date of approximately $193,185,630.21. Each Contract was originated on or after September 1984. 5,544 of the Contracts, having an aggregate unpaid principal balance of approximately $164,665,468 as of the Cut-off Date, are manufactured housing installment sale contracts originated by manufactured housing dealers and purchased by the Company from such dealers or originated by the Company. Certain of these dealers are affiliates of CHI, the parent of the Company. The Company purchased the remaining 848 Contracts (the "Acquired Contracts") from different financial institutions. Approximately 604 of the Acquired Contracts (the "21st Century Contracts") having an aggregate unpaid principal balance of approximately $21,566,697.20 as of the Cut-off Date were originated or acquired by 21st Century Mortgage Corporation, a Delaware corporation ("21st Century"). The 21st Century Contracts constitute approximately 11.16% of the Contract Pool. 21st Century was founded in 1995 for the origination, acquisition and servicing of manufactured housing contracts like the Contracts. Certain of the officers of 21st Century were previously officers of the Company and the President of the Company is on the Board of Directors of 21st Century. CHI is a minority stockholder of 21st Century. 21st Century will act as subservicer for the 21st Century
Contracts. The Servicer, however, will remain primarily liable for the servicing of the 21st Century Contracts. See "Vanderbilt Mortgage and Finance, Inc." in the Prospectus.

    Based solely upon the Company's review of a sample of the Acquired Contracts undertaken in connection with its purchase of such Contracts from such institutions, the Company's management does not believe that the Acquired Contracts, as a whole, were underwritten in accordance with underwriting standards that are as strict as those used by the Company in underwriting contracts that it originates or purchases on an individual basis. See "Underwriting Policies" in the Prospectus.

    Approximately 14.06% of the Contracts (the "Bi-weekly Contracts") by principal balance as of the Cut-off Date have bi-weekly scheduled payments of principal and interest, and the remainder of the Contracts have monthly scheduled payments of principal and interest. Under a Bi-weekly Contract the obligor authorizes the Company to automatically debit the obligor's account for the payment of each scheduled payment. If the obligor terminates such account or the authorization of the Company to debit such account, then such Bi-weekly Contract is converted to a Contract with scheduled monthly payments.

    Approximately 5.28% of the Contracts (the "Escalating Principal Payment Contracts") by principal balance as of the Cut-off Date provide for an annual increase in monthly payments over the first five years of the term of the Contract. Under an Escalating Principal Payment Contract, the original term of the contract is 36 years, providing initially for lower monthly payments than if the contract were of a shorter term. Each year for a period of five years, the term of the Escalating Principal Payment Contract automatically converts to a shorter term, and the monthly payment increases accordingly. At year six, the monthly payment increases to a level monthly payment which fully amortizes the remaining principal over a twelve year term. There is no period in which the Escalating Principal Payment Contracts have negative amortization.

    Each Contract in Group I has a fixed annual percentage rate of interest (the "APR") and, except for the Escalating Principal Payment Contracts, generally provides for level payments over the term of such Contract. Each Contract in Group II has an adjustable APR, as further described herein. Each Contract fully amortizes the principal balance of the Contract over the term of the Contract. All of the Contracts are actuarial obligations. The portion of each scheduled payment for any Contract allocable to principal is equal to the total amount thereof less the portion allocable to interest. The portion of each scheduled payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest (or 14 days' interest in the case of a Bi-weekly Contract) on the principal balance of the Contract, which principal balance is determined by reducing the initial principal balance by the principal portion of all scheduled payments that were due in prior months (whether or not such scheduled payments were timely made) and all prior partial principal prepayments. Thus, each payment allocated to a scheduled monthly or bi-weekly payment of a Contract will be applied to interest and to principal in accordance with such precomputed allocation whether such scheduled payments are received in advance of or subsequent to their Due Dates. All payments received on the Contracts (other than payments allocated to items other than principal and interest or payments sufficient to pay the outstanding principal balance of and all accrued and unpaid interest on such Contracts) will be applied when received to current and any previously unpaid scheduled monthly payments in the order of the Due Dates of such payments and any payments that exceed the amount necessary to bring the Contract current are applied to the partial prepayment of principal of the Contract.

    Except as otherwise provided herein with respect to certain Acquired Contracts, for each Land-and-Home Contract, the Company financed the purchase of the Manufactured Home and either took as additional security a Mortgage on the property on which the Manufactured Home is located or, in certain cases, the Company took a Mortgage on other property pledged on behalf of the Obligor, or took a Mortgage on the property on which the Manufactured Home is located in lieu of a down payment in the form of cash or the value of a trade-in unit, or as additional security. Approximately 12.23% of the Contracts by outstanding principal balance as of the Cut-off Date are secured by a Mortgage on the property on which the Manufactured Home is located in lieu of a down payment in the form of cash or the value of a trade-in unit. See "Certain Legal Aspects of the Contracts" in the Prospectus.

GROUP I CONTRACTS

    71.86% of the Group I Contracts by outstanding principal balance as of the Cut-off Date are secured by Manufactured Homes which were new at the time the related Group I Contracts were originated and 28.14% of the Group I Contracts by outstanding principal balance as of the Cut-off Date are secured by Manufactured Homes which were used at the time the related Group I Contracts were originated. Each Group I Contract has an APR of at least 8.00% and not more than 19.950%. The weighted average APR of the Group I
Contracts as of the Cut-off Date is approximately 11.438%. The Group I Contracts have remaining maturities as of the Cut-off Date of at least 48 months but not more than 368 months and original maturities of at least 48 months but not more than 369 months. As of the Cut-off Date, the Group I Contracts had a weighted average original term to scheduled maturity of approximately 188.22 months, and a weighted average remaining term to scheduled maturity of approximately 186.23 months. The remaining term to stated maturity of a Group I Contract is calculated as the number of months from the Cut-off Date to the original scheduled maturity date of such Group I Contract. The average outstanding principal balance of the Group I Contracts as of the Cut-off Date was approximately $29,495.96. The weighted average loan-to-value ratio at the time of origination of the Group I Contracts was approximately 87.63%. Generally, "value" in such calculation is equal to the sum of the down payment (which includes the value of any trade-in unit), the original amount financed on the related Group I Contract, which may include sales and other taxes, and, in the case of a Land-and-Home Contract, the value of the land securing the Group I Contract as estimated by the dealer. Manufactured Homes, unlike site-built homes, generally depreciate in value, and it has been the Company's experience that, upon repossession, the market value of a Manufactured Home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. The Group I Contracts are secured by Manufactured Homes and real estate located in 41 states and the District of Columbia. Approximately 26.39%, 19.25%, 13.04% and 6.29% of the Group I Contracts by outstanding principal balance as of the Cut-off Date were secured by Manufactured Homes or real estate located in Texas, North Carolina, Tennessee and South Carolina, respectively; 7.64% in Virginia; and 5.67% in Kentucky. No other state represented more than 4.77% of the Group I Contracts.


                              GROUP I STATISTICS

    Set forth below is a description of certain additional characteristics of the Group I Contracts as of the Cut-off Date. Percentages may not add to 100.00% due to rounding. Totals may not add to aggregate balances due to rounding.

 GEOGRAPHICAL DISTRIBUTION OF MANUFACTURED HOMES AS OF ORIGINATION - GROUP I

                                                                                                                Percentage of
                                                                                                                Contract Pool
                                             Number of                     Aggregate Principal                  by Outstanding
                                             Contracts                     Balance Outstanding                Principal Balance
State                                    As of Cut-off Date                 As of Cut-Off Date                As of Cut-off Date
-----                                    ------------------                -------------------                ------------------


Alabama                                                  39                      $   1,013,172                          0.88
Arkansas                                                  3                            132,811                          0.12
Arizona                                                  58                          2,394,280                          2.07
California                                                9                            412,092                          0.36
Colorado                                                 49                          1,907,144                          1.65
Connecticut                                               1                             38,606                          0.03
District of Columbia                                      1                             13,827                          0.01
Delaware                                                 15                            635,403                          0.55
Florida                                                 170                          5,506,555                          4.77
Georgia                                                  81                          1,868,387                          1.62
Iowa                                                      6                            183,958                          0.16
Idaho                                                     2                             90,818                          0.08
Illinois                                                  7                            193,675                          0.17
Indiana                                                  18                            474,561                          0.41
Kansas                                                    1                             21,902                          0.02
Kentucky                                                252                          6,541,638                          5.67
Louisiana                                                47                          1,378,017                          1.19
Massachusetts                                             1                             28,211                          0.02
Maryland                                                 15                            524,359                          0.45
Michigan                                                  5                            198,265                          0.17
Minnesota                                                 1                             36,857                          0.03
Missouri                                                 14                            493,161                          0.43
Mississippi                                              34                            853,639                          0.74
Montana                                                   4                            203,972                          0.18
North Carolina                                          842                         22,217,691                         19.25
Nebraska                                                  1                             55,426                          0.05
New Hampshire                                             1                             26,154                          0.02
New Jersey                                                3                            255,702                          0.22
New Mexico                                               37                          1,273,195                          1.10
Nevada                                                    4                             98,072                          0.08
New York                                                 23                            841,805                          0.73
Ohio                                                     41                          1,188,102                          1.03
Oklahoma                                                 53                          1,797,181                          1.56
Oregon                                                    3                             75,272                          0.07
Pennsylvania                                             13                            367,781                          0.32
South Carolina                                          250                          7,258,735                          6.29
Tennessee                                               542                         15,054,857                         13.04
Texas                                                   962                         30,458,524                         26.39
Virginia                                                294                          8,819,876                          7.64
Washington                                                4                            223,301                          0.19
Wisconsin                                                 1                            113,291                          0.10
West Virginia                                             6                            147,424                          0.13
                                                      -----                       ------------                        -------
  Total                                               3,913                       $115,417,700                        100.00%
                                                      =====                       ============                        =======




                 YEARS OF ORIGINATION OF CONTRACTS - GROUP  I

                                                                                                                  Percentage of
                                              Number of                                                            Contract Pool
                                              Contracts                      Aggregate Principal                  by Outstanding
                                                As of                        Balance Outstanding                 Principal Balance
Year of Origination                         Cut-off Date                     As of Cut-off Date                 As of Cut-off Date
-------------------                         ------------                     -------------------                ------------------

1985  . . . . . . . . . . . . . . .                6                          $       62,022                               .05
1986  . . . . . . . . . . . . . . .               15                                 144,444                               .13
1987  . . . . . . . . . . . . . . .               12                                 148,963                               .13
1988  . . . . . . . . . . . . . . .                7                                 110,090                               .10
1989  . . . . . . . . . . . . . . .               10                                 152,329                               .13
1990  . . . . . . . . . . . . . . .               19                                 316,030                               .27
1991  . . . . . . . . . . . . . . .                4                                  66,267                               .06
1992  . . . . . . . . . . . . . . .                4                                  68,502                               .06
1993  . . . . . . . . . . . . . . .                5                                  87,382                               .08
1994  . . . . . . . . . . . . . . .                4                                  56,120                               .05
1995  . . . . . . . . . . . . . . .               47                               1,827,885                              1.58
1996  . . . . . . . . . . . . . . .            3,780                             112,377,666                             97.37
                                             ---------                        ----------------                         ---------
  Total . . . . . . . . . . . . . .            3,913                            $115,417,700                            100.00%
                                             =========                        ================                         =========



             DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS - GROUP I

                                                                                                                     Percentage of
                                                       Number of                     Aggregate                       Contract Pool
                                                       Contracts                 Principal Balance                  by Outstanding
Original Contract Amount                                 As of                      Outstanding                    Principal Balance
        (in Dollars)                                  Cut-off Date               As of Cut-off Date               As of Cut-off Date
------------------------                              ------------               ------------------               ------------------


$0  -    5,000  . . . . . . . . . . . . . . . .               1                     $       12,140                        0.01
$5,001   -   10,000 . . . . . . . . . . . . . .             141                          1,163,576                        1.01
$10,001  -   15,000 . . . . . . . . . . . . . .             466                          5,884,603                        5.10
$15,001  -   20,000 . . . . . . . . . . . . . .             609                         10,325,147                        8.95
$20,001  -   25,000 . . . . . . . . . . . . . .             532                         11,825,806                       10.25
$25,001  -   30,000 . . . . . . . . . . . . . .             593                         16,171,827                       14.01
$30,001  -   35,000 . . . . . . . . . . . . . .             480                         15,441,508                       13.38
$35,001  -   40,000 . . . . . . . . . . . . . .             295                         10,974,151                        9.51
$40,001  -   45,000 . . . . . . . . . . . . . .             201                          8,479,813                        7.35
$45,001  -   50,000 . . . . . . . . . . . . . .             197                          9,257,807                        8.02
$50,001  -   55,000 . . . . . . . . . . . . . .             119                          6,195,204                        5.37
$55,001  -   60,000 . . . . . . . . . . . . . .              95                          5,425,969                        4.70
$60,001  -   65,000 . . . . . . . . . . . . . .              58                          3,605,335                        3.12
$65,001  -   70,000 . . . . . . . . . . . . . .              37                          2,483,734                        2.15
$70,001  -   75,000 . . . . . . . . . . . . . .              30                          2,169,534                        1.88
$75,001  -   80,000 . . . . . . . . . . . . . .              11                            850,947                        0.74
$80,001  -   85,000 . . . . . . . . . . . . . .              15                          1,239,255                        1.07
$85,001  -   90,000 . . . . . . . . . . . . . .               6                            530,450                        0.46
$90,001  -   95,000 . . . . . . . . . . . . . .               3                            276,795                        0.24
$95,001  -   100,000  . . . . . . . . . . . . .               7                            670,204                        0.58
$100,001 -   105,000  . . . . . . . . . . . . .               4                            408,859                        0.35
$105,001 -   110,000  . . . . . . . . . . . . .               3                            322,166                        0.28
$110,001 -   115,000  . . . . . . . . . . . . .               3                            338,029                        0.29
$115,001 -   120,000  . . . . . . . . . . . . .               1                            117,040                        0.10
$120,001 -   125,000  . . . . . . . . . . . . .               1                            122,107                        0.11
$125,001 -   130,000  . . . . . . . . . . . . .               1                            128,999                        0.11
$130,001 or Greater . . . . . . . . . . . . . .               4                            996,693                        0.86
                                                        ---------                   ----------------                  -----------
  Total . . . . . . . . . . . . . . . . . . . .           3,913                       $115,417,700                      100.00%
                                                        =========                   ================                  ===========


  DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS(1) (ROUNDED TO 1%) - GROUP I

                                                                                                                  Percentage of
                                                     Number                                                       Contract Pool
                                                  of Contracts             Aggregate Principal                   by Outstanding
                Original                             As of                 Balance Outstanding                  Principal Balance
           Loan-to-Value Ratio                    Cut-off Date             As of Cut-off Date                  As of Cut-off Date
---------------------------------------           ------------             -------------------                 ------------------

Less than 61% . . . . . . . . . . . . .                   246                   $   5,185,966                             4.49
  61.00% - 65.999%  . . . . . . . . . .                   106                       2,530,710                             2.19
  66.00% - 70.999%  . . . . . . . . . .                   126                       3,973,649                             3.44
  71.00% - 75.999%  . . . . . . . . . .                   146                       4,490,889                             3.89
  76.00% - 80.999%  . . . . . . . . . .                   256                       7,700,520                             6.67
  81.00% - 85.999%  . . . . . . . . . .                   416                      11,867,161                            10.28
  86.00% - 90.999%  . . . . . . . . . .                   960                      29,156,402                            25.26
  91.00% - 100.00%  . . . . . . . . . .                 1,657                      50,512,404                            43.76
   Total  . . . . . . . . . . . . . . .                 3,913                    $115,417,700                           100.00%


_________
(1) The  definition of  "Value"  is set  forth  above.   Manufactured  Homes,
    unlike site-built homes, generally depreciate in value, and it should generally be expected, especially with Contracts with high loan-to-value ratios at origination, that any time after the origination of a Contract, the market value of the Manufactured Home securing such Contract may be lower than the outstanding principal balance of such Contract.


                           CONTRACT RATES - GROUP I

                                                                                                                Percentage of
                                                                                                                Contract Pool
                                                       Number of                 Aggregate Principal            by Outstanding
Ranges of Contracts by                                  Contracts                Balance Outstanding           Principal Balance
     Contract Rate                                 As of Cut-off Date            As of Cut-off Date           As of Cut-off Date
-----------------------------------------          ------------------            -------------------          ------------------

7.000%   -   8.00%  . . . . . . . . . . .                       20                   $   1,090,756                         .95
8.001%   -   9.00%  . . . . . . . . . . .                      110                       4,741,611                        4.11
9.001%   -   10.00% . . . . . . . . . . .                      290                      11,602,512                       10.05
10.001%  -   11.00% . . . . . . . . . . .                      837                      26,949,791                       23.35
11.001%  -   12.00% . . . . . . . . . . .                    1,122                      37,695,426                       32.66
12.001%  -   13.00% . . . . . . . . . . .                      953                      23,801,466                       20.62
13.001%  -   14.00% . . . . . . . . . . .                      391                       6,911,953                        5.99
14.001%  -   15.00% . . . . . . . . . . .                      146                       2,029,969                        1.76
15.001%  -   16.00% . . . . . . . . . . .                       25                         360,227                         .31
16.001%  -   17.00% . . . . . . . . . . .                        4                          49,041                         .04
17.001%  -   18.00% . . . . . . . . . . .                       13                         161,158                         .14
18.001%  -   19.00% . . . . . . . . . . .                        1                          10,320                         .01
19.001%  -   20.00% . . . . . . . . . . .                        1                          13,469                         .01
                                                             -----                    ------------                      -------
  Total . . . . . . . . . . . . . . . . .                    3,913                    $115,417,700                      100.00%
                                                             =====                    ============                      =======


                    REMAINING MONTHS TO MATURITY - GROUP I

                                                                                                                  Percentage of
                                                                                                                  Contract Pool
                                                   Number of                  Aggregate Principal                 by Outstanding
           Months Remaining                        Contracts                  Balance Outstanding               Principal Balance
          As of Cut-off Date                   As of Cut-off Date             As of Cut-off Date               As of Cut-off Date
          ------------------                   ------------------             -------------------              ------------------

20-72 . . . . . . . . . . . . . . . .                      238                    $   2,606,653                           2.26
73-84 . . . . . . . . . . . . . . . .                      375                        5,847,033                           5.07
85-120  . . . . . . . . . . . . . . .                      731                       15,272,379                          13.23
121-156 . . . . . . . . . . . . . . .                      566                       14,723,491                          12.76
157-180 . . . . . . . . . . . . . . .                      686                       20,741,361                          17.97
181-240 . . . . . . . . . . . . . . .                    1,033                       40,524,293                          35.11
241-299 . . . . . . . . . . . . . . .                      158                        8,494,447                           7.36
300-360 . . . . . . . . . . . . . . .                      125                        7,152,746                           6.20
Greater than 360  . . . . . . . . . .                        1                           55,297                            .05
                                                         -----                     ------------                         -------
  Total . . . . . . . . . . . . . . .                    3,913                     $115,417,700                         100.00%
                                                         =====                     ============                         =======



GROUP II CONTRACTS

    82.80% of the Group II Contracts by outstanding principal balance as of the Cut-off Date are secured by Manufactured Homes which were new at the time the related Group II Contracts were originated and 17.20% of the Group II Contracts by outstanding principal balance as of the Cut-off Date are secured by Manufactured Homes which were used at the time the related Group II Contracts were originated. Each Group II Contract has an APR of at least 8.000% and not more than 15.250%. The weighted average APR of the Group II
Contracts as of the Cut-off Date is approximately 9.881%. The Group II Contracts have remaining maturities as of the Cut-off Date of at least 48 months but not more than 360 months and original maturities of at least 48 months but not more than 360 months. As of the Cut-off Date, the Group II Contracts had a weighted average original term to scheduled maturity of approximately 207.76 months, and a weighted average remaining term to scheduled maturity of approximately 201.49 months. The remaining term to stated maturity of a Group II Contract is calculated as the number of months from the Cut-off Date to the original scheduled maturity date of such Group II Contract. The average outstanding principal balance of the Group II Contracts as of the Cut-off Date was approximately $31,370.69. The weighted average loan-to-value ratio at the time of origination of the Group II Contracts was approximately 87.790%. The calculation of the loan-to-value for the Group II Contracts is as set forth under the "The Contract Pool-- Group I Contracts". Manufactured Homes, unlike site-built homes, generally depreciate in value, and it has been the Company's experience that, upon repossession, the market value of a Manufactured Home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. The Group II Contracts are secured by Manufactured Homes and real estate located in 28 states, the District of Columbia and Puerto Rico. Approximately 22.03%, 26.33%, 6.35% and 16.16% of the Group II Contracts by outstanding principal balance as of the Cut-off Date were secured by Manufactured Homes or real estate located in Texas, North Carolina, Tennessee and South Carolina, respectively; 5.25% in Florida; and 8.00% in Kentucky. No other state represented more than 4.68% of the Group II Contracts.

    The Periodic Cap for the Group II Contracts ranged from 1.00% to 2.00% with a weighted average of approximately 1.447%. The Months to Interest Roll for the Group II Contracts ranged from 1 to 14 months with a weighted average of approximately 8.483 months. The Payment Roll Frequency was 12 months.


                             GROUP II STATISTICS

    Set forth below is a description of certain additional characteristics of the Contracts as of the Cut-off Date. Percentages may not add to 100.00% due to rounding. Totals may not add to aggregate balances due to rounding.



 GEOGRAPHICAL DISTRIBUTION OF MANUFACTURED HOMES AS OF ORIGINATION - GROUP II

                                                                                                                   Percentage of
                                                                                                                   Contract Pool
                                                Number of                      Aggregate Principal                 by Outstanding
                                                Contracts                      Balance Outstanding               Principal Balance
State                                       As of Cut-off Date                  As of Cut-Off Date               As of Cut-off Date
-----                                       ------------------                 -------------------               ------------------


Alabama                                                  18                         $    496,095                         .64
Arkansas                                                 21                              745,663                         .96
Arizona                                                   5                              140,782                         .18
California                                                4                              111,709                         .14
Colorado                                                  5                              228,662                         .29
Connecticut                                               3                              137,712                         .18
District of Columbia                                      3                              116,381                         .15
Florida                                                 137                            4,082,027                        5.25
Georgia                                                  95                            1,846,590                        2.37
Indiana                                                  13                              345,920                         .44
Kentucky                                                220                            6,219,279                        8.00
Louisiana                                                50                            1,460,743                        1.88
Maryland                                                  3                              127,479                         .16
Michigan                                                  2                               60,808                         .08
Missouri                                                  8                              331,933                         .43
Mississippi                                              12                              355,660                         .46
North Carolina                                          614                           20,478,039                       26.33
New Jersey                                                2                               39,511                         .05
New Mexico                                               22                              802,683                        1.03
New York                                                  9                              400,884                         .52
Ohio                                                     10                              338,177                         .43
Oklahoma                                                  8                              241,178                         .31
Oregon                                                    6                              194,428                         .25
Pennsylvania                                              2                               71,628                         .09
Puerto Rico                                               1                               18,787                         .02
South Carolina                                          379                           12,570,830                       16.16
Tennessee                                               172                            4,939,172                        6.35
Texas                                                   544                           17,132,400                       22.03
Virginia                                                108                            3,640,384                        4.68
West Virginia                                             3                               92,384                         .12
                                                      -----                          -----------                      -------
  Total                                               2,479                          $77,767,930                      100.00%
                                                      =====                          ===========                      =======




                 YEARS OF ORIGINATION OF CONTRACTS - GROUP II

                                                                                                                 Percentage of
                                                                                  Aggregate                      Contract Pool
                                              Number of                       Principal Balance                 by Outstanding
                                              Contracts                          Outstanding                   Principal Balance
         Year of Origination              As of Cut-off Date                 As of Cut-off Date               As of Cut-off Date
         -------------------              ------------------                 ------------------               ------------------


1984  . . . . . . . . . . . . . . .                    1                          $    7,228                               .01
1985  . . . . . . . . . . . . . . .                   30                             319,197                               .41
1986  . . . . . . . . . . . . . . .                   46                             528,578                               .68
1987  . . . . . . . . . . . . . . .                    5                              86,547                               .11
1988  . . . . . . . . . . . . . . .                    9                             141,904                               .18
1989  . . . . . . . . . . . . . . .                   14                             186,133                               .24
1990  . . . . . . . . . . . . . . .                    8                             149,411                               .19
1991  . . . . . . . . . . . . . . .                    2                              25,964                               .03
1994  . . . . . . . . . . . . . . .                    5                              73,118                               .09
1995  . . . . . . . . . . . . . . .                  351                          11,380,686                             14.63
1996  . . . . . . . . . . . . . . .                2,008                          64,869,166                             83.41
                                                   -----                         -----------                            -------
  Total . . . . . . . . . . . . . .                2,479                         $77,767,930                            100.00%
                                                   =====                         ===========                            =======



             DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS - GROUP II

                                                                                                                    Percentage of
                                                         Number of                   Aggregate                      Contract Pool
                                                         Contracts                Principal Balance                 by Outstanding
Original Contract Amount                                   As of                     Outstanding                  Principal Balance
        (in Dollars)                                   Cut-off Date              As of Cut-off Date               As of Cut-off Date
------------------------                               ------------              ------------------               ------------------


$5,000   -  10,000  . . . . . . . . . . . . . .                38                   $    321,015                          0.41
$10,001  -  15,000  . . . . . . . . . . . . . .               157                      1,963,047                          2.52
$15,001  -  20,000  . . . . . . . . . . . . . .               284                      4,616,674                          5.94
$20,001  -  25,000  . . . . . . . . . . . . . .               359                      7,706,740                          9.91
$25,001  -  30,000  . . . . . . . . . . . . . .               407                     10,728,322                         13.80
$30,001  -  35,000  . . . . . . . . . . . . . .               346                     10,928,414                         14.05
$35,001  -  40,000  . . . . . . . . . . . . . .               259                      9,427,277                         12.12
$40,001  -  45,000  . . . . . . . . . . . . . .               179                      7,475,727                          9.61
$45,001  -  50,000  . . . . . . . . . . . . . .               147                      6,872,733                          8.84
$50,001  -  55,000  . . . . . . . . . . . . . .               108                      5,630,174                          7.24
$55,001  -  60,000  . . . . . . . . . . . . . .                93                      5,256,738                          6.76
$60,001  -  65,000  . . . . . . . . . . . . . .                42                      2,599,158                          3.34
$65,001  -  70,000  . . . . . . . . . . . . . .                27                      1,804,615                          2.32
$70,001  -  75,000  . . . . . . . . . . . . . .                24                      1,724,722                          2.22
$75,001  -  80,000  . . . . . . . . . . . . . .                 6                        463,299                          0.60
$80,001  -  85,000  . . . . . . . . . . . . . .                 2                        161,929                          0.21
$85,001  -  90,000  . . . . . . . . . . . . . .                 1                         86,546                          0.11
                                                            -----                    -----------                        -------
  Total . . . . . . . . . . . . . . . . . . . .             2,479                    $77,767,930                        100.00%
                                                            =====                    ===========                        =======




         DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS(1) - GROUP II

                                                                                                                  Percentage of
                                                      Number                                                      Contract Pool
                                                   of Contracts             Aggregate Principal                   by Outstanding
                Original                              As of                 Balance Outstanding                 Principal Balance
           Loan-to-Value Ratio                     Cut-off Date             As of Cut-off Date                  As of Cut-off Date
---------------------------------------            ------------             -------------------                 ------------------


Less than 61% . . . . . . . . . . . . .                    67                    $  1,745,390                             2.24
  61.00% - 65.999%  . . . . . . . . . .                    58                       1,719,488                             2.21
  66.00% - 70.999%  . . . . . . . . . .                    61                       1,982,583                             2.55
  71.00% - 75.999%  . . . . . . . . . .                   106                       3,795,473                             4.88
  76.00% - 80.999%  . . . . . . . . . .                   175                       6,152,805                             7.91
  81.00% - 85.999%  . . . . . . . . . .                   279                       9,771,126                            12.56
  86.00% - 90.999%  . . . . . . . . . .                   667                      22,012,573                            28.31
  91.00% - 100.00%  . . . . . . . . . .                 1,066                      30,588,493                            39.33
                                                        -----                     -----------                           -------
   Total  . . . . . . . . . . . . . . .                 2,479                     $77,767,930                           100.00%
                                                        =====                     ===========                           =======



_________
(1) The  definition of  "Value"  is set  forth  above.   Manufactured  Homes,
    unlike site-built homes, generally depreciate in value, and it should generally be expected, especially with Contracts with high loan-to-value ratios at origination, that any time after the origination of a Contract, the market value of the Manufactured Home securing such Contract may be lower than the outstanding principal balance of such Contract.



                    CUT-OFF DATE CONTRACT RATES - GROUP II

                                                                                    Percentage of
                                                                                                                  Contract Pool
                                                   Number of Contracts           Aggregate Principal              by Outstanding
Ranges of Contracts by                                    As of                  Balance Outstanding            Principal Balance
     Contract Rate                                    Cut-off Date               As of Cut-off Date             As of Cut-off Date
----------------------                             -------------------           -------------------            ------------------

7.000%   -   8.00%  . . . . . . . . . . .                        5                    $    245,294                         .32
8.001%   -   9.00%  . . . . . . . . . . .                      330                      14,031,974                       18.04
9.001%   -  10.00%  . . . . . . . . . . .                    1,036                      35,651,048                       45.84
10.001%  -  11.00%  . . . . . . . . . . .                      748                      21,039,060                       27.05
11.001%  -  12.00%  . . . . . . . . . . .                      261                       5,145,895                        6.62
12.001%  -  13.00%  . . . . . . . . . . .                       69                       1,278,558                        1.64
13.001%  -  14.00%  . . . . . . . . . . .                       29                         360,088                         .46
15.001%  -  16.00%  . . . . . . . . . . .                        1                          16,014                         .02
                                                             -----                     -----------                      -------
  Total . . . . . . . . . . . . . . . . .                    2,479                     $77,767,930                      100.00%
                                                             =====                     ===========                      =======



                   REMAINING MONTHS TO MATURITY - GROUP II


                                                                                                                   Percentage of
                                                                                                                   Contract Pool
                                                    Number of                  Aggregate Principal                 by Outstanding
           Months Remaining                         Contracts                  Balance Outstanding                Principal Balance
          As of Cut-off Date                    As of Cut-off Date             As of Cut-off Date                As of Cut-off Date
          ------------------                    ------------------             -------------------               ------------------


20-72 . . . . . . . . . . . . . . . .                      154                     $  1,873,523                           2.41
73-84 . . . . . . . . . . . . . . . .                      114                        1,788,338                           2.30
85-120  . . . . . . . . . . . . . . .                      247                        4,810,590                           6.19
121-156 . . . . . . . . . . . . . . .                      229                        5,586,749                           7.18
157-180 . . . . . . . . . . . . . . .                      839                       25,361,369                          32.61
181-240 . . . . . . . . . . . . . . .                      739                       30,105,890                          38.71
241-299 . . . . . . . . . . . . . . .                       98                        4,954,161                           6.37
299-360 . . . . . . . . . . . . . . .                       59                        3,287,309                           4.23
                                                         -----                      -----------                         -------
  Total . . . . . . . . . . . . . . .                    2,479                      $77,767,930                         100.00%
                                                         =====                      ===========                         =======





                   DISTRIBUTION OF LIFETIME CAP -- GROUP II

                                                                                                                 PERCENTAGE OF
                                                                                                                 CONTRACT POOL
                                                    NUMBER OF                 AGGREGATE PRINCIPAL               BY OUTSTANDING
                                                    CONTRACTS                 BALANCE OUTSTANDING              PRINCIPAL BALANCE
LIFETIME CAP                                   AS OF CUT-OFF DATE             AS OF CUT-OFF DATE              AS OF CUT-OFF DATE
------------                                   ------------------             -------------------             ------------------

s>

13.000 to 13.499  . . . . . . . . .                          5                    $    194,483                            0.25
13.500 to 13.999  . . . . . . . . .                         57                       2,473,025                            3.18
14.000 to 14.499  . . . . . . . . .                        132                       5,211,870                            6.70
14.500 to 14.999  . . . . . . . . .                        377                      15,440,886                           19.86
15.000 to 15.499  . . . . . . . . .                        544                      19,088,373                           24.55
15.500 to 15.999  . . . . . . . . .                        453                      14,527,443                           18.68
16.000 to 16.499  . . . . . . . . .                        381                      10,490,132                           13.49
16.500 to 16.999  . . . . . . . . .                        196                       4,869,810                            6.26
17.000 to 17.499  . . . . . . . . .                        106                       2,095,102                            2.69
17.500 to 17.999  . . . . . . . . .                         69                       1,208,989                            1.55
18.000 to 18.499  . . . . . . . . .                         23                         404,038                            0.55
18.500 to 18.999  . . . . . . . . .                         12                         184,259                            0.24
19.000 to 19.499  . . . . . . . . .                         18                         265,519                            0.34
19.500 to 19.999  . . . . . . . . .                         16                         246,143                            0.32
20.000 to 20.499  . . . . . . . . .                          4                          57,146                            0.07
21.000 to 21.499  . . . . . . . . .                          1                          16,014                            0.02
No Lifetime Cap . . . . . . . . . .                         85                         974,698                            1.25
                                                         -----                     -----------                          -------
  Total . . . . . . . . . . . . . .                      2,479                     $77,767,930                          100.00%
                                                         =====                     ===========                          =======



                   DISTRIBUTION OF GROSS MARGINS - GROUP II

                                                                                                            PERCENTAGE OF CONTRACT
                                                 NUMBER OF                   AGGREGATE PRINCIPAL             POOL BY OUTSTANDING
                                                 CONTRACTS                   BALANCE OUTSTANDING              PRINCIPAL BALANCE
GROSS MARGIN                                 AS OF CUT-OFF DATE              AS OF CUT-OFF DATE               AS OF CUT-OFF DATE
------------                                 ------------------              -------------------            ----------------------


1.000% to 2.000%  . . . . . . . .                        24                       $  1,122,989                            1.44
2.001% to 3.000%  . . . . . . . .                       612                         25,376,225                           32.63
3.001% to 4.000%  . . . . . . . .                     1,012                         31,579,633                           40.61
4.001% to 5.000%  . . . . . . . .                       583                         15,291,755                           19.66
5.001% to 6.000%  . . . . . . . .                       199                          3,581,742                            4.61
6.001% to 7.000%  . . . . . . . .                        42                            715,268                            0.92
7.001% to 8.000%  . . . . . . . .                         6                             84,305                            0.13
8.001% to 9.000%  . . . . . . . .                         1                             16,014                            0.02
                                                      -----                        -----------                          -------
  Total . . . . . . . . . . . . .                     2,479                        $77,767,930                          100.00%
                                                      =====                        ===========                          =======




            DISTRIBUTION OF NEXT CONTRACT RATE CHANGE -- GROUP II

                                                                                                                  PERCENTAGE OF
                                                                                                                  CONTRACT POOL
                                                 NUMBER OF                  AGGREGATE PRINCIPAL                  BY OUTSTANDING
           MONTH OF NEXT                         CONTRACTS                  BALANCE OUTSTANDING                 PRINCIPAL BALANCE
       CONTRACT RATE CHANGE                 AS OF CUT-OFF DATE              AS OF CUT-OFF DATE                 AS OF CUT-OFF DATE
       --------------------                 ------------------              -------------------                ------------------


February 1, 1997  . . . . . . . .                        38                     $    916,573                             01.18
March 1, 1997 . . . . . . . . . .                        60                        1,679,318                             02.16
April 1, 1997 . . . . . . . . . .                        73                        2,081,292                             02.68
May 1, 1997 . . . . . . . . . . .                       115                        3,353,855                             04.31
June 1, 1997  . . . . . . . . . .                       134                        4,012,808                             05.16
July 1, 1997  . . . . . . . . . .                       202                        6,137,060                             07.89
August 1, 1997  . . . . . . . . .                       213                        6,836,327                             08.79
September 1, 1997 . . . . . . . .                       245                        8,080,367                             10.39
October 1, 1997 . . . . . . . . .                       316                       10,218,064                             13.14
November 1, 1997  . . . . . . . .                       422                       13,797,603                             17.74
December 1, 1997  . . . . . . . .                       407                       13,215,726                             16.99
January 1, 1998 . . . . . . . . .                       198                        5,693,140                             07.32
February 1, 1998  . . . . . . . .                        55                        1,715,109                             02.21
March 1, 1998 . . . . . . . . . .                         1                           30,688                             00.04
                                                      -----                      -----------                            -------
  Total . . . . . . . . . . . . .                     2,479                      $77,767,930                            100.00%
                                                      =====                      ===========                            =======


                   DISTRIBUTION OF PERIODIC CAP - GROUP II


                                                                                                                  PERCENTAGE OF
                                                                                                                  CONTRACT POOL
                                                  NUMBER OF                   AGGREGATE PRINCIPAL                 BY OUTSTANDING
                                                  CONTRACTS                   BALANCE OUTSTANDING               PRINCIPAL BALANCE
PERIODIC CAP                                 AS OF CUT-OFF DATE               AS OF CUT-OFF DATE               AS OF CUT-OFF DATE
------------                                 ------------------               -------------------              ------------------

1.000 . . . . . . . . . . . . .                         1,308                      $42,438,516                           54.57
2.000 . . . . . . . . . . . . .                         1,086                       34,354,716                           44.18
No Lifetime Cap . . . . . . . .                            85                          974,698                            1.25
                                                        -----                      -----------                          -------
  Total . . . . . . . . . . . .                         2,479                      $77,767,930                          100.00%
                                                        =====                      ===========                          =======




                    VANDERBILT MORTGAGE AND FINANCE, INC.

    The following information supplements the information in the Prospectus under the heading "Vanderbilt Mortgage and Finance, Inc." and "Underwriting Policies" in the Prospectus.

    The volume of manufactured housing contracts originated by the Company for the periods indicated below and certain other information at the end of such periods are as follows:

                             CONTRACT ORIGINATION


                                                                                 Year Ended June 30,
                                   ------------------------------------------------------------------------------------------------

                                     1990        1991         1992        1993          1994        1995        1996         1996*
                                     ----        ----         ----        ----          ----        ----        ----         ----

Principal Balance of
  Contracts Originated (in
  thousands)  . . . . . . . . .    $119,071    $156,340     $177,311    $230,733      $292,435    $345,260    $476,467      $242,467
Number of Contracts
  Originated  . . . . . . . . .       6,719       8,346        9,230      10,880        12,401      13,857      16,910         8,569
Average Contract
  Size(1) . . . . . . . . . . .    $ 17,722    $ 18,732     $ 19,210    $ 21,207      $ 23,582     $24,916     $28,177       $28,250
Average Interest
  Rate(1) . . . . . . . . . . .      13.95%      13.74%       13.40%      11.61%        10.84%      12.24%      10.72%        11.24%



___________________
(1) As of period end.
 *  Quarter Ended December 31, 1996.



    The following table shows the size of the portfolio of manufactured housing contracts serviced by the Company on the dates indicated:

                         CONTRACT SERVICING PORTFOLIO


                                                                            At June 30,
                                     ----------------------------------------------------------------------------------------------

                                     1990        1991         1992        1993          1994        1995        1996          1996*
                                     ----        ----         ----        ----          ----        ----        ----          ----

Total Number of
  Contracts Being
  Serviced(1) . . . . . . . . .      28,745      41,346       46,623      52,433        60,165      66,960      74,154        77,811
Originated by the
  Company . . . . . . . . . . .      24,565      31,007       36,335      42,656        47,944      55,923      64,298        68,753
Acquired from other
  institutions  . . . . . . . .       4,180      10,339       10,288       9,777        12,221      11,037       9,856         9,058



_____________________

(1) Excludes contracts serviced by the Company on behalf of the Resolution Trust Corporation trust and other trusts previously serviced by First Manufactured Housing Credit Corporation.
 *  Quarter Ended December 31, 1996.


                          DELINQUENCY EXPERIENCE(1)

                                                                                      At June 30,
                                                     ------------------------------------------------------------------------------
                                                     1990       1991      1992       1993        1994      1995      1996     1996*
                                                     ----       ----      ----       ----        ----      ----      ----     ----


Total Number of Contracts Outstanding(2)(3) . . .    28,745    41,346     46,623     52,433     60,165    66,960    74,154    77,811

    Company Originations  . . . . . . . . . . . .    24,565    31,007     36,335     42,656     47,944    55,923    64,298    68,753

    Acquisitions from other institutions  . . . .     4,180    10,339     10,288      9,777     12,221    11,037     9,856    9,058
Number of Contracts Delinquent(4):  Total 30 to 59
days                                                    406       734        680        610        772       819       953    1,354
  past due  . . . . . . . . . . . . . . . . . . .
    Company Originations  . . . . . . . . . . . .       274       415        452        391        353       565       761    1,039
    Acquisitions from other institutions  . . . .       132       319        228        219        419       254       192      315
Total 60 to 89 days past due  . . . . . . . . . .       125       218        206        136        209       227       285      329
    Company Originations  . . . . . . . . . . . .        81       122        117         97        109       167       238      269
    Acquisitions from other institutions  . . . .        44        96         89         39        100        60        47       60
Total 90 days or more past due  . . . . . . . . .       218       452        569        407        498       625       516      639
    Company Originations  . . . . . . . . . . . .       155       239        243        213        203       315       341      418
    Acquisitions from other institutions  . . . .        63       213        326        194        295       310       175      221
Total Contracts Delinquent(5) . . . . . . . . . .       749     1,404      1,455      1,153      1,479     1,671     1,754    2,322
    Company Originations  . . . . . . . . . . . .       510       776        812        701        665     1,047     1,340    1,726
    Acquisitions from other institutions  . . . .       239       628        643        452        814       624       414      596
Total Contracts Delinquent(6) . . . . . . . . . .       654     1,134      1,119        857      1,184     1,208     1,511    2,075
    Company Originations  . . . . . . . . . . . .       449       669        713        595        556       873     1,211    1,601
    Acquisitions from other institutions  . . . .       205       465        406        262        628       335       300      474
Total Delinquencies as a Percent(7) of
  Contracts Outstanding(5)  . . . . . . . . . . .      2.61%     3.40%      3.12%      2.20%      2.46%     2.50%     2.37%    2.98%
    Company Originations  . . . . . . . . . . . .      2.08%     2.50%      2.23%      1.64%      1.39%     1.87%     2.08%    2.51%
    Acquisitions from other institutions  . . . .      5.72%     6.07%      6.25%      4.62%      6.66%     5.65%     4.20%    6.58%
Total Delinquencies as a Percent(7) of Contracts
  Outstanding(6)  . . . . . . . . . . . . . . . .      2.27%     2.74%      2.40%      1.63%      1.97%     1.80%     2.04%    2.67%
    Company Originations  . . . . . . . . . . . .      1.83%     2.16%      1.96%      1.39%      1.16%     1.56%     1.88%    2.33%
    Acquisitions from other institutions  . . . .      4.90%     4.50%      3.95%      2.68%      5.14%     3.04%     3.04%    5.23%



__________________
(1) Includes data on contracts originated by the Company and portfolios acquired by the Company from other financial institutions, as described under "Vanderbilt Mortgage and Finance, Inc." in the Prospectus.
(2) Excludes contracts serviced by others for which the Company is contingently liable.
(3) Excludes contracts serviced by the Company on behalf of the Resolution Trust Corporation trust and other trusts previously serviced by First Manufactured Housing Credit Corporation.
(4) Including contracts that were repossessed during the prior 30-day period, and based on number of days payments are contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.
(5) Including contracts that were repossessed during the prior 30-day period; figures for Acquisitions from other institutions at June 30, 1995 also include all such repossessed contracts on hand.
(6) Excluding contracts that were repossessed during the prior 30-day period.
(7) By number of contracts.
 *  Quarter Ended December 31, 1996.



    The following table sets forth the loan loss/repossession experience of the Company and its affiliates for the manufactured housing contracts serviced by the Company.


                     LOAN LOSS/REPOSSESSION EXPERIENCE(1)

                                                                            At or for Year Ended June 30,
                                                    -----------------------------------------------------------------------------
                                                    1990     1991      1992      1993      1994       1995       1996      1996*
                                                    ----     ----      ----      ----      ----       ----       ----      ----
                                                                           (Dollars in thousands)

Total Number of Contracts Serviced(2)(3)  . . . .28,745    41,346    46,623    52,433     60,165     66,960      74,154     77,811
    Company Originations  . . . . . . . . . . . .24,565    31,007    36,335    42,656     47,944     55,923      64,298     68,753
    Acquisitions from other institutions  . . . . 4,180    10,339    10,288     9,777     12,221     11,037       9,856      9,058
Aggregate Principal Balance of Contracts
  Serviced(4) . . . . . . . . . . . . . . . . .$446,000  $622,675  $707,273  $812,430 $1,006,794 $1,200,093  $1,456,103  $1,599,990
    Company Originations  . . . . . . . . . . .$386,176  $479,336  $569,475  $691,052   $852,536 $1,074,302  $1,351,324  $1,504,340
Acquisitions from other institutions  . . . . .$ 59,824  $143,339  $137,798  $121,378   $154,258   $126,591    $104,779     $95,650
Net Losses from Contract Liquidations(5):
  Total Dollars . . . . . . . . . . . . . . . .$  2,404  $  5,075  $  7,248  $  5,220   $  2,758     $2,262      $2,052      $1,362
    Company Originations  . . . . . . . . . . .$  1,478  $  1,361  $  2,141  $  1,129   $    528     $  362      $ (442)       $149
    Acquisitions from other institutions  . . .$    926  $  3,714  $  5,107  $  4,091   $  2,230     $1,900      $2,494      $1,213
  Percentage of Average Principal Balance(6)  . .  0.59%     0.89%     1.10%     0.64%      0.30%      0.20%       0.15%       0.18%

    Company Originations  . . . . . . . . . . . .  0.42%     0.32%     0.41%     0.17%      0.07%      0.04%      (0.04)%      0.02%

    Acquisitions from other institutions  . . . .  1.63%     2.59%     3.83%     2.96%      1.62%      1.35%        2.16%      2.42%

Total Number of Contracts in Repossession(3)  . .   312       617       652       523        565        540          709        900
    Company Originations(7) . . . . . . . . . . .   275       349       379       333        388        422          635        778
    Acquisitions from Other Institutions  . . . .    37       268       273       190        177        118           74        122



___________________
(1) Includes data on contracts originated by the Company and portfolios acquired by the Company from other financial institutions, as described under "Vanderbilt Mortgage and Finance, Inc." in the Prospectus.
(2) As of period end. Excludes contracts serviced by others for which the Company is contingently liable.
(3) Excludes contracts serviced by the Company on behalf of the Resolution Trust Corporation trust and the other trusts previously serviced by First Manufactured Housing Credit Corporation.
(4) As of period end. Includes principal balances of contracts serviced by others for which the Company is contingently liable.
(5) Includes  net  losses on  contracts  serviced  by others  for  which  the
    Company is contingently liable. The calculation of net losses is determined after all accrued and unpaid interest is written off and does not include repossession and other liquidation expenses. In general, data with respect to repossession and other liquidation expenses are not maintained by dealers on a separately identifiable basis, and, therefore, this information is not available to the Company. The Company believes that it would not be unusual for such expenses to be equal to 15% of the Scheduled Principal Balance of a defaulted Contract. However, actual expenses may be higher or lower.
(6) As a percentage of the average principal balance of all contracts being serviced during the period.
(7) Includes repossessions from contracts serviced by others for which the Company is contingently liable.
 *  Quarter Ended December 31, 1996.


    The Company believes that its historical loss experience has been favorably affected by its capacity to resell repossessed units through dealers owned by CHI and to make needed repairs on repossessed units through the facilities of such dealers, rather than paying the rates charged by unaffiliated parties. If the Company is replaced as Servicer of the Contracts, the successor Servicer may not have access to the CHI dealer network and, as a consequence, the loss experience on the Contracts may be adversely affected.

    The data presented in the preceding tables are for illustrative purposes only, and there is no assurance that the delinquency, loan loss and repossession experience of Contracts in the Contract Pool will be similar to that set forth above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. For instance, such a downturn and higher levels of delinquency, loan loss and repossession were experienced in areas dependent on the oil and gas industry. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon repossession. In addition, an increased supply of used units in one region may in turn affect the supply in other regions, thus affecting economic loss upon liquidation in such other regions. Information regarding the geographic location, at origination, of the Manufactured Homes securing the Contracts in the Contract Pool is set forth under "The Contract Pool" herein.


                  RATIO OF EARNINGS TO FIXED CHARGES FOR CHI

    Set forth below are CHI's ratios of earnings to fixed charges for the past five years. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.


                                                                  ----------------------------------------------------------------
                                                                  1992         1993       1994       1995      1996       1996*
                                                                  ----         ----       ----       ----      ----       ----

Ratio of Earnings to Fixed Charges  . . . . . . . . . . . . .       3.88       6.12      10.12      21.64     36.00      32.19




* Quarter ended December 31, 1996.


                     YIELD AND PREPAYMENT CONSIDERATIONS

    The Contracts have maturities at origination from 48 to 369 months, but may be prepaid in full or in part at any time. The prepayment experience of the Contracts (including prepayments due to liquidations of defaulted contracts) will affect the life of the Certificates. The weighted average life of, and, if purchased at other than par, the yield to maturity on, Offered Certificates will relate to the rate of payment of principal in the Contracts in the related Contract Group, including, for this purpose, prepayments, liquidations due to defaults, casualties and condemnations. Based on the Company's experience with the portfolio of conventional manufactured housing contracts serviced by it, the Company anticipates that a number of Contracts will be prepaid in full prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties as described below under "Descriptions of the Certificates--Conveyance of Contracts" will have the effect of prepayment of such Contracts and therefore will affect the life of the Certificates. Most of the Contracts contain provisions that prohibit the owner from selling the Manufactured Home without the prior consent of the holder of the related Contract. Such provisions are similar to the "due-on-sale" clauses and may not be enforceable in some states. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of 'Due-on-Sale' Clauses" in the Prospectus. The initial Servicer's policy is to permit most sales of Manufactured Homes where the proposed buyer meets the initial Servicer's then current underwriting standards and enters into an assumption agreement. See "Weighted Average Life of the Offered Certificates" below and "Maturity and Prepayment Considerations" in the Prospectus.

    As with fixed rate obligations generally, the rate of prepayment on a pool of Contracts with fixed rates (such as the Group I Contracts) is affected by prevailing market rates for Contracts of a comparable term and risk level. When the market interest rate is below the contract APR, Obligors may have an increased incentive to refinance their contracts. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some Obligors may sell or refinance their contracts in order to realize their equity in the manufactured house, to meet cash flow needs or to make other investments.

    As is the case with conventional fixed rate obligations, adjustable rate obligations may also be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate contracts could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate contracts at competitive interest rates may encourage Obligors to refinance their adjustable rate contract to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Group II Contracts will experience.

    The allocation of distributions to the Certificateholders in accordance with the Agreement will have the effect of accelerating the amortization of the Senior Certificates in the sequence indicated under "Description of the Certificates--Distributions" from the amortization that would be applicable if distributions in respect of the applicable Formula Principal Distribution Amount were made pro rata according to the respective Principal Balances of each Class of Certificates. As described under "Description of the Certificates--Group I Certificates and the Senior/Subordinate Structure" and "--Group II Certificates and the Senior/Subordinate Structure" herein, to the extent that, on any Remittance Date, the Group I or Group II Available Distribution Amount, as applicable, is not sufficient to permit a full distribution of the applicable Formula Principal Distribution Amount or the portion thereof due on such Remittance Date to the Class of Offered Certificates entitled to such distribution, the effect will be to delay the amortization of such Class of Offered Certificates. If a purchaser of a Class of Offered Certificates purchases them at a discount and calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Offered Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser.

    In addition to the foregoing factors affecting the weighted average life of the Senior Certificates, the overcollateralization provisions of the Trust result in a limited acceleration of the Group II Certificates relative to the amortization of the Group II Contracts in early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of the Group II Certificate Principal Balance. This acceleration feature creates overcollateralization which results from the excess of the Group II Contract Balance over the Group II Certificate Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

    The effective yield to each holder of a Group I Certificate (other than a Class I A-1 Certificate) will be below that otherwise produced by the applicable Remittance Rate and the purchase price of such holder's Certificate because, while interest will accrue in respect of each calendar month, the distribution of such interest to such holders will be made on the 7th day (or, if such day is not a business day, the next succeeding business day) of the month following the Due Period in which it accrues.

    The rate of distributions of principal of the Offered Certificates and the yield to maturity of the Offered Certificates also will be directly related to the rate of payment of principal (including prepayments) of the Contracts. The rate of principal distributions on the Offered Certificates will be affected by the amortization schedules of the Contracts and the rate of principal payments on the Contracts (including prepayments due to liquidations upon default). The Contracts may be prepaid by the Obligors at any time without payment of any prepayment fee or penalty.

    The Class I B-1 Certificateholders will not receive any distributions of principal until the Class I B Principal Distribution Test is met or the Class I A Principal Balance is reduced to zero. The rate of principal payments on the Class I B-1 Certificates, the aggregate amount of distributions on the Class I B-1 Certificates and the yield to maturity of the Class I B-1 Certificates will be affected by the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Class I B-1 Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by the subordination of the Class I B-2 Certificates, its actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. If the protection afforded to the Class I B-1 Certificateholders by the subordination of the Class I B-2 Certificates is exhausted, the Class I B-1 Certificateholders will bear all losses and delinquencies on the Contracts and will incur a loss on their investment. The Class II B Certificateholders will not receive any distributions of principal until the Class II B Principal Distribution Test is met or the Class II A-1 Principal Balance is reduced to zero. The rate of principal payments on the Class II B-1 Certificates, the aggregate amount of distributions on the Class II B-1 Certificates and the yield to maturity of the Class II B-1 Certificates will be affected by the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Class II B-1 Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by the subordination of the Class II B-2 Certificates and the Class II B-3 Certificates, its actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. If the protection afforded to the Class II B-1 Certificateholders by the subordination of the Class II B-2 Certificates and the Class II B-3 Certificates is exhausted, the Class II B-1 Certificateholders will bear all losses and delinquencies on the Contracts and will incur a loss on their investment. The rate of principal payments on the Class II B-2 Certificates, the aggregate amount of distributions on the Class II B-2 Certificates and the yield to maturity of the Class II B-2 Certificates will be affected by the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Class II B-2 Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by the subordination of the Class II B-3 Certificates, its actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. If the protection afforded to the Class II B-2 Certificateholders by the subordination of the Class II B-3 Certificates is exhausted, the Class II B-2 Certificateholders will bear all losses and delinquencies on the Contracts and will incur a loss on their investment. There can be no assurance that the delinquency or repossession experience set forth under "Vanderbilt Mortgage and Finance, Inc." in the Prospectus will be representative of the results that may be experienced with respect to the Contracts. There can be no assurance as to the delinquency, repossession or loss experience with respect to the Contracts.

    As described herein under the "Description of the Certificates--Group I Certificates and the Senior/Subordinate Structure--Subordination of the Group I Senior/Subordinate Certificates," on any Remittance Date on or after the Remittance Date, if any, on which the Class I A Principal Balance is greater than the Pool Scheduled Principal Balance, if the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the Class of Class I A Certificateholders then entitled to such amount, the Class I A-6 Certificateholders will absorb
(i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds (net of Liquidation Expenses and applicable Advances) are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average Remittance Rate and the percentage rate used to calculate the monthly servicing fee and (ii) other shortfalls in the Available Distribution Amount and will incur a loss on their investments. See "Description of the Certificates--Distributions" herein.

    On any Remittance Date on or after the Remittance Date, if any, on which the Principal Balance of the Senior Certificates of a particular Group is greater than the Pool Scheduled Principal Balance for such Group, if the related Available Distribution Amount is not sufficient to permit a full distribution of the related Formula Principal Distribution Amount to such Senior Certificateholders, such Senior Certificateholders will absorb (i) all losses on each Liquidated Contract in such Group in the amount by which its Liquidation Proceeds (net of Liquidation Expenses and applicable Advances) are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average Remittance Rate and the percentage rate used to calculate the monthly servicing fee and (ii) other shortfalls in the related Available Distribution Amount and will incur a loss on their investments. See "Description of the Certificates--Distributions" herein.

    The Company (if it is no longer the Servicer) and the Servicer (whether or not the Company remains the Servicer) each has the option to repurchase the Contracts with respect to a Group and any other property constituting the Trust Fund if on any Remittance Date the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, as applicable. See "Description of the Certificates--Optional Termination" herein. The exercise of such option would effect the early retirement of the then outstanding Offered Certificates.

    In the event that there were a sufficiently large number of delinquencies on the Contracts in any Due Period that were not covered by Monthly Advances as described herein, the amounts paid to Certificateholders could be less than the amount of principal and interest that would otherwise be payable on the Offered Certificates with respect to such Due Period. In such event, even if delinquent payments on the Contracts were eventually recovered upon liquidation, since the amounts received would not include interest on delinquent interest payments, the effective yield on the Contracts would be reduced, and under certain circumstances it is possible that sufficient amounts might not be available for the ultimate payment of all principal of the Offered Certificates plus accrued interest thereon at the related Remittance Rate, thus also reducing the effective yield on the Offered Certificates.

    While partial prepayments of the principal on the Contracts are applied on Due Dates, Obligors are not required to pay interest on the Contracts after the date of a full prepayment of principal. As a result, full prepayments in advance of the related Due Dates for such Contracts in any Due Period will reduce the amount of interest received from Obligors during such Due Period to less than one month's interest. On the other hand, when a Contract (other than a Bi-weekly Contract) is prepaid in full during any period, but after the Due Date for such Contract in such Due Period, the effect will be to increase the amount of interest received from the related Obligor during such Due Period to more than one month's interest. If a sufficient number of Contracts are prepaid in full in a given Due Period in advance of their respective Due Dates, interest payable on all of the Contracts during that Due Period may be less than the interest payable on the related Classes of Certificates with respect to such Due Period. In addition, because the principal balance of the Bi-weekly Contracts is reduced on a bi-weekly basis, the amount of interest due from Obligors on such Contracts is less than that which would have accrued if such Contracts were amortized on a monthly basis. As a result, the Trust Fund may not receive sufficient monies to pay the interest on such Certificates in the amounts set forth herein under "Description of the Certificates--Distributions" and to make a full distribution to the related Certificateholders of the related Formula Principal Distribution Amounts respectively allocable to them. Although no assurance can be given in this matter, the Company does not anticipate that the net shortfall of interest received because of prepayments in full or the amortization of the Bi-weekly Contracts in any Due Period would be great enough, in the absence of delinquencies and Liquidation Losses, to reduce the related Available Distribution Amount for a Remittance Date below the amount required to be distributed to the related Certificateholders on that Remittance Date in the absence of such prepayment interest shortfalls.

    Each scheduled payment on a Bi-weekly Contract in any Due Period will contain only two weeks of interest, rather than one month's interest. In addition, the second, and in some Due Periods the third, scheduled payment in each Due Period will be calculated on a principal balance that is lower than the principal balance at the beginning of that Due Period. These characteristics may result in the interest due on a Bi-weekly Contract in a particular Due Period being less than thirty days' interest on the principal balance thereof at the beginning of the Due Period.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

    The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of the Offered Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

    Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be affected by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of Contracts). Prepayments on contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement ("Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new Contracts. 100% of the Prepayment Model assumes prepayment rates of 3.7% per annum of the then unpaid principal balance of such Contracts in the first month of the life of the Contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of the Contracts, 100% of the Prepayment Model assumes a constant prepayment rate of 6.00% per annum.

    As used in the following tables "0% of the Prepayment Model" assumes no prepayments on the Contracts; "100% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 100% of the Prepayment Model assumed prepayment rates; "185% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 185% of the Prepayment Model assumed prepayment rates; and "200% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 200% of the Prepayment Model assumed prepayment rates.

    There is no assurance, however, that prepayments of the Contracts will conform to any level of the Prepayment Model, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, much smaller than mortgage loan balances and the original term to maturity of each such contract is generally shorter, the reduction or increase in the size of the monthly payments on contracts of the same maturity and principal balance arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

GROUP I ASSUMPTIONS

    The tables set forth below assume that there are no delinquencies on the Group I Contracts and that there will be a sufficient Group I Available Distribution Amount to distribute interest on the Group I Certificates and the Group I Formula Principal Distribution Amount to the Certificateholders then entitled thereto.

    The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Group I Contracts are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model set forth in the tables;
(ii) the Servicer or the Company exercises its right of optional termination described above; (iii) the Group I Contracts will, as of the Cut-off Date, be grouped into eight pools having the additional characteristics set forth below under "Assumed Contract Characteristics"; (iv) the Class I A-1 Certificates initially represent 24.69% of the entire ownership interest in the Trust Fund and have a Class I A-1 Remittance Rate of 5.5175% per annum, the Class I A-2 Certificates initially represent 21.57% of the entire ownership interest in the Trust Fund and have a Class I A-2 Remittance Rate of 6.525% per annum, the Class I A-3 Certificates initially represent 15.77% of the entire ownership interest in the Trust Fund and have a Class I A-3 Remittance Rate of 6.8% per annum, the Class I A-4 Certificates initially represent 9.27% of the entire ownership interest in the Trust Fund and have a Class I A-4 Remittance Rate of 7.075% per annum, the Class I A-5 Certificates initially represent 11.19% of the entire ownership interest in the Trust Fund and have a Class I A-5 Remittance Rate of 7.3% per annum, the Class I A-6 Certificates initially represent 8.00% of the entire ownership interest in the Trust Fund and have a Class I A-6 Remittance Rate of 7.6% per annum, the Class I B-1 Certificates initially represent 5.50% of the entire ownership interest in the Trust Fund and have a Class I B-1 Remittance Rate of 7.5% per annum and the Class I B-2 Certificates initially represent 4.00% of the entire ownership interest in the Trust Fund and have a Class I B-2 Remittance Rate of 8.125% per annum; (v) no interest shortfalls will arise in connection with prepayment in full of the Contracts; (vi) there will be no losses on the Group I Contracts; and (vii) the Class I B Principal Distribution Test is satisfied. No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.


                                            ASSUMED CONTRACT CHARACTERISTICS FOR GROUP I
                                                                                                      REMAINING            ORIGINAL
                                                       CURRENT                                        TERM TO              TERM TO
                                                      PRINCIPAL                                       MATURITY             MATURITY
                  POOL                                 BALANCE                 APR                    (MONTHS)             (MONTHS)
---------------------------------------           -----------------           ------                  --------             --------


1 . . . . . . . . . . . . . . . . . . .             $ 22,341,086.35           11.927                        98                   99
2 . . . . . . . . . . . . . . . . . . .               35,319,101.20           11.744                       160                  164
3 . . . . . . . . . . . . . . . . . . .               31,494,557.55           11.068                       218                  219
4 . . . . . . . . . . . . . . . . . . .               14,318,506.61           10.705                       296                  297
5 . . . . . . . . . . . . . . . . . . .                1,430,235.98            9.204                       343                  347
6/(1)/  . . . . . . . . . . . . . . . .                   42,444.16            9.950                       178                  179
7/(2)/  . . . . . . . . . . . . . . . .                9,577,874.05           11.731                       203                  204
8/(3)/  . . . . . . . . . . . . . . . .                  893,894.05           12.347                       143                  144
    Total   . . . . . . . . . . . . . .             $115,417,699.95


------
(1) Initially, the Contracts  in Pool 6 have  a monthly scheduled payment  of
    $380.00.   On November 1, 2001,  the monthly scheduled  payment increases to $532.32 through the end of the Contracts' terms.

(2) The Contracts in Pool 7 provide for an annual increase in monthly scheduled payments. Initially, the Contracts in Pool 7 provide for a monthly scheduled payment of $95,053.30. On January 1, 1998, 1999, 2000, 2001 and 2002, respectively, monthly scheduled payments increase to $96,540.54, $98,977.92, $103,669.99, $113,298.25 and $117,029.69,
    respectively. From January 1, 2002 to the end of such Contracts' terms, the monthly scheduled payment shall be $117,029.69.

(3) The Contracts in Pool 8 provide for an annual increase in monthly scheduled payments. Initially, the Contracts in Pool 8 provide for a monthly scheduled payment of $9,951.80. On January 1, 1998, 1999, 2000, 2001 and 2002, respectively, monthly scheduled payments increase to $10,498.17, $10,928.59, $11,929.09, $13,004.73 and $13,200.93,
    respectively. From January 1, 2002 to the end of such Contracts' terms, the monthly scheduled payment shall be $13,200.93.

    Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual Group I Contracts and the characteristics of the Group I Contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Class I A-1 Principal Balance, Original Class I A-2 Principal Balance, Original Class I A-3 Principal Balance,
Original Class I A-4 Principal Balance, Original Class I A-5 Principal Balance, Original Class I A-6 Principal Balance, Original Class I B-2 Principal Balance and Original Class I B-2 Principal Balance outstanding and weighted average lives of the Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates, Class I A-6 Certificates, Class I B-1 Certificates and Class I B-2 Certificates set forth in the tables. In addition, since the actual Contracts and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates, Class I A-6 Certificates, Class I B-1 Certificates and Class I B-2 Certificates may be made earlier or later than as indicated in the tables.

    It is not likely that Contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Contracts is the same as the weighted average remaining term to maturity of the Assumed Contract Characteristics.

    Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

    Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of the Offered Certificates and set forth the percentage of the Original Class I A-1 Principal Balance, Original Class I A-2 Principal Balance, Original Class I A-3 Principal Balance, Original Class I A-4 Principal Balance, Original Class I A-5 Principal Balance,
Original Class I A-6 Principal Balance, Original Class I B-1 Principal Balance and Original Class I B-2 Principal Balance that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.



         PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS I A-1
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                       Prepayments (% of Prepayment Model)
                                                ------------------------------------------------------------------------------------
                                                  0%            125%            150%           185%             200            250%
                                                 ----          ------          ------         ------          ------          -----


Initial Percentage  . . . . . . . . .              100            100             100            100             100            100
January 7, 1998 . . . . . . . . . . .               87             65              61             55              52             44
January 7, 1999 . . . . . . . . . . .               73             27              18              6               1              0
January 7, 2000 . . . . . . . . . . .               57              0               0              0               0              0
January 7, 2001 . . . . . . . . . . .               38              0               0              0               0              0
January 7, 2002 . . . . . . . . . . .               17              0               0              0               0              0
January 7, 2003 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2004 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2005 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2006 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2007 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2008 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2009 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2010 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2011 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2012 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2013 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2014 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2015 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2016 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2017 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2018 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2019 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2020 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2021 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2022 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2023 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2024 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2025 . . . . . . . . . . .                0              0               0              0               0              0
January 7, 2026 . . . . . . . . . . .                0              0               0              0               0              0
Weighted Average Life (years)(1)  . .              3.2            1.3             1.2            1.1             1.0            0.8





___________________________
(1) The weighted average life of the Class I A-1 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-1 Principal Balance.



         PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS I A-2
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:



                                                                       Prepayments (% of Prepayment Model)
                                             --------------------------------------------------------------------------------------
                                                0%            125%            150%           185%             200%            250%
                                               ----          ------          ------         ------           ------          ------


Initial Percentage  . . . . . . . . .           100            100             100            100              100             100
January 7, 1998 . . . . . . . . . . .           100            100             100            100              100             100
January 7, 1999 . . . . . . . . . . .           100            100             100            100              100              81
January 7, 2000 . . . . . . . . . . .           100             87              73             53               45              20
January 7, 2001 . . . . . . . . . . .           100             46              29              6                0               0
January 7, 2002 . . . . . . . . . . .           100              7               0              0                0               0
January 7, 2003 . . . . . . . . . . .            91              0               0              0                0               0
January 7, 2004 . . . . . . . . . . .            60              0               0              0                0               0
January 7, 2005 . . . . . . . . . . .            26              0               0              0                0               0
January 7, 2006 . . . . . . . . . . .             4              0               0              0                0               0
January 7, 2007 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2008 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2009 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2010 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2011 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2012 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2013 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2014 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2015 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2016 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2017 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2018 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2019 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2020 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2021 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2022 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2023 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2024 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2025 . . . . . . . . . . .             0              0               0              0                0               0
January 7, 2026 . . . . . . . . . . .             0              0               0              0                0               0
Weighted Average Life (years)(1)  . .           7.3            3.9             3.5            3.1              2.9             2.5



___________________________
(1) The weighted average life of the Class I A-2 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-2 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-2 Principal Balance.




         PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS I A-3
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                       Prepayments (% of Prepayment Model)
                                              -------------------------------------------------------------------------------------

                                                0%            125%            150%           185%             200%            250%
                                              -----          ------          ------         ------          -------          ------


Initial Percentage  . . . . . . . . .           100            100             100            100             100             100
January 7, 1998 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 1999 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2000 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2001 . . . . . . . . . . .           100            100             100            100              96              56
January 7, 2002 . . . . . . . . . . .           100            100              84             50              37               8
January 7, 2003 . . . . . . . . . . .           100             67              42              9               0               0
January 7, 2004 . . . . . . . . . . .           100             28               3              0               0               0
January 7, 2005 . . . . . . . . . . .           100              0               0              0               0               0
January 7, 2006 . . . . . . . . . . .           100              0               0              0               0               0
January 7, 2007 . . . . . . . . . . .            78              0               0              0               0               0
January 7, 2008 . . . . . . . . . . .            47              0               0              0               0               0
January 7, 2009 . . . . . . . . . . .            13              0               0              0               0               0
January 7, 2010 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2011 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2012 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2013 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2014 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2015 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2016 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2017 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2018 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2019 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2020 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2021 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2022 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2023 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2024 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2025 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2026 . . . . . . . . . . .             0              0               0              0               0               0
Weighted Average Life (years)(1)  . .          10.8            6.4             5.8            5.0             4.8             4.1




___________________________
(1) The weighted average life of the Class I A-3 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-3 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-3 Principal Balance.


         PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS I A-4
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:



                                                                       Prepayments (% of Prepayment Model)
                                             --------------------------------------------------------------------------------------
                                                0%            125%            150%           185%             200%            250%
                                               ----          ------          ------         ------           ------          ------

Initial Percentage  . . . . . . . . .           100            100             100            100             100             100
January 7, 1998 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 1999 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2000 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2001 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2002 . . . . . . . . . . .           100            100             100            100             100              92
January 7, 2003 . . . . . . . . . . .           100            100             100            100              94              28
January 7, 2004 . . . . . . . . . . .           100            100             100             54              34               0
January 7, 2005 . . . . . . . . . . .           100             84              46              0               0               0
January 7, 2006 . . . . . . . . . . .           100             39               3              0               0               0
January 7, 2007 . . . . . . . . . . .           100              0               0              0               0               0
January 7, 2008 . . . . . . . . . . .           100              0               0              0               0               0
January 7, 2009 . . . . . . . . . . .           100              0               0              0               0               0
January 7, 2010 . . . . . . . . . . .            58              0               0              0               0               0
January 7, 2011 . . . . . . . . . . .            15              0               0              0               0               0
January 7, 2012 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2013 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2014 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2015 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2016 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2017 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2018 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2019 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2020 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2021 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2022 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2023 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2024 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2025 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2026 . . . . . . . . . . .             0              0               0              0               0               0
Weighted Average Life (years)(1)  . .          13.2            8.7             7.9            7.0             6.7             5.6




___________________________
(1) The weighted average life of the Class I A-4 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-4 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-4 Principal Balance.



         PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS I A-5
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                       Prepayments (% of Prepayment Model)
                                             --------------------------------------------------------------------------------------
                                                0%            125%            150%           185%             200%            250%
                                               ----          ------          ------         ------           ------          ------

Initial Percentage  . . . . . . . . .           100            100             100            100             100             100
January 7, 1998 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 1999 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2000 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2001 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2002 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2003 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2004 . . . . . . . . . . .           100            100             100            100             100              79
January 7, 2005 . . . . . . . . . . .           100            100             100             99              84              42
January 7, 2006 . . . . . . . . . . .           100            100             100             67              53              17
January 7, 2007 . . . . . . . . . . .           100             99              72             40              28               0
January 7, 2008 . . . . . . . . . . .           100             67              43             16               6               0
January 7, 2009 . . . . . . . . . . .           100             38              17              0               0               0
January 7, 2010 . . . . . . . . . . .           100              9               0              0               0               0
January 7, 2011 . . . . . . . . . . .           100              0               0              0               0               0
January 7, 2012 . . . . . . . . . . .            84              0               0              0               0               0
January 7, 2013 . . . . . . . . . . .            53              0               0              0               0               0
January 7, 2014 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2015 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2016 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2017 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2018 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2019 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2020 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2021 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2022 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2023 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2024 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2025 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2026 . . . . . . . . . . .             0              0               0              0               0               0
Weighted Average Life (years)(1)  . .          15.9           11.6            10.8            9.6             9.2             7.9



___________________________
(1) The weighted average life of the Class I A-5 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-5 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-5 Principal Balance.



         PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS I A-6
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                       Prepayments (% of Prepayment Model)
                                            ---------------------------------------------------------------------------------------
                                                0%            125%            150%           185%             200%            250%
                                               ----          ------          ------         ------           ------          ------

Initial Percentage  . . . . . . . . .           100            100             100            100             100             100
January 7, 1998 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 1999 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2000 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2001 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2002 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2003 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2004 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2005 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2006 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2007 . . . . . . . . . . .           100            100             100            100             100              95
January 7, 2008 . . . . . . . . . . .           100            100             100            100             100               0
January 7, 2009 . . . . . . . . . . .           100            100             100              0               0               0
January 7, 2010 . . . . . . . . . . .           100            100               0              0               0               0
January 7, 2011 . . . . . . . . . . .           100              0               0              0               0               0
January 7, 2012 . . . . . . . . . . .           100              0               0              0               0               0
January 7, 2013 . . . . . . . . . . .           100              0               0              0               0               0
January 7, 2014 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2015 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2016 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2017 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2018 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2019 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2020 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2021 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2022 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2023 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2024 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2025 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2026 . . . . . . . . . . .             0              0               0              0               0               0
Weighted Average Life (years)(1)  . .          16.6           13.3            12.7           11.8            11.3            10.3


___________________________
(1) The weighted average life of the Class I A-6 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-6 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-6 Principal Balance.


         PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS I B-1
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                       Prepayments (% of Prepayment Model)
                                              -------------------------------------------------------------------------------------

                                                0%            125%            150%           185%             200%            250%
                                               ----          ------          ------         ------           ------          ------

Initial Percentage  . . . . . . . . .           100            100             100            100             100             100
January 7, 1998 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 1999 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2000 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2001 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2002 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2003 . . . . . . . . . . .           100             75              73             69              68              63
January 7, 2004 . . . . . . . . . . .           100             52              48             42              40              32
January 7, 2005 . . . . . . . . . . .           100             29              24             18              15               6
January 7, 2006 . . . . . . . . . . .            92             13               8              1               0               0
January 7, 2007 . . . . . . . . . . .            76              0               0              0               0               0
January 7, 2008 . . . . . . . . . . .            58              0               0              0               0               0
January 7, 2009 . . . . . . . . . . .            39              0               0              0               0               0
January 7, 2010 . . . . . . . . . . .            17              0               0              0               0               0
January 7, 2011 . . . . . . . . . . .             2              0               0              0               0               0
January 7, 2012 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2013 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2014 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2015 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2016 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2017 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2018 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2019 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2020 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2021 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2022 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2023 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2024 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2025 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2026 . . . . . . . . . . .             0              0               0              0               0               0
Weighted Average Life (years)(1)  . .          11.3            7.1             7.0            6.7             6.7             6.4


___________________________
(1) The weighted average life of the Class I B-1 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I B-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I B-1 Principal Balance.


         PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS I B-2
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                       Prepayments (% of Prepayment Model)
                                           ----------------------------------------------------------------------------------------
                                                0%            125%            150%           185%             200%            250%
                                               ----          ------          ------         ------           ------          ------


Initial Percentage  . . . . . . . . .           100            100             100            100             100             100
January 7, 1998 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 1999 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2000 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2001 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2002 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2003 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2004 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2005 . . . . . . . . . . .           100            100             100            100             100             100
January 7, 2006 . . . . . . . . . . .           100            100             100            100              97              84
January 7, 2007 . . . . . . . . . . .           100             99              91             81              77              65
January 7, 2008 . . . . . . . . . . .           100             81              73             64              60               0
January 7, 2009 . . . . . . . . . . .           100             64              57              0               0               0
January 7, 2010 . . . . . . . . . . .           100             50               0              0               0               0
January 7, 2011 . . . . . . . . . . .           100              0               0              0               0               0
January 7, 2012 . . . . . . . . . . .            87              0               0              0               0               0
January 7, 2013 . . . . . . . . . . .            70              0               0              0               0               0
January 7, 2014 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2015 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2016 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2017 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2018 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2019 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2020 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2021 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2022 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2023 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2024 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2025 . . . . . . . . . . .             0              0               0              0               0               0
January 7, 2026 . . . . . . . . . . .             0              0               0              0               0               0
Weighted Average Life (years)(1)  . .          16.1           12.3            11.8           11.1            10.7             9.9


___________________________
(1) The weighted average life of the Class I B-2 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I B-2 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I B-2 Principal Balance.


GROUP II ASSUMPTIONS

    The tables set forth below assume that there are no delinquencies on the Group II Contracts and that there will be a sufficient Group II Available Distribution Amount to distribute interest on the Group II Certificates and the Group II Formula Principal Distribution Amount to the Certificateholders then entitled thereto.

    The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Group II Contracts are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model set forth in the tables;
(ii) the Servicer or the Company exercises its right of optional termination described above; (iii) the Group II Contracts will, as of the Cut-off Date, be grouped into twelve pools having the additional characteristics set forth below under "Assumed Contract Characteristics"; (iv) the Class II A-1 Certificates initially represent 75.50% of the entire ownership interest in the Group II Contracts and have a Class II A-1 Remittance Rate of 5.6375% per annum, the Class II B-1 Certificates initially represent 12.25% of the entire ownership interest in the Group II Contracts and have a Class II B-1 Remittance Rate of 5.8875% per annum, the Class II B-2 Certificates initially represent 5.25% of the entire ownership interest in the Group II Contracts and have a Class II B-2 Remittance Rate of 6.2875% per annum and the Class
II B-3 Certificates initially represent 7.00% of the entire ownership interest in the Group II Contracts and have a Class II B-3 Remittance Rate of 6.4875% per annum; (v) no interest shortfalls will arise in connection with prepayment in full of the Group II Contracts; (vi) there will be no losses on the Group II Contracts; and (vii) the Class II B Principal Distribution Test is satisfied. No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.

                                   GROUP II

                                            ASSUMED CONTRACT CHARACTERISTICS FOR GROUP II
                                                                                             REMAINING TERM TO        ORIGINAL TERM
                                                     CURRENT                                     MATURITY             TO MATURITY
                                                PRINCIPAL BALANCE                                 (MONTHS)              (MONTHS)
                  POOL                                                        APR
---------------------------------------		------------------	      ------	     ------------------	      -------------
   						   			         	        	              (c)
1/(1)/  . . . . . . . . . . . . . . . .             $ 7,136,099.21             9.419                       208                  219
2 . . . . . . . . . . . . . . . . . . .               3,805,221.50             9.578                       210                  220
3 . . . . . . . . . . . . . . . . . . .               5,908,511.71             9.672                       208                  216
4 . . . . . . . . . . . . . . . . . . .               6,804,061.23             9.853                       202                  208
5 . . . . . . . . . . . . . . . . . . .               8,059,869.13             9.832                       208                  213
6 . . . . . . . . . . . . . . . . . . .              10,199,855.05             9.907                       203                  207
7 . . . . . . . . . . . . . . . . . . .              13,730,276.20             9.958                       205                  207
8 . . . . . . . . . . . . . . . . . . .              13,187,178.71            10.011                       201                  202
9 . . . . . . . . . . . . . . . . . . .               7,429,079.28            10.135                       196                  196
10  . . . . . . . . . . . . . . . . . .                 533,079.87            11.377                        93                  173
11  . . . . . . . . . . . . . . . . . .                 732,886.17             9.426                        54                  180
12  . . . . . . . . . . . . . . . . . .                 241,812.20            13.626                        56                  173
    Total   . . . . . . . . . . . . . .             $77,767,930.26




                                                                             FIRST
                                      LIFETIME          PERIODIC           ADJUSTMENT           ADJUSTMENT
                                        RATE              RATE                DATE               FREQUENCY
     POOL             MARGIN             CAP               CAP              (MONTHS)             (MONTHS)           INDEX
-------------	      --------	      ----------	---------	   ----------	 	---------	   -------
1 . . . . . .            3.754            15.471            1.550                3                   12            CMT-5YW
2 . . . . . .            3.271            15.408            1.410                5                   12            CMT-5YW
3 . . . . . .            3.169            15.425            1.413                6                   12            CMT-5YW
4 . . . . . .            3.190            15.443            1.435                7                   12            CMT-5YW
5 . . . . . .            3.175            15.530            1.446                8                   12            CMT-5YW
6 . . . . . .            3.365            15.567            1.436                9                   12            CMT-5YW
7 . . . . . .            3.565            15.676            1.466               10                   12            CMT-5YW
8 . . . . . .            3.555            15.677            1.468               11                   12            CMT-5YW
9 . . . . . .            3.750            15.842            1.355               12                   12            CMT-5YW
10  . . . . .            5.287            19.681            1.415                4                    6            CMT-5YW
11  . . . . .            4.013           N/A               N/A                   5                   12            CMT-1YW
12  . . . . .            5.366           N/A               N/A                   4                    6            PRIME RT



    Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Class II A-1 Principal Balance, Original Class II B-1 Principal Balance, Original Class II B-2 Principal Balance and Original Class II B-3 Principal Balance outstanding and weighted average lives of the Class II A-1 Certificates, Class II B-1 Certificates, Class II B-2 Certificates and Class II B-3 Certificates set forth in the tables. In addition, since the actual Contracts and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class II A-1 Certificates, Class II B-1 Certificates, Class II B-2 Certificates and Class II B-3 Certificates may be made earlier or later than as indicated in the tables.

    It is not likely that Contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Contracts is the same as the weighted average remaining term to maturity of the Assumed Contract Characteristics.

    Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

    Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of the Offered Certificates and set forth the percentage of the Original Class II A-1 Principal Balance, Original Class II B-1 Principal Balance, Original Class II B-2 Principal Balance and Original Class II B-3 Principal Balance that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.

        PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS II A-1
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                       Prepayments (% of Prepayment Model)
						-----------------------------------------------------------------------------------
                                                0%            150%            175%           200%             225%            250%
					 	---           -----           -----          -----            -----           -----
Initial Percentage  . . . . . . . . .            100            100             100            100             100            100
January 7, 1998 . . . . . . . . . . .             91             82              80             79              77             76
January 7, 1999 . . . . . . . . . . .             87             68              65             62              59             56
January 7, 2000 . . . . . . . . . . .             83             55              51             47              43             40
January 7, 2001 . . . . . . . . . . .             78             44              39             34              30             25
January 7, 2002 . . . . . . . . . . .             73             33              28             23              18             14
January 7, 2003 . . . . . . . . . . .             68             29              24             19              15             11
January 7, 2004 . . . . . . . . . . .             62             25              20             16              12              9
January 7, 2005 . . . . . . . . . . .             56             21              17             13              10              7
January 7, 2006 . . . . . . . . . . .             49             18              14             11               8              6
January 7, 2007 . . . . . . . . . . .             41             15              11              9               6              4
January 7, 2008 . . . . . . . . . . .             35             12               9              7               5              0
January 7, 2009 . . . . . . . . . . .             31             10               7              0               0              0
January 7, 2010 . . . . . . . . . . .             26              7               0              0               0              0
January 7, 2011 . . . . . . . . . . .             20              0               0              0               0              0
January 7, 2012 . . . . . . . . . . .             14              0               0              0               0              0
January 7, 2013 . . . . . . . . . . .              7              0               0              0               0              0
January 7, 2014 . . . . . . . . . . .              0              0               0              0               0              0
January 7, 2015 . . . . . . . . . . .              0              0               0              0               0              0
January 7, 2016 . . . . . . . . . . .              0              0               0              0               0              0
January 7, 2017 . . . . . . . . . . .              0              0               0              0               0              0
January 7, 2018 . . . . . . . . . . .              0              0               0              0               0              0
January 7, 2019 . . . . . . . . . . .              0              0               0              0               0              0
January 7, 2020 . . . . . . . . . . .              0              0               0              0               0              0
January 7, 2021 . . . . . . . . . . .              0              0               0              0               0              0
January 7, 2022 . . . . . . . . . . .              0              0               0              0               0              0
January 7, 2023 . . . . . . . . . . .              0              0               0              0               0              0
January 7, 2024 . . . . . . . . . . .              0              0               0              0               0              0
January 7, 2025 . . . . . . . . . . .              0              0               0              0               0              0
January 7, 2026 . . . . . . . . . . .              0              0               0              0               0              0
Weighted Average Life (years)(1)  . .            8.6            4.6             4.1            3.6             3.3            2.9


___________________________
(1) The weighted average life of the Class II A-1 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class II A-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class II A-1 Principal Balance.


        PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS II B-1
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                       Prepayments (% of Prepayment Model)
						----------------------------------------------------------------------------------
                                                0%            150%            175%           200%             225%            250%
						-----	      -----	      -----	     -----	      -----	      ----
Initial Percentage  . . . . . . . . .            100            100             100            100             100             100
January 7, 1998 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 1999 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2000 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2001 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2002 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2003 . . . . . . . . . . .            100             71              71             70              68              67
January 7, 2004 . . . . . . . . . . .            100             47              44             42              37              34
January 7, 2005 . . . . . . . . . . .            100             26              21             17              11               7
January 7, 2006 . . . . . . . . . . .            100              6               0              0               0               0
January 7, 2007 . . . . . . . . . . .            100              0               0              0               0               0
January 7, 2008 . . . . . . . . . . .             85              0               0              0               0               0
January 7, 2009 . . . . . . . . . . .             59              0               0              0               0               0
January 7, 2010 . . . . . . . . . . .             33              0               0              0               0               0
January 7, 2011 . . . . . . . . . . .              4              0               0              0               0               0
January 7, 2012 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2013 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2014 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2015 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2016 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2017 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2018 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2019 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2020 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2021 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2022 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2023 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2024 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2025 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2026 . . . . . . . . . . .              0              0               0              0               0               0
Weighted Average Life (years)(1)  . .           12.3            6.9             6.8            6.7             6.6             6.5


___________________________
(1) The weighted average life of the Class II B-1 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class II B-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class II B-1 Principal Balance.


        PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS II B-2
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                       Prepayments (% of Prepayment Model)
						----------------------------------------------------------------------------------
                                                0%            150%            175%           200%             225%            250%
						-----	      -----	      -----	     -----	      -----	      -----
Initial Percentage  . . . . . . . . .            100            100             100            100             100             100
January 7, 1998 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 1999 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2000 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2001 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2002 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2003 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2004 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2005 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2006 . . . . . . . . . . .            100            100             100             89              75              63
January 7, 2007 . . . . . . . . . . .            100             72              58             45              31              19
January 7, 2008 . . . . . . . . . . .            100             34              20              7               0               0
January 7, 2009 . . . . . . . . . . .            100              0               0              0               0               0
January 7, 2010 . . . . . . . . . . .            100              0               0              0               0               0
January 7, 2011 . . . . . . . . . . .            100              0               0              0               0               0
January 7, 2012 . . . . . . . . . . .             36              0               0              0               0               0
January 7, 2013 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2014 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2015 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2016 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2017 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2018 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2019 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2020 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2021 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2022 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2023 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2024 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2025 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2026 . . . . . . . . . . .              0              0               0              0               0               0
Weighted Average Life (years)(1)  . .           14.8           10.6            10.2            9.9             9.5             9.3


___________________________
(1) The weighted average life of the Class II B-2 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class II B-2 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class II B-2 Principal Balance.


        PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS II B-3
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


                                                                       Prepayments (% of Prepayment Model)
						----------------------------------------------------------------------------------
                                                0%            150%            175%           200%             225%            250%
						-----	      -----	      -----	     ------   	      -----	      ----

Initial Percentage  . . . . . . . . .            100            100             100            100             100             100
January 7, 1998 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 1999 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2000 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2001 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2002 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2003 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2004 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2005 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2006 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2007 . . . . . . . . . . .            100            100             100            100             100             100
January 7, 2008 . . . . . . . . . . .            100            100             100            100              95               0
January 7, 2009 . . . . . . . . . . .            100             99              90              0               0               0
January 7, 2010 . . . . . . . . . . .            100             76               0              0               0               0
January 7, 2011 . . . . . . . . . . .            100              0               0              0               0               0
January 7, 2012 . . . . . . . . . . .            100              0               0              0               0               0
January 7, 2013 . . . . . . . . . . .             66              0               0              0               0               0
January 7, 2014 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2015 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2016 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2017 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2018 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2019 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2020 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2021 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2022 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2023 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2024 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2025 . . . . . . . . . . .              0              0               0              0               0               0
January 7, 2026 . . . . . . . . . . .              0              0               0              0               0               0
Weighted Average Life (years)(1)  . .           16.1           13.1            12.5           11.8            11.3            10.3


___________________________
(1) The weighted average life of the Class II B-3 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class II B-3 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class II B-3 Principal Balance.


                       DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued pursuant to the Agreement. A copy of a general form of a Pooling and Servicing Agreement has been filed with the Securities and Exchange Commission. A copy of the execution form of the Agreement (without certain exhibits) will be filed with the Securities and Exchange Commission after the initial issuance of the Certificates. The following description supplements the description of the Agreement and the Certificates under the caption "Description of the Certificates" in the Prospectus and must be read together therewith. The following summaries describe certain terms of the Agreement, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

    The Certificates will be issued in fully registered form only, in denominations of $50,000 and integral multiples of $1,000 in excess thereof, except for a denomination representing the remainder of a Class of Certificates. The Percentage Interest of a Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I B-1 or Class I B-2 Certificate is the percentage obtained from dividing its denomination by the Original Class I A-1 Principal Balance, the Original Class I A-2 Principal Balance, the Original Class I A-3 Principal Balance, the Original Class I A-4 Principal Balance, the Original Class I A-5 Principal Balance, the Original Class I A-6 Principal Balance, the Original Class I B-1 Principal Balance and the Original Class I B-2 Principal Balance, respectively. The Percentage Interest of a Class II A-1, Class II B-1, Class II B-2 or Class II B-3 Certificate is the percentage obtained from dividing its denomination by the Original Class II A-1 Principal Balance, the Original Class II B-1 Principal Balance, the Original Class II B-2 Principal Balance and the Original Class II B-3 Principal Balance, respectively. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    The Trust Fund includes (i) the Contract Pool, including all rights to receive payments on the Contracts received on or after the Cut-off Date, (ii) the amounts held from time to time in trust accounts (with respect to the Group I Certificates, the "Group I Certificate Account" and with respect to the Group II Certificates, the "Group II Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) any property which initially secured a Contract and which is acquired in the process of realizing thereon and (iv) the proceeds of all insurance policies described herein.

    The Company will cause the Contracts to be assigned to the Trustee or a co-trustee. The Company, as Servicer, will service the Contracts pursuant to the Agreement. The Contract documents will be held for the benefit of the Trustee by the Servicer.

    Distributions of principal and interest on the Certificates will be made on the 7th day of each month, or, if such day is not a business day, the next succeeding business day (each, a "Remittance Date") beginning in February 1997, to the persons in whose names the Certificates are registered at the close of business on the related Record Date. If definitive Offered Certificates are issued, distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that a holder of Offered Certificates with original denominations aggregating at least $5 million may request payment by wire transfer of funds pursuant to written instructions delivered to the Trustee at least five business days prior to the Record Date. The final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

CONVEYANCE OF CONTRACTS

    In addition to the representations and warranties described in the Prospectus under "Description of Certificates--Conveyance of Contracts," the Company has also made certain warranties with respect to the Contracts in the aggregate, including that (i) the aggregate principal amount payable by the Obligors as of the Cut-off Date equals the Cut-off Date Pool Principal Balance; (ii) (a) approximately 71.86% of the Cut-off Date Group I Principal Balance is attributable to loans to purchase new Manufactured Homes and approximately 28.14% of the Cut-off Date Group I Principal Balance is attributable to loans to purchase used Manufactured Homes and (b) approximately 82.80% of the Cut-off Date Group II Principal Balance is attributable to loans to purchase new Manufactured Homes and approximately 17.20% of the Cut-off Date Group II Principal Balance is attributable to loans to purchase used Manufactured Homes; (iii) no Contract has a remaining maturity of more than 368 months; (iv) the date of each Contract is on or after September 20, 1984; and (v) no adverse selection procedures were employed in selecting the Contracts.

PAYMENTS ON CONTRACTS

    The Trustee will establish and maintain the Certificate Accounts (i) at a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC") whose commercial paper or unsecured short-term debt has a rating of P-1 by Moody's, and which is subject to examination by federal or state authorities or a depository institution otherwise acceptable to Moody's, (ii) in the corporate trust department of the Trustee or (iii) at an institution otherwise acceptable to Moody's (an "Eligible Institution"). Funds in each Certificate Account will be invested in Eligible Investments (as defined in the Agreement) that will mature or be subject to redemption not later than the business day preceding the applicable monthly Remittance Date. Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; commercial paper rated P-1 by Moody's; money market funds acceptable to Moody's; and other obligations acceptable to Moody's.

    All payments in respect of principal and interest on the Contracts received by the Servicer, including Principal Prepayments and Liquidation Proceeds (net of Liquidation Expenses), will be paid into the applicable Certificate Account no later than the second business day following receipt thereof. Amounts received as late payment fees, extension fees, assumption fees or similar fees will be retained by the Servicer as part of its servicing fees. See "Description of Certificates--Servicing Compensation and Payment of Expenses" in the Prospectus. In addition, amounts paid by the Company for Contracts repurchased as a result of breach of a representation or warranty under the Agreement and amounts required to be deposited upon substitution of an Eligible Substitute Contract because of breach of a representation or warranty, as described under "Conveyance of Contracts" above, will be paid into the applicable Certificate Account. The Servicer will deposit the Monthly Advance (described under "Advances" below), if any, in the applicable Certificate Account on or before each Determination Date.

    On the fifth business day prior to each Remittance Date (the "Determination Date"), the Servicer will determine the Available Distribution Amount and the amounts to be distributed on the Certificates for the following Remittance Date. The Group I Available Distribution Amount is the sum of (a) the Monthly Advance relating to the Group I Contracts for such Remittance Date and (b) the amount in the Group I Certificate Account on the close of business on the last day of the immediately preceding Due Period less the sum of (i) scheduled payments for Group I Contracts that are due in a Due Period subsequent to such Due Period; (ii) payments on Group I Contracts that have been repurchased as a result of a breach of a representation or warranty and any other payments not required to be deposited in the Group I Certificate Account; (iii) reimbursements to the Servicer in the amount of Liquidation Expenses incurred and taxes and insurance premiums advanced by the Servicer in respect of Group I Contracts;
(iv) if Vanderbilt is no longer the Servicer, the Group I Monthly Servicing Fee equal to 1/12th of the product of 1.25% and the Group I Pool Scheduled Principal Balance for the immediately preceding Remittance Date; (v) reimbursements to the Servicer for Nonrecoverable Advances and Monthly
Advances relating to the Group I Contracts in respect of Liquidated Contracts, to the extent permitted by the Agreement; and (vi) certain expenses reimbursable to the Company as provided in the Agreement. The Group II Available Distribution Amount is the sum of (a) the Monthly Advance relating to the Group II Contracts for such Remittance Date and (b) the amount in the Group II Certificate Account on the close of business on the last day of the immediately preceding Due Period less the sum of (i) scheduled payments for Group II Contracts that are due in a Due Period subsequent to such Due Period; (ii) payments on Group II Contracts that have been repurchased as a result of a breach of a representation or warranty and any other payments not required to be deposited in the Group II Certificate Account; (iii) reimbursements to the Servicer in the amount of Liquidation Expenses incurred and taxes and insurance premiums advanced by the Servicer in respect of Group II Contracts; (iv) if Vanderbilt is no longer the Servicer, the Group II Monthly Servicing Fee equal to 1/12th of the product of 1.25% and the Group II Pool Scheduled Principal Balance for the immediately preceding Remittance Date; (v) reimbursements to the Servicer for Nonrecoverable Advances and Monthly Advances relating to the Group II Contracts in respect of Liquidated Contracts, to the extent permitted by the Agreement; and (vi) certain expenses reimbursable to the Company as provided in the Agreement.

    The Trustee or its Paying Agent will withdraw funds from the applicable Certificate Account (but only to the extent of the related Available Distribution Amount) to make payments to Certificateholders as specified under "Distributions" below. From time to time, as provided in the Agreement, the Servicer will also withdraw funds from the Certificate Account to make payments to it as permitted by the Agreement and described in clauses
(ii), (iii), (iv), (v) and (vi) in the previous paragraph.

DISTRIBUTIONS

    Distributions of principal and interest to holders of a Class of Certificates will be made on each Remittance Date in an amount equal to the respective Percentage Interests multiplied by the aggregate amount distributed on such Class of Certificates on such Remittance Date. With respect to each Remittance Date, the Fixed Rate Certificates will accrue interest in respect of each calendar month preceding such Remittance Date. With respect to each Remittance Date (other than the first Remittance Date), the Floating Rate Certificates will accrue interest from the Remittance Date in the preceding calendar month through the day preceding the Remittance Date in the current calendar month. With respect to the first Remittance Date, the Floating Rate Certificates will bear one day's interest. Distributions to a Class of Certificateholders will be applied first to the payment of interest and, if any payment is then due, then to the payment of principal. Interest on the Fixed Rate Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Floating Rate Certificates will be calculated on the basis of the number of actual days elapsed during the Due Period and a 360-day year.

    Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to Book-Entry Certificates are to be made by DTC and the Participants in accordance with DTC's rules.

    A.    On  each  Remittance  Date  on  which  the   Class  I  B  Principal
Distribution Test is not met, the Group I Available Distribution Amount will be distributed in the following amounts in the following order of priority:

        (i) interest accrued during the related Interest Period on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, at their respective Remittance Rates on the outstanding Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Principal Balances, respectively, together with any previously undistributed shortfalls in interest due on the Class I A-1, Class I
    A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, respectively, in respect of prior Remittance Dates; if the Group I Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, the Group I Available Distri-bution Amount will be distributed on such Classes of Certificates pro rata on the basis of the interest due thereon;

        (ii) the Group I Formula Principal Distribution Amount in the following order of priority:

             (a) to the Class I A-1 Certificates until the Class I A-1 Principal Balance is reduced to zero;

             (b) to the Class I A-2 Certificates until the Class I A-2 Principal Balance is reduced to zero;

             (c) to the Class I A-3 Certificates until the Class I A-3 Principal Balance is reduced to zero;

             (d) to the Class I A-4 Certificates until the Class I A-4 Principal Balance is reduced to zero; and

             (e) to the Class I A-5 Certificates until the Class I A-5 Principal Balance is reduced to zero;

        (iii) interest accrued during the related Interest Period on the Class I A-6 Principal Balance to the Class I A-6 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I A-6 Certificates in respect of prior Remittance Dates;

        (iv) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I A-6 Certificates until the Class I A-6 Principal Balance is reduced to zero;

        (v) interest accrued during the related Interest Period on the Class I B-1 Principal Balance to the Class I B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I B-1 Certificates in respect of prior Remittance Dates;

        (vi) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I B-1 Certificates until the Class I B-1 Principal Balance is reduced to zero;

        (vii) interest accrued during the related Interest Period on the Class I B-2 Principal Balance to the Class I B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I B-2 Certificates in respect of prior Remittance Dates;

        (viii) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I B-2 Certificates until the Class I B-2 Principal Balance is reduced to zero;

        (ix) any Group I Monthly Excess Spread (as defined below) to fund any Group II Available Funds Shortfall;

        (x) any remaining Group I Monthly Excess Spread to fund any unfunded Accelerated Principal Payment (as defined below) on the Group II Certificates after giving effect to the distribution described in clause C(ix) or D(ix), as applicable, below;

        (xi) so long as the Company is the Servicer, any remaining available funds up to the amount equal to 1/12th of the product of 1.25% and the Group I Pool Scheduled Principal Balance for the immediately preceding Remittance Date (the "Group I Monthly Servicing Fee"), to the Servicer;

        (xii) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement;

        (xiii) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group II Monthly Servicing Fee (as defined herein), if any, remaining unpaid after giving effect to the distribution described in clause C(xii) or D(xii), as applicable, below, to the Servicer;

        (xiv) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause C(xiii) or D(xiii), as applicable, below; and

        (xv) any remaining available funds to the holder of the Class R Certificate, which will initially be a special purpose subsidiary of the Company.

    B. On each Remittance Date on which the Class I B Principal Distribution Test is met, the Group I Available Distribution Amount will be distributed in the following amounts in the following order of priority:

        (i) interest accrued during the related Interest Period on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, at their respective Remittance Rates on the outstanding Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Principal Balances, respectively, together with any previously undistributed shortfalls in interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, respectively, in respect of prior Remittance Dates; if the Group I Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, the Group I Available Distri-bution Amount will be distributed on such Classes of Certificates pro rata on the basis of the interest due thereon;

        (ii) the Class I A Percentage of the Group I Formula Principal Distribution Amount in the following order of priority:

             (a) to the Class I A-1 Certificates until the Class I A-1 Principal Balance is reduced to zero;

             (b) to the Class I A-2 Certificates until the Class I A-2 Principal Balance is reduced to zero;

             (c) to the Class I A-3 Certificates until the Class I A-3 Principal Balance is reduced to zero;

             (d) to the Class I A-4 Certificates until the Class I A-4 Principal Balance is reduced to zero; and

             (e) to the Class I A-5 Certificates until the Class I A-5 Principal Balance is reduced to zero;

        (iii) interest accrued during the related Interest Period on the Class I A-6 Principal Balance to the Class I A-6 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I A-6 Certificates in respect of prior Remittance Dates;

        (iv) the remainder of the Class I A Percentage of the Group I Formula Principal Distribution Amount, if any, to the Class I A-6 Certificates until the Class I A-6 Principal Balance is reduced to zero;

        (v) interest accrued during the related Interest Period on the Class I B-1 Principal Balance to the Class I B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I B-1 Certificates in respect of prior Remittance Dates;

        (vi) the Class I B Percentage of the Group I Formula Principal Distribution Amount to the Class I B-1 Certificates until the Class I B-1 Principal Balance is reduced to zero;

        (vii) interest accrued during the related Interest Period on the Class I B-2 Principal Balance to the Class I B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I B-2 Certificates in respect of prior Remittance Dates;

        (viii) the remainder of the Group I Formula Principal Distribution Amount to the Class I B-2 Certificates until the Class I B-2 Principal Balance is reduced to zero;

        (ix) any Group I Monthly Excess Spread to fund any Group II Available Funds Shortfall;

        (x) any remaining Group I Monthly Excess Spread to fund any unfunded Accelerated Principal Payment (as defined below) on the Group II Certificates after giving effect to the distribution described in clause C(ix) or D(ix), as applicable, below;

        (xi) so long as the Company is the Servicer, any remaining available funds up to the Group I Monthly Servicing Fee, to the Servicer;

        (xii) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement;

        (xiii) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group II Monthly Servicing Fee, if any, remaining unpaid after giving effect to the distribution described in clause C(xii) or D(xii), as applicable, below, to the Servicer;

        (xiv) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause C(xiii) or D(xiii), as applicable, below; and

        (xv) any remaining available funds to the holder of the Class R Certificate.

    C. On each Remittance Date on which the Class II B Principal Distribution Test is not met, the Group II Available Distribution Amount will be distributed in the following amounts in the following order of priority:

        (i) interest accrued during the related Interest Period on the Class II A-1 Principal Balance to the Class II A-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class II A-1 Certificates in respect of prior Remittance Dates;

        (ii) the Group II Formula Principal Distribution Amount, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, to the Class II A-1 Certificates until the Class II A-1 Principal Balance is reduced to zero;

        (iii) interest accrued during the related Interest Period on the Class II B-1 Principal Balance to the Class II B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-1 Certificates in respect of prior Remittance Dates;

        (iv) the remaining Group II Formula Principal Distribution Amount, if any, to the Class II B-1 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-1 Principal Balance is reduced to zero;

        (v) interest accrued during the related Interest Period on the Class II B-2 Principal Balance to the Class II B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-2 Certificates in respect of prior Remittance Dates;

        (vi) the remaining Group II Formula Principal Distribution Amount, if any, to the Class II B-2 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-2 Principal Balance is reduced to zero;

        (vii) interest accrued during the related Interest Period on the Class II B-3 Principal Balance to the Class II B-3 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-3 Certificates in respect of prior Remittance Dates;

        (viii) the remainder of the Group II Formula Principal Distribution Amount, if any, to the Class II B-3 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-3 Principal Balance is reduced to zero;

        (ix) any remaining Group II Available Distribution Amount to fund any Accelerated Principal Payment on the Group II Certificates;

        (x)    any  Group  II  Monthly  Excess  Spread,   together  with  any
    Overcollateralization Reduction Amount, to fund any Group I Available Funds Shortfall;

        (xi) any remaining available funds up to the Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount to the applicable Certificateholder; if such available funds are not sufficient to distribute the total Net Funds Cap Carryover Amount to the applicable Classes of Certificates, such remaining available funds will be distributed on such Classes of Certificates pro rata based on the amount of the Net Funds Cap Carryover Amount owing to each such Class of Certificates;

        (xii) so long as the Company is the Servicer, any remaining available funds up to the amount equal to 1/12th of the product of 1.25% and the Group II Pool Scheduled Principal Balance for the immediately preceding Remittance Date (the "Group II Monthly Servicing Fee"), to the Servicer;

        (xiii) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement;

        (xiv) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group I Monthly Servicing Fee, if any, remaining unpaid after giving effect to the distribution described in clause A(xi) or B(xi), as applicable, above, to the Servicer;

        (xv) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause A(xii) or B(xii), as applicable, above; and

        (xvi) any remaining available funds to the holder of the Class R Certificate.

    D.    On  each  Remittance  Date  on  which  the  Class  II  B  Principal
Distribution  Test  is  met,  the   Available  Distribution  Amount  will  be
distributed in the following amounts in the following order of priority:

        (i) interest accrued during the related Interest Period on the Class II A-1 Principal Balance to the Class II A-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II A-1 Certificates, in respect of prior Remittance Dates;

        (ii) the Class II A Percentage of the Group II Formula Principal Distribution Amount, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, to the Class II A-1 Certificateholders until the Class II A-1 Principal Balance is reduced to zero;

        (iii) interest accrued during the related Interest Period on the Class II B-1 Principal Balance to the Class II B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-1 Certificates in respect of prior Remittance Dates;

        (iv) the Class II B Percentage of the Group II Formula Principal Distribution Amount to the Class II B-1 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-1 Principal Balance is reduced to zero;

        (v) interest accrued during the related Interest Period on the Class II B-2 Principal Balance to the Class II B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-2 Certificates in respect of prior Remittance Dates;

        (vi) the remainder of the Class II B Percentage, if any, of the Group II Formula Principal Distribution Amount to the Class II B-2 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-2 Principal Balance is reduced to zero;

        (vii) interest accrued during the related Interest Period on the Class II B-3 Principal Balance to the Class II B-3 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-3 Certificates in respect of prior Remittance Dates;

        (viii) the remainder of the Group II Formula Principal Distribution Amount to the Class II B-3 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-3 Principal Balance is reduced to zero;

        (ix) any remaining Group II Available Distribution Amount to fund any Accelerated Principal Payment on the Group II Certificates;

        (x)  any   Group  II   Monthly  Excess  Spread,  together   with  any
    Overcollateralization Reduction Amount, to fund any Group I Available Funds Shortfall;

        (xi) any remaining available funds up to the Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount to the applicable Certificateholder; if such available funds are not sufficient to distribute the total Net Funds Cap Carryover Amount to the applicable Classes of Certificates, such remaining available funds will be distributed on such Classes of Certificates pro rata based on the amount of the Net Funds Cap Carryover Amount owing to each such Class of Certificates;

        (xii) so long as the Company is the Servicer, any remaining available funds up to the Group II Monthly Servicing Fee, to the Servicer;

        (xiii) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement;

        (xiv) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group I Monthly Servicing Fee, if any, remaining unpaid after giving effect to the distribution described in clause A(xi) or B(xi), as applicable, above, to the Servicer;

        (xv) the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause A(xii) or B(xii), as applicable, above; and

        (xvi) any remaining available funds to the holder of the Class R Certificate.

    The "Class I B Principal Distribution Test" is met in respect of a Remittance Date on which each of the following requirements is satisfied:

        (i)  such Remittance Date is on or after the February 2002  Remittance
    Date;

        (ii) the Class I B Percentage for such Remittance Date is equal to at least 16.625% (which is 1.75 times the original Class I B Percentage);

        (iii)    the Group I Performance Tests are satisfied; and

        (iv)     the  Class  I  B-2  Principal  Balance   is  not  less  than
    $2,308,354 (which represents approximately 2% of the Group I Cut-off Date Principal Balance).

    The "Class II B Principal Distribution Test" is met in respect of a Remittance Date on which each of the following requirements is satisfied:

        (i)  such   Remittance  Date  is  on  or  after   the  February,  2002
    Remittance Date;

        (ii) the Class II B Percentage for such Remittance Date is equal to at least 50% (which is 2 times the original Class II B Percentage plus 1%);

        (iii)    the Group II Performance Tests are satisfied; and

        (iv) the Group II Junior Subordinate Certificate Principal Balance and the Overcollateralization Amount is not less than $1,555,358 (which represents approximately 2% of the Group II Cut-off Date Principal Balance).

    The "Group I Performance Tests" are satisfied in respect of a Remittance Date if all of the following conditions with respect to Group I are met:

        (i) the Average Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date does not exceed 5% for the Group I Contracts;

        (ii) the Average Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date does not exceed 7% for the Group I Contracts;

        (iii) the Cumulative Realized Losses (as defined in the Agreement) for the Group I Contracts as of such Remittance Date do not exceed a certain specified percentage of the Group I Cut-off Date Principal Balance, depending on the year in which such Remittance Date occurs; and

        (iv)     the  Current  Realized   Loss  Ratio  (as  defined   in  the
    Agreement) as of such Remittance Date does not exceed 2.75% for Group I Contracts.

    The  "Group  II  Performance  Tests"  are   satisfied  in  respect  of  a
Remittance Date if all of the following conditions with respect to the Group II Contracts are met:

        (i)  the  Average  Sixty-Day  Delinquency  Ratio  (as  defined  in the
    Agreement) as of such Remittance Date does not exceed 5% for the Group II Contracts;

        (ii) the Average Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date does not exceed 7% for the Group II Contracts;

        (iii) the Cumulative Realized Losses (as defined in the Agreement) for the Group II Contracts as of such Remittance Date do not exceed a certain specified percentage of the Group II Cut-off Date, depending on the year in which such Remittance Date occurs; and

        (iv)     the  Current  Realized   Loss  Ratio  (as  defined   in  the
    Agreement) as of such Remittance Date does not exceed 2.75% for the Group II Contracts.

    The Principal Balance of each Class of Certificates is its original Principal Balance reduced by all distributions on such Class in respect of principal. The Class I A Principal Balance is the sum of the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Principal Balances. The Class I B Principal Balance is the sum of the Class I B-1 Principal Balance and the Class I B-2 Principal Balance. The II B Principal Balance is the sum of the Class II B-1 Principal Balance, the Class II B-2 Principal Balance and the Class II B-3 Principal Balance.

    The Class I A Percentage for a Remittance Date is the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Principal Balance of the Class I A Certificates immediately prior to such Remittance Date and the denominator of which is the Pool Scheduled Principal Balance for Group I Contracts. The Class I B Percentage is 100% less the Class I A Percentage.

    The Class II A Percentage for a Remittance Date is the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Principal Balance of the Class II A-1 Certificates immediately prior to such Remittance Date and the denominator of which is the Pool Scheduled Principal Balance for Group II Contracts. The Class II B Percentage is 100% less the Class II A Percentage.

    The Average Sixty-Day Delinquency Ratio and the Average Thirty-Day Delinquency Ratio are, in general, the ratios of the average of the aggregate principal balances of Contracts in the applicable Group delinquent 60 days or more and 30 days or more, respectively, for the preceding three Due Periods (determined as of the last day of each such Due Period) to the average Pool Scheduled Principal Balance for such periods. Cumulative Realized Losses are, in general, the aggregate net liquidation losses (calculated as specified in the Agreement) in respect of Liquidated Contracts since the Cut-off Date. The Current Realized Loss Ratio is, in general, the ratio of the aggregate net liquidation losses in respect of Liquidated Contracts for the periods specified in the Agreement to an average Pool Scheduled Principal Balance specified in the Agreement.

    The "Formula Principal Distribution Amount" in respect of a Remittance Date and a Group equals the sum of (i) all scheduled payments of principal due on each outstanding Contract in such Group during the Due Period preceding the month in which the Remittance Date occurs, (ii) the Scheduled Principal Balance (as defined below) of each Contract in such Group which, during the Due Period preceding the month of such Remittance Date, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all Partial Prepayments (as defined in the Agreement) of Contracts in such Group received during such preceding Due Period, (iv) the Scheduled Principal Balance of each Contract in such Group that was prepaid in full during such preceding Due Period, (v) the Scheduled Principal Balance of each Contract in such Group that became a Liquidated Contract during such preceding Due Period and (vi) any previously undistributed shortfalls in the amounts in clauses (i) through (v) in respect of the prior Remittance Dates (other than any such shortfall with respect to which an Enhancement Payment has been made to the related Certificateholders).

    The "Scheduled Principal Balance" of a Contract as of any Remittance Date is its principal balance (before any adjustment by reason of bankruptcy, moratorium or similar waiver or grace period) as of the Due Date (or latest occurring Due Date, in the case of a Bi-weekly Contract) in the Due Period next preceding such Remittance Date, after giving effect to any previous Partial Prepayments and after giving effect to all previous scheduled principal payments and to the scheduled payment of principal due on such Due Date (whether or not paid and before any adjustment by reason of bankruptcy, moratorium or similar waiver or grace period).

    The "Pool Scheduled Principal Balance" for a Group for any Remittance Date is equal to (i) the Cut-off Date Pool Principal Balance for such Group less (ii) the aggregate of the Formula Principal Distribution Amounts for such Group (exclusive of the amounts in clause (vi) of the definition thereof) for all prior Remittance Dates.

    A "Liquidated Contract" is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Manufactured Home and any real property securing such Contract have been received.

    In no event will the aggregate distributions of principal to the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I B-1, Class I B-2, Class II A-1, Class II B-1, Class II B-2 or Class II B-3 Certificateholders (including, in the case of the Class I B-2 and Class II B-3 Certificateholders, any principal amounts included in any Enhancement Payments) exceed the Original Class I A-1 Principal Balance, the Original Class I A-2 Principal Balance, the Original Class I A-3 Principal Balance, the Original Class I A-4 Principal Balance, the Original Class I A-5 Principal Balance, the Original Class I A-6 Principal Balance, the Original Class I B-1 Principal Balance, the Original Class I B-2 Principal Balance, the Original Class II A-1 Principal Balance, the Original Class II B-1
Principal Balance, the Original Class II B-2 Principal Balance or the Original Class II B-3 Principal Balance, respectively.

    Notwithstanding the prioritization of the distribution of the Group I Formula Principal Distribution Amount among the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates pursuant to clauses A(ii) and B(ii) above, on each Remittance Date on and after the Remittance Date, if any, on which the Deficiency Event occurs, the Group I Available Distribution Amount remaining after making the distributions of interest to the Senior Certificateholders required by clauses A(i) and B(i) above will be applied to distribute the Group I Formula Principal Distribution Amount on each Class of Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates pro rata in accordance with the outstanding Principal Balance of such Class. The "Deficiency Event" will occur if the sum of the Principal Balances of the Classes of Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates becomes equal to or greater than the Pool Scheduled Principal Balance for Group I.

    The Class I A-1 Remittance Rate for a Remittance Date will equal the lesser of (a) the sum of (i) the London Interbank offered rate for one-month United States dollar deposits ("LIBOR") appearing on the Telerate Screen Page 3750 as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days of the Closing Date in the case of the first Interest Period) and (ii) 0.08% and (b) the Group I Weighted Average Net Contract Rate for Group I, computed on the basis of the actual number of days elapsed and a 360-day year. The Class I A-2 Remittance Rate for a Remittance Date is the lesser of (i) 6.525% per annum, computed on the basis of a 360-day year of twelve 30-day months, or (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date for Group I. The Class I A-3 Remittance Rate for a Remittance Date is the lesser of (i) 6.80% per annum, computed on the basis of a 360-day year of twelve 30-day months, or (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date for Group I. The Class I A-4 Remittance Rate for a Remittance Date is the lesser of (i) 7.075% per annum, computed on the basis of a 360-day year of twelve 30-day months, or (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date for Group I. The Class I A-5 Remittance Rate for a Remittance Date is the lesser of (i) 7.30% per annum, computed on the basis of a 360-day year of twelve 30-day months, or (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date for Group I. The Class I A-6 Remittance Rate for a Remittance Date is the lesser of (i) 7.60% per annum, computed on the basis of a 360-day year of twelve 30-day months, or
(ii) the Group I Weighted Average Net Contract Rate for such Remittance Date for Group I. The Class I B-1 Remittance Rate for a Remittance Date is the lesser of (i) 7.50% per annum, computed on the basis of a 360-day year of twelve 30-day months, or (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date for Group I. The Class I B-2 Remittance Rate for a Remittance Date is the lesser of (i) 8.125% per annum, computed on the basis of a 360-day year of twelve 30-day months, or (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date for Group I. The "Group I Weighted Average Net Contract Rate" for a Group for a Remittance Date is equal to (i) the weighted average of the Contract Rates applicable to the scheduled payments due on the outstanding Group I Contracts in the Due Period preceding such Remittance Date less (ii) 1.25%. Any undistributed interest shortfalls which are carried forward will, to the extent legally permissible, bear interest at the Remittance Rate applicable to the affected Class or Classes of Certificates.

    "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). With respect to the Class I A-1 Certificates and the Group II Certificates and any Remittance Date, the "Interest Period" shall be the period from the Remittance Date preceding such Remittance Date (or in the case of the first Remittance Date, from the Closing Date) through the day preceding such Remittance Date. With respect to each Class of Offered Certificates (other than the Class I A-1 Certificates and the Group II Certificates) and any Remittance Date, the "Interest Period" shall be the period from the first day of the calendar month preceding the month of such Remittance Date through the last day of such calendar month on the basis of a 360-day year consisting of twelve 30-day months.

    The Class II A-1 Remittance Rate shall be the lesser of (a) the Class II A-1 Formula Rate (as defined below) and (b) the Net Funds Cap (as defined below) for such Remittance Date. The Class II A-1 Formula Rate shall be a per annum rate equal to the sum of (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date (as defined herein), 0.20% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, 0.40% (2 times the original LIBOR rate). The Class II B-1 Remittance Rate shall be the lesser of (a) the Class II B-1 Formula Rate (as defined below) and (b) the Net Funds Cap for such Remittance Date. The "Class II B-1 Formula Rate" shall be a per annum rate equal to the sum of (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date, 0.45% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, 0.90%. The Class II B-2 Remittance Rate shall be the lesser of (a) the Class II B-2 Formula Rate (as defined below) and (b) the Net Funds Cap for such Remittance Date. The "Class II B-2 Formula Rate" shall be a per annum rate equal to the sum of (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date, 0.85% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, 1.35%. The Class II B-3 Remittance Rate shall be the lesser of (a) the Class II B-3 Formula Rate (as defined below) and (b) the Net Funds Cap for such Remittance Date. The Class II B-3 Formula Rate shall be a per annum rate equal to the sum of (a) LIBOR (as defined herein) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date, 1.05% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, 1.55%.

    The Net Funds Cap for any Remittance Date shall equal the per annum rate equal to a fraction, expressed as a percentage, the numerator of which equals the sum of (a) the aggregate amount of interest due on the Group II Contracts on the related Due Date and (b) the Overcollateralization Reduction Amount, if any, for such Distribution Date less (c) one-twelfth of (if the Company is the Servicer) 0.50% of the Group II Pool Scheduled Principal Balance on the first day of the Due Period or (if the Company is no longer the Servicer) 1.75% of the Group II Scheduled Pool Principal Balance on the first day of the Due Period and the denominator of which is equal to the Certificate Principal Balance of the Group II Certificates (adjusted to reflect the actual number of days elapsed in the Interest Period divided by 360). The "Call Option Date" shall be the day on which the outstanding balance of the Contracts in the Trust Fund has declined to 10% or less of the Cut-off Date Pool Principal Balance.

GROUP II CERTIFICATES; OVERCOLLATERALIZATION PROVISIONS

    The Group II Weighted Average Contract Rate for the Group II Contracts is expected generally to be higher than the weighted average of the
Remittance Rates applicable to the Group II Certificates, thus generating certain excess interest collections which in the absence of losses and delinquencies,  will not  be needed  to fund  distributions on  the  Group II
Certificates. The Agreement provides that this excess interest is to be applied, to the extent available, to make accelerated payments of principal to the Class or Classes of Group II Certificates then entitled to receive distributions of principal. Such accelerated payments are expected to cause the aggregate Principal Balance of the Group II Certificates to amortize more rapidly than the principal balance of the Group II Contracts, resulting in "overcollateralization" (i.e., the excess of the Group II Pool Scheduled Principal Balance over the aggregate Principal Balance of the Group II Certificates). This interest for a Due Period, together with interest on the Overcollateralization Amount itself, remaining after distributions in clauses C(i) to C(ix) or D(i) to D(ix) above is the "Group II Monthly Excess Spread" for the Remittance Date immediately following the applicable Due Period. On any Remittance Date, the "Overcollateralization Amount" will be an amount equal to the difference between the Group II Pool Scheduled Principal Balance as of the end of the immediately preceding Due Period and the aggregate Certificate Principal Balance of the Group II Certificates on such Remittance Date (after taking into account all other distributions to be made on such Remittance Date).

    The Group II Monthly Excess Spread will be applied to make accelerated payments of principal on each Remittance Date until the Overcollateralization Amount is equal to approximately $3,305,137 (the "Initial Required Overcollateralization Amount" which represents approximately 4.25% of the initial Group II Contract Pool Balance). Thereafter, the Group II Monthly Excess Spread will not be applied to further increase the Overcollateralization Amount unless, due to losses, the Overcollateralization Amount is decreased, in which event such applications will commence to the extent necessary to increase the actual Overcollateralization Amount to the Required Overcollateralization Amount. The level of the Required Overcollateralization Amount is equal to, for any Remittance Date, (x) prior to the date on which the Class II B Principal Distribution Test is satisfied, the Initial Required Overcollateralization Amount and (y) on and after the date on which the Class II B Principal Distribution Test is satisfied, the lesser of (i) the Initial Required Overcollateralization Amount and (ii) the greater of (a) 8.5% of the then current Group II Pool Scheduled Principal Balance and (b) 0.75% of the Group II Cut-off Date Pool Principal Balance.

    If, on any Remittance Date, the level of Required Overcollateralization Amount is permitted to be reduced, the "Excess Overcollateralization Amount" (the excess of (x) the actual Overcollateralization Amount on such Remittance Date (after taking into account all other distributions on such Remittance
Date) over (y) the Required  Overcollateralization Amount for such Remittance
Date)  will be  deducted from  the  Group II  Formula Principal  Distribution
Amount  (but  only  to   the  extent  of  such  Group  II  Formula  Principal
Distribution Amount) otherwise distributable to the holders of the Group II Certificates on such Remittance Date (any such amount so deducted, an "Overcollateralization Reduction Amount") and will be applied as provided
herein   under  "Description  of   the  Certificates--Distributions".     The
Overcollateralization Reduction Amount, if any, on any Remittance Date shall be funded, first,
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from that portion of the Group II Formula Principal Distribution Amount otherwise distributable to the holders of the most junior class of Group II Certificates on such Remittance Date, and, if such amount is insufficient to fund in full the Overcollateralization Reduction Amount on such Remittance Date, then, second, from that portion of the Group II
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Formula Principal Distribution Amount otherwise distributable to the holders of each succeeding class of Group II Certificates in ascending order of seniority, until such Overcollateralization Reduction Amount is completely
funded.      The   Agreement   provides   that   in   no   event   shall   an
Overcollateralization Reduction Amount be deducted from the Group II Formula Principal Distribution Amount if, after deducting such amount, the sum of the aggregate Principal Balance of the Group II Junior Subordinate Certificates and the Overcollateralization Amount, taken together, would be less than 2.0% of the Group II Cut-off Date Principal Balance.

    The amount, if any, actually applied as an accelerated payment of principal on any Remittance Date is referred to herein as the "Accelerated Principal Payment" for such Remittance Date. The Accelerated Principal Payment, if any, on any Remittance Date will be an amount equal to the lesser of (x) the excess of (i) the Required Overcollateralization Amount over (ii) the actual Overcollateralization Amount on such Remittance Date and (y) the sum of the Group II Monthly Excess Spread, if any, and the Group I Monthly Excess Spread, if any, remaining after payment of all then applicable prior requirements for such Remittance Date. The Accelerated Principal Payment will be distributed to the holders of the Class of Group II Certificates then entitled to receive distributions in respect of principal on such date.

CROSS COLLATERALIZATION PROVISIONS

    The Agreement provides for cross collateralization through the application of excess amounts generated by one Contract Group to fund shortfalls in available funds in the other Contract Group, subject to certain prior requirements of such Contract Group. Therefore, as to any Remittance Date, the amount, if any, of Group I Monthly Excess Spread remaining after payment of all then applicable prior requirements relating to the Group I Certificates will be used to fund, first, any Group II Available Funds Shortfall and, second, to the extent of any remaining Group I Monthly Excess Spread, any unfunded Accelerated Principal Payment on the Group II Certificates for such Remittance Date. Likewise, as to any Remittance Date, the amount, if any, of Group II Monthly Excess Spread (together with any Overcollateralization Reduction Amount) remaining after payment of all then applicable prior requirements relating to the Group II Certificates (including any Accelerated Principal Payment for such Remittance Date) will be used to fund any Group I Available Funds Shortfall for such Remittance Date. The payment of any amounts in respect of cross collateralization will be applied in the order specified above under "--Distribution." See, "Description of Certificates--Distributions" and "--Group II Certificates-- Overcollateralization Provisions".

    Additional funds resulting from the cross-collateralization provisions described herein shall not be available to Group II Certificateholders to pay the Net Funds Cap Carryover Amount.

GROUP I CERTIFICATES AND THE SENIOR/SUBORDINATE STRUCTURE

SUBORDINATION OF THE GROUP I SENIOR SUBORDINATE CERTIFICATES

    The rights of the holders of the Group I Senior Subordinate Certificates to receive distributions of amounts collected on the Group I Contracts will be subordinated, to the extent described herein, to such rights of the Group I Senior Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Group I Senior Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Certificate Principal Balance or the Group I Senior Certificates.

    The protection afforded to the Group I Senior Certificates by means of the subordination of the Group I Senior Subordinate Certificates will be accomplished by the application of the Group I Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the Group I Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Group I Formula Principal Distribution Amount, as applicable, to the Group I Senior Certificateholders, the subordination feature will protect the Group I Senior Certificateholders, by the right of such Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Group I Available Distribution Amounts that would otherwise have been distributable to the holders of the Group I Subordinate Certificates.

SUBORDINATION OF THE GROUP I JUNIOR SUBORDINATE CERTIFICATES AND CLASS R CERTIFICATES

    The rights of holders of the Group I Junior Subordinate Certificates and Class R Certificates to receive distributions of amounts collected on the Group I Contracts will be subordinated, to the extent described herein, to such rights of the holders of the Group I Senior Certificates and Group I Senior Subordinate Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Group I Senior Certificates and Group I Senior Subordinate Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Certificate Principal Balance.

    The protection afforded to the holders of the Group I Senior Certificates and Group I Senior Subordinate Certificates by means of the subordination, to the extent provided herein, of the Group I Junior Subordinate Certificates and Class R Certificates will be accomplished (i) by the application of the Group I Available Distribution Amount in the order specified under "/__/Distributions" above and (ii) if the Group I Available Distribution Amount on such Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Group I Formula Principal Distribution Amount, as applicable, to the Class of Group I Senior Certificateholders and Group I Senior Subordinate Certificateholder then entitled to such distribution, by the right of such Group I Senior and Group I Senior Subordinate Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of future Available Distribution Amounts that would otherwise have been payable to the holders of the Group I Junior Subordinate Certificates or the Class R Certificate. On each Remittance Date before the Class I A Principal Balance is reduced to zero, the holders of the Class I B Certificates will receive the amounts specified under "-- Distributions" above.

SUBORDINATION OF THE CLASS I B-2 CERTIFICATES

    The rights of the holders of the Class I B-2 Certificates to receive distributions of amounts collected on the Contracts in the Trust Fund will be subordinated, to the extent described herein, to such rights of the Class I B-1 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Class I A and Class I B-1 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Certificate Principal Balance.

    The protection afforded to the Class I B-1 Certificates by means of the subordination of the Class I B-2 Certificates will be accomplished by the application of the applicable Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the applicable Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the related Formula Principal Distribution Amount, as applicable, to the Class I B-1 Certificateholders and the subordination provided by the Class I B-2 Certificates has not been exhausted, the subordination feature will protect the Class I B-1 Certificateholders by the right of the Class I B-1 Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the holders of the Class I B-2 Certificates or the Class R Certificate.

    However, the Class I B-2 Certificates will have the benefit of the Limited Guarantee from CHI or the Alternate Credit Enhancement. Neither the Limited Guarantee nor the Alternate Credit Enhancement will benefit or result in any payments on any other Offered Certificates (other than the Class II B-3 Certificates to the limited extent described below).

GROUP II CERTIFICATES AND THE SENIOR/SUBORDINATE STRUCTURE

SUBORDINATION OF THE CLASS II B-1 CERTIFICATES

    The rights of the holders of the Class II B-1 Certificates to receive distributions of amounts collected on the Contracts in the Trust Fund will be subordinated, to the extent described herein, to such rights of the Class II A-1 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Class II A-1 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the Original Class II A-1 Certificate Principal Balance.

    The protection afforded to the Class II A-1 Certificates by means of the subordination of the Class II B-1 Certificates will be accomplished by the application of the applicable Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the applicable Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Group II Formula Principal Distribution Amount, as applicable, to the Class II A-1 Certificateholders, the subordination feature will protect the Class II A-1 Certificateholders, by the right of such Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the Class II B-1 Certificates.

SUBORDINATION OF THE GROUP II JUNIOR SUBORDINATE AND CLASS R CERTIFICATES

    The rights of holders of the Group II Junior Subordinate and Class R Certificates to receive distributions of amounts collected on the Contracts will be subordinated, to the extent described herein, to such rights of the holders of the Class II A-1 and Class II B-1 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of Class II A-1 and Class II B-1 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Certificate Principal Balance.

    The protection afforded to the holders of the Class II A-1 and Class II B-1 Certificates by means of the subordination, to the extent provided herein, of the Group II Junior Subordinate and Class R Certificates will be accomplished (i) by the application of the applicable Available Distribution Amount in the order specified under "/__/Distributions" above and (ii) if the applicable Available Distribution Amount on such Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Formula Principal Distribution Amount, as applicable, to the Class of Class II A-1 Certificateholders then entitled to such distribution, by the right of such Class II A-1 Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of future Available Distribution Amounts that would otherwise have been payable to the holders of the Class II B Certificates or the Class R Certificate. On each Remittance Date before the Class II A Principal Balance is reduced to zero, the holders of the Class II B Certificates will receive the amounts specified under "--Distributions" above.

SUBORDINATION OF THE CLASS II B-2 AND CLASS II B-3 CERTIFICATES

    The rights of the holders of the Class II B-2 and the Class II B-3 Certificates to receive distributions of amounts collected on the Contracts in the Trust Fund will be subordinated, to the extent described herein, to such rights of the Class II B-1 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Class II A-1 and Class II B-1 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Certificate Principal Balance.

    The protection afforded to the Class II B-1 Certificates by means of the subordination of the Class II B-2 and the Class II B-3 Certificates will be accomplished by the application of the applicable Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the applicable Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the applicable Formula Principal Distribution Amount, as applicable, to the Class II B-1 Certificateholders and the subordination provided by the Class II B-2 and the Class II B-3 Certificates has not been exhausted, the subordination feature will protect the Class II B-1 Certificateholders by the right of the Class II B-1 Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the holders of the Class II B-2, the Class II B-3 Certificates or the Class R Certificate.

    In addition, the protection afforded to the Class II B-2 Certificates by means of the subordination of the Class II B-3 Certificates will be accomplished by the application of the applicable Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the applicable Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the applicable Formula Principal Distribution Amount, as applicable, to the Class II B-2 Certificateholders and the subordination provided by the Class II B-3 Certificates has not been exhausted, the subordination feature will protect the Class II B-2 Certificateholders by the right of the Class II B-2 Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the holders of the Class II B-3 or the Class R Certificate.

    However, the Class II B-3 Certificates will have the benefit of the Limited Guarantee from CHI or the Alternate Credit Enhancement. Neither the Limited Guarantee nor the Alternate Credit Enhancement will benefit or result in any payments on any other Offered Certificates (other than the Class I B-2 Certificates to the limited extent described above).

LOSSES ON LIQUIDATED CONTRACTS

    As described above, the distribution of principal to the holders of the Senior Certificates in each Group is intended to include the Scheduled Prin-cipal Balance of each Contract in the related Group that became a Liquidated Contract during the Due Period immediately preceding the month of such distribution. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, and accrued and unpaid interest thereon, then to the extent such deficiency is not covered by any excess interest collections on non-defaulted Contracts, the deficiency may, in effect, be absorbed by the Subordinate Certificates since a portion of future Available Distribution Amounts funded by future principal collections on the Contracts, up to the aggregate amount of such deficiencies, that would otherwise have been distributable to them may be paid to the holders of the Senior Certificates. If the protection afforded to the holders of a Class of Sub-ordinate Certificates by the subordination of one or more Classes of more junior Subordinate Certificates is exhausted, the holders of such Class of Subordinate Certificates will incur a loss on their investment.

    If the Group I or Group II Available Distribution Amount, as applicable, for any Remittance Date is not sufficient to cover, in addition to interest distributable to the Senior Certificateholders, the entire specified portion of the applicable Formula Principal Distribution Amount distributable to the Senior Certificateholders then entitled to such payment on such Remittance Date, then the amount of the Pool Scheduled Principal Balance available to the Class B Certificates (i.e., such Pool Scheduled Principal Balance less the Class A Principal Balance) on future Remittance Dates will be reduced. With respect to each Group of Certificates, if, because of liquidation losses, the Pool Scheduled Principal Balance for such Group were to decrease proportionately faster than distributions to the related Senior Certificateholders and Senior Subordinate Certificateholders reduce the Principal Balance of such Certificates, the level of protection afforded by the subordination of the Subordinate Certificates (i.e., the percentage of the Pool Scheduled Principal Balance for the applicable Group available to the Certificates) would be reduced. On each Remittance Date, if any, on or after the date on which the Senior Certificate Principal Balance equals or becomes greater than the Pool Scheduled Principal Balance for such Group and so long as the Senior Subordinate Certificates are outstanding, the Senior Subordinate Certificates will bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in the Senior Subordinate Certificates. On each Remittance Date, if any, on or after the date on which the Deficiency Event occurs, the Group I or Group II Senior Certificateholders, as applicable, will receive only their respective percentage interest of Liquidation Proceeds (net of Liquidation Expenses) realized in respect of Liquidated Contracts, rather than the Scheduled Principal Balances thereof, and will therefore bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in the Group I or Group II Senior Certificates, as applicable. See "Description of the Certificates--Group I Certificates and the Senior/Subordinate Structure, and "-- Group II Certificates and the Senior/Subordinate Structure" and "Yield and Prepayment Considerations."

    On each Remittance Date, if any, on or after the date on which the sum of the Principal Balances of the Senior Certificates in either Group equals or becomes greater than the Pool Scheduled Principal Balance for such Group, the related Senior Certificateholders will receive only their respective percentage interests of Liquidation Proceeds (net of Liquidation Expenses) realized in respect of Liquidated Contracts in such Group, rather than the Scheduled Principal Balances thereof, and will therefore bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in such Certificates.

    But for the subordination of the Class I B-2 Certificates, the Class I B-1 Certificateholders would absorb (i) all losses on each Liquidated Contract in Group I (to the extent such loss is not covered by excess interest collections) and (ii) other shortfalls in the applicable Available Distribution Amount. If, on any Remittance Date, the sum of the Class I A Principal Balance and the Class I B-1 Principal Balance becomes equal to or greater than the Pool Scheduled Principal Balance for Group I, then the Class I B-1 Certificateholders will bear all losses on Liquidated Contracts in Group I (with no ability to recover the amount of any Liquidation Loss from future principal collections on the Contracts) and incur a loss on their investment in the Class I B-1 Certificates.

    But for the subordination of the Class II B-3 Certificates, the Class II B-2 Certificateholders would absorb (i) all losses on each Liquidated Contract in Group II (to the extent such loss is not covered by excess interest collections or the Overcollateralization Amount) and (ii) other shortfalls in the applicable Available Distribution Amount. If, on any Remittance Date, the sum of the Class II A Principal Balance, the Class II B-1 Principal Balance and the Class II B-2 Principal Balance becomes equal to or greater than the Pool Scheduled Principal Balance for Group II, then the Class II B-2 Certificateholders will bear all losses on Liquidated Contracts in Group II (with no ability to recover the amount of any Liquidation Loss from future principal collections on the Contracts) and incur a loss on their investment in the Class II B-2 Certificates.

LIMITED GUARANTEE OF CHI

    In order to mitigate the effect of the subordination of the Class I B-2 Certificates or the Class II B-3 Certificates, as applicable, and liquidation losses and delinquencies on the Contracts in the related Group borne by the Class I B-2 Certificates or the Class II B-3 Certificates, as applicable, CHI will initially provide a guarantee (the "Limited Guarantee") against losses that would otherwise be absorbed by the Class I B-2 Certificates or the Class II B-3 Certificates, as applicable. Such Limited Guarantee may be replaced by an Alternate Credit Enhancement. See "Alternate Credit Enhancement" herein. Each payment required to be made under the Limited Guarantee is referred to as an "Enhancement Payment." Prior to the Remittance Date with respect to the Class I B-2 Certificates (the "Initial Class I B-2 Principal Remittance Date") on which the Class I B-1 Principal Balance is reduced to zero, the Enhancement Payment will equal the amount, if any, by which (a) the sum of (i) the Class I B-2 Formula Distribution Amount (which will be equal to interest accrued during the related Interest Period on the Class I B-2 Principal Balance and an amount of principal described in the Agreement) for such Remittance Date and (ii) the Class I B-2 Principal Liquidation Loss Amount, if any, exceeds (b) the amount (other than the Enhancement Payment) that will otherwise be distributed on the Class I B-2 Certificates on such Remittance Date (the "Class I B-2 Distribution Amount"). On each Remittance Date on or after the Initial Class I B-2 Principal Remittance Date, the Enhancement Payment will equal the amount, if any, by which the Class I B-2 Formula Distribution Amount (which will include both interest and principal) exceeds the Class I B-2 Distribution Amount for such Remittance Date. Prior to the Remittance Date with respect to the Class II B-3 Certificates (the "Initial Class II B-3 Principal Remittance Date") on which the Class II B-2 Principal Balance is reduced to zero, the Enhancement Payment will equal the amount, if any, by which (a) the sum of (i) the Class II B-3 Formula
Distribution Amount (which will be equal to interest accrued during the related Interest Period on the Class II B-3 Principal Balance and an amount of principal described in the Agreement) for such Remittance Date and (ii) the Class II B-3 Principal Liquidation Loss Amount, if any, exceeds (b) the amount (other than the Enhancement Payment) that will otherwise be distributed on the Class II B-3 Certificates on such Remittance Date (the "Class II B-3 Distribution Amount"). On each Remittance Date on or after the Initial Class II B-3 Principal Remittance Date, the Enhancement Payment will equal the amount, if any, by which the Class II B-3 Formula Distribution Amount (which will include both interest and principal) exceeds the Class II B-3 Distribution Amount for such Remittance Date; provided, however, that the Enhancement Payment with respect to the Class II B-3 Certificates will not include amounts in respect of the Class II B-3 Net Funds Cap Carryover Amount.

    The "Class I B-2 Principal Liquidation Loss Amount" for any Remittance Date will equal the amount, if any, by which (a) the Formula Principal Distribution Amount (exclusive of the portion thereof specified in clause
(vi) of the definition of Formula Principal Distribution Amount) for such Remittance Date exceeds (b) the amount (exclusive of the Guarantee Payment) distributed on the Group I Certificates on account of principal on such Remittance Date. The Class I B-2 Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class I B-2 Certificates and liquidation losses on the Contracts, will not be paid to the Class I B-2 Certificateholders from the assets of the Trust Fund but may be paid in the form of an Enhancement Payment.

    The "Class II B-3 Principal Liquidation Loss Amount" for any Remittance Date will equal the amount, if any, by which (a) the Group II Formula Principal Distribution Amount (exclusive of the portion thereof specified in clause (vi) of the definition of Formula Principal Distribution Amount) for such Remittance Date exceeds (b) the amount (exclusive of the Enhancement Payment) distributed on the Group II Certificates on account of principal on such Remittance Date. The Class II B-3 Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class II B-3 Certificates and liquidation losses on the Contracts, will not be paid to the Class II B-3 Certificateholders from the assets of the Trust Fund but may be paid to the Class II B-3 Certificate-holders in the form of an Enhancement Payment.

    In the event that, on a particular Remittance Date, the Class I B-2 Distribution Amount or the Class II B-3 Distribution Amount, as applicable, in the applicable Certificate Account plus any amounts actually paid under the Limited Guarantee are not sufficient to make a full distribution of interest to the Class I B-2 Certificateholder or the Class II B-3 Certificateholders, as applicable, the amount of the deficiency will be carried forward as an amount that the Class I B-2 Certificateholders or the Class II B-3 Certificateholder, as applicable, are entitled to receive on the next Remittance Date.

    The Limited Guarantee will be an unsecured general obligation of CHI and will not be supported by any letter of credit or other enhancement arrangement.

    The Limited Guarantee is for the benefit of the Class I B-2 Certificates and Class II B-3 Certificates only and will not result in any payments on the other Offered Certificates.

    As reimbursement to CHI for Enhancement Payments made by CHI pursuant to the Limited Guarantee, CHI will be entitled to receive on each Remittance Date an amount equal to the lesser of (a) the Available Distribution Amount, less the portion of the Available Distribution Amount distributed on the Certificates (other than the Class R Certificate), and (b) the aggregate amount of Enhancement Payments outstanding which remain unreimbursed as of such Remittance Date.

ALTERNATE CREDIT ENHANCEMENT

    In the event that, at CHI's option, Alternate Credit Enhancement (as defined herein) is provided and, upon prior written notice to Moody's, Moody's shall have notified CHI, the Company, the Servicer and the Trustee in writing that substitution of such Alternate Credit Enhancement for the Limited Guarantee will not result in the downgrade or withdrawal of the then current rating of any class of the Certificates, and upon the delivery by CHI to the Trustee of an opinion of counsel, acceptable to the Trustee, that such action would not cause the Trust to fail to qualify as a REMIC, the Limited Guarantee shall be released and shall terminate. The Alternate Credit Enhancement may consist of cash or securities deposited by CHI or any other person in a segregated escrow, trust or collateral account or a letter of credit, certificate insurance policy or surety bond provided by a third party (an "Alternate Credit Enhancement"). On each Remittance Date after delivery of the Alternate Credit Enhancement, an amount, equal to the lesser of the amount which would have been payable under the Limited Guarantee and the amount available under such Alternate Credit Enhancement, shall be transferred from such account to the applicable Certificate Account to make payments to the Class I B-2 and Class II B-3 Certificateholders, as applicable (the "Enhancement Payment"). CHI shall have no obligation to replace such enhancement once it has been exhausted.

ADVANCES

    On or prior to each Determination Date, the Servicer will either (i) deposit from its own funds the Monthly Advance into the applicable Certificate Account, (ii) cause appropriate entries to be made in the records of the applicable Certificate Account that funds in the applicable Certificate Account that are not part of the applicable Available Distribution Amount for the related Remittance Date have been used to make the Monthly Advance or (iii) make the Monthly Advance through any combination of clauses (i) and (ii). Any funds held for future distribution and used in accordance with clause (ii) must be restored by the Servicer from its own funds or advance payments on the Contracts when they become part of a future Available Distribution Amount. The Monthly Advance is the sum of delinquent scheduled payments due in the related Due Period, exclusive of all Nonrecoverable Advances, except that the Monthly Advance will not exceed the amount necessary to bring the Available Distribution Amount up to the sum of the amounts specified in clauses A(i)-(viii), B(i)-(viii), C(i)-(viii) or D(i)-(viii), as the case may be, under "/__/Distributions" above. A Nonrecoverable Advance is any advance made or proposed to be made that the Servicer believes is not, or if made would not be, ultimately recoverable from related Liquidation Proceeds or otherwise.

    Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments to Certificateholders rather than to guarantee or insure against losses. The Servicer will reimburse itself for Monthly Advances out of collections of the late scheduled payments. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of a Contract or upon a Contract becoming a Liquidated Contract, the Servicer will reimburse itself out of funds in the applicable Certificate Account for the delinquent scheduled payments on such Contract (exclusive of any scheduled payment (i) for which no advance was made because the Servicer determined that such an advance would be a Nonrecoverable Advance if an advance were made or (ii) that was recovered out of Net Liquidation Proceeds for the related Contract).

    The Servicer will also be obligated to make advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by an Obligor on a timely basis. Funds so advanced are reimbursable to the Servicer as provided in the Agreement.

REPORTS TO CERTIFICATEHOLDERS

    The   Trustee   will   include    with   each   distribution   to    each
Certificateholder a statement as of such Remittance Date setting forth, among other things:

    (a) the aggregate amount distributed on the Class I A-1 Certificates on such Remittance Date;
    (b) the amount of such distribution which constitutes principal;
    (c) the amount of such distribution which constitutes interest;
    (d) the remaining Class I A-1 Principal Balance;
    (e) the aggregate amount distributed on the Class I A-2 Certificates on such Remittance Date;
    (f) the amount of such distribution which constitutes principal;
    (g) the amount of such distribution which constitutes interest;
    (h) the remaining Class I A-2 Principal Balance;
    (i) the aggregate amount distributed on the Class I A-3 Certificates on such Remittance Date;
    (j) the amount of such distribution which constitutes principal;
    (k) the amount of such distribution which constitutes interest;
    (l) the remaining Class I A-3 Principal Balance;
    (m) the aggregate amount distributed on the Class I A-4 Certificates on such Remittance Date;
    (n) the amount of such distribution which constitutes principal;
    (o) the amount of such distribution which constitutes interest;
    (p) the remaining Class I A-4 Principal Balance;
    (q) the aggregate amount distributed on the Class I A-5 Certificates on such Remittance Date;
    (r) the amount of such distribution which constitutes principal;
    (s) the amount of such distribution which constitutes interest;
    (t) the remaining Class I A-5 Principal Balance;
    (u) the aggregate amount distributed on the Class I A-6 Certificates on such Remittance Date;
    (v) the amount of such distribution which constitutes principal;
    (w) the amount of such distribution which constitutes interest;
    (x) the remaining Class I A-6 Principal Balance;
    (y) the aggregate amount distributed on the Class I B-1 Certificates on such Remittance Date;
    (z) the amount of such distribution which constitutes principal;
    (aa)     the amount of such distribution which constitutes interest;
    (bb)     the remaining Class I B-1 Principal Balance;
    (cc) the aggregate amount distributed on the Class I B-2 Certificates on such Remittance Date;
    (dd)     the amount of such distribution which constitutes principal;
    (ee)     the amount of such distribution which constitutes interest;
    (ff)     the  amount,   if  any,  by  which   the  Class  I  B-2   Formula
             Distribution Amount exceeds the Class I B-2 Remaining Amount Available for such Remittance Date;
    (gg) the Class I B-2 Liquidation Loss Amount, if any, for such Remittance Date;
    (hh)     the Enhancement Payment, if any, for such Remittance Date;
    (ii)     the remaining Class I B-2 Principal Balance;
    (jj)     the  aggregate   amount  distributed   on   the   Class  II   A-1
             Certificates on such Remittance Date;
    (kk)     the amount of such distribution which constitutes principal;
    (ll)     the amount of such distribution which constitutes interest;
    (mm)     the remaining Class II B-1 Principal Balance;
    (nn)     the  aggregate   amount  distributed   on   the   Class  II   B-1
             Certificates on such Remittance Date;
    (oo)     the amount of such distribution which constitutes principal;
    (pp)     the amount of such distribution which constitutes interest;
    (qq)     the remaining Class II B-2 Principal Balance;
    (rr)     the  aggregate   amount  distributed   on   the   Class  II   B-3
             Certificates on such Remittance Date;
    (ss)     the amount of such distribution which constitutes principal;
    (tt)     the amount of such distribution which constitutes interest;
    (uu)     the  amount,  if  any,   by  which  the  Class  II  B-3   Formula
             Distribution Amount exceeds the Class II B-3 Remaining Amount Available for such Remittance Date;
    (vv) the Class II B-3 Liquidation Loss Amount, if any, for such Remittance Date;
    (ww)     the Enhancement Payment, if any, for such Remittance Date;
    (xx) the number of and aggregate unpaid principal balance of Group I and Group II Contracts with payments delinquent 31 to 59, 60 to 89 and 90 or more days, respectively; and
    (yy)     the amount of fees payable out of the Trust Fund.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each Certificateholder of record at any time during such calendar year as to certain aggregate of amounts for such calendar year.

OPTIONAL TERMINATION

    The Agreement provides that on any Remittance Date after the first Remittance Date on which the aggregate Pool Scheduled Principal Balance of both Groups is less than 10% of the Cut-off Date Pool Principal Balance, the Company (if it is no longer the Servicer) and the Servicer will each have the option to repurchase, upon the Company or the Servicer giving notice mailed no later than the first day of the month next preceding the month of the exercise of such option, all outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the outstanding principal balance of each Contract (other than any Contract as to which the related Manufactured Home has been acquired in realizing thereon and whose fair market value is included pursuant to clause (y) below) as of the final Remittance Date, and
(y) the fair market value of such acquired property (as determined by the Company or the Servicer, as the case may be) and (b) the aggregate fair market value (as determined by the Company or the Servicer, as the case may be) of all of the assets of the Trust Fund, plus, in each case, any unpaid interest on the Certificates due on prior Remittance Dates as well as one month's interest at the rate specified in the Agreement on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Manufactured Homes has been repossessed and not yet disposed of). Notwithstanding the foregoing, the option referred to in this paragraph shall not be exercisable unless there will be distributed to the Certificateholders an amount equal to 100% of the outstanding principal balance of each Certificate plus one month's interest thereon at the related Remittance Rate, and any previously undistributed shortfalls in interest due thereon.

THE TRUSTEE

    The Chase Manhattan Bank, has its corporate trust offices at 450 West 33rd Street, 15th Floor, New York, New York 10001. The Company and its affiliates may have commercial transactions with the Trustee from time to time.

    The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Company will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

REGISTRATION OF THE OFFERED CERTIFICATES

    The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold their Offered Certificates through the DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $50,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

    The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate).

    Certificate  Owners will receive  all distributions  of principal  of and interest on the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

    Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

    Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences--REMIC Series-- Taxation of Certain Foreign Investors" and "--Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

    Cedel Bank,  societe  anonyme, 67  Bd  Grande-Duchesse Charlotte,  L-1331
Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

    Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML", the Luxembourg Monetary Authority, which supervises Luxembourg banks.

    Cedel holds securities for its customers ("Cedel Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedel provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel also deals with domestic securities markets in several countries through established depository and custodial relationships. Cedel has established an electronic bridge with Morgan Guaranty Trust as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Cedel currently accepts over 70,000 securities issues on its books.

    Cedel's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedel's United States customers are limited to securities brokers and dealers and banks. Currently, Cedel has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Cedel is available to other institutions which clear through or maintain a custodial relationship with an account holder of Cedel.

    Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions on the Book-Entry Certificates will be made on each Remittance Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences--REMIC Series-- Taxation of Certain Foreign Investors" and "--Backup Withholding" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

    Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

    DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

    Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Company advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Company or the Trustee is unable to locate a qualified successor, (b) the Company, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    Neither the Company, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                               USE OF PROCEEDS

    Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be added to the general funds of the Company.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Senior and Subordinate Certificates will constitute "regular interests" in the REMIC, and the Class R Certificate will constitute the sole class of "residual interest" in the REMIC.

ORIGINAL ISSUE DISCOUNT

    The Offered Certificates may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Company intends to assume that there will be prepayments on the Contracts at a rate equal to 185% of the Prepayment Model (as defined herein) for the Group I Contracts and 200% of the Prepayment Model for the Group II Contracts. No representation is made as to whether the Contracts will prepay at that rate or any other rate. See "Yield and Prepayment Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus.

EFFECT OF LOSSES AND DELINQUENCIES

    As described above under "Description of the Certificates," with respect to each Group of Certificates, the Subordinate Certificates are subordinated to the Senior Certificates. In the event there are losses or delinquencies on the Contracts in a certain Group, amounts that otherwise would be distributed on the Subordinate Certificates of such Group may instead be distributed on the Senior Certificates of such Group. Holders of the Subordinate Certificates nevertheless will be required to report interest with respect to such Subordinate Certificates under an accrual method without giving effect to delays and reductions in distributions on such Certificates attributable to losses and delinquencies on the Contracts in such Contract Group, except to the extent it can be established, for tax purposes, that such amounts are uncollectible. As a result, the amount of income reported by holders of the Subordinate Certificates in any period could significantly exceed the amount of cash distributed to such holders in that period. The holders of the Subordinate Certificates will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on such Certificates is reduced as a result of losses and delinquencies on the Contracts in the Contract Pool. However, the timing and character of such losses or reductions in income are uncertain. Although not entirely clear, it appears that holders of the Subordinate Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Contracts. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Contracts remaining in the related Trust Fund have been liquidated or the Certificates have been otherwise retired. Potential investors and Holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

    A reasonable application of the principles of the OID Regulations to the Class II A-1 Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index with respect to such Certificates will remain constant for purposes of determining the original yield to maturity of each such Class of Certificates and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences" in the Prospectus.

    The Offered Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and
(ii) "real estate assets" within the meaning of section 856(c)(5) of the Code, in each case to the extent described in the Prospectus. Interest on the Offered Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Offered Certificates are treated as real estate assets. See "Certain Federal Income Tax Consequences" in the Prospectus.

BACKUP WITHHOLDING

    Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

    The Trustee will be required to report annually to the IRS, and to each Offered Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Class A Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the Certificates and the Agreement.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

    The following information describes the United States federal income tax treatment of holders that are not United States persons ("Foreign Investors"). The term "Foreign Investors" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust.

    The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form, therefore if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Offered Certificates.

    For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

    A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale,
exchange  or   redemption  occurs  and  (iii)  in  the  case  of  gain
representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

    For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.


                           STATE TAX CONSIDERATIONS

    The Company makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

    All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.


                             ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. See "ERISA Considerations" in the Prospectus.

SENIOR CERTIFICATES

    As discussed in the Prospectus under "ERISA Considerations" and subject to the limitations discussed thereunder, the Company believes that the Exemption (as defined in the Prospectus) granted to Prudential Securities Incorporated, will apply to the acquisition and holding by Plans of Senior Certificates sold by the Underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. See "ERISA Considerations" in the Prospectus. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust Fund constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

    Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Senior Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

    Any Plan fiduciary who proposes to cause a Plan to purchase Senior Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of 1986, as amended (the "Code") of the Plan's acquisition and ownership of Senior Certificates. Assets of a Plan or individual retirement account should not be invested in the Senior Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

SUBORDINATE CERTIFICATES

    As discussed in the Prospectus, because the Subordinate Certificates are subordinated to the Senior Certificates, the Exemption will not apply to the
Subordinate   Certificates.       See   "ERISA   Considerations--Subordinated
Certificates" in the Prospectus.

    As such, no transfer of a Subordinate Certificate shall be registered unless the prospective transferee provides the Trustee and the Company with
(a) a certification to the effect that (1) such transferee is neither an employee benefit plan subject to section 406 or section 407 of ERISA, or section 4975 of the Code, the trustee of any such plan nor a person acting on behalf of any such plan nor a person using the assets of any such plan and
(2) if such transferee is an insurance company, it is purchasing such certificates with funds contained in an "insurance company general account" (as such term is defined in section v(e) of the Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such certificates are covered under PTCE 95-60; or (b) an opinion of counsel (a "benefit plan opinion") satisfactory to the Trustee and the Company, and upon which the Trustee and the Company shall be entitled to rely, to the effect that the purchase or holding of such Subordinate Certificate by the prospective transferee will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken by such entities in the agreement, which opinion of counsel shall not be an expense of the Trustee or the Company. Unless such certification or opinion is delivered, Certificate Owners of the Subordinate Certificates will be deemed to make the
representations  in  clause  (a)(1).    See  "ERISA  Considerations"  in  the
Prospectus.


                       LEGAL INVESTMENT CONSIDERATIONS

    The Senior Certificates and Senior Subordinate Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in that Act.


    The Junior Subordinate Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. The appropriate characterization of the Junior Subordinate Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Junior Subordinate Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Junior Certificates will constitute legal investments for them.

    The Company makes no representation as to the proper characterization of the Junior Subordinate Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Junior Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Junior Certificates) may adversely affect the liquidity of the Junior Subordinate Certificates.

    See "Legal Investment Considerations" in the Prospectus.


                                 UNDERWRITING

    Each of the Underwriters has severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Offered Certificates set forth opposite its name below.


                                            PRINCIPAL      PRINCIPAL       PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                         AMOUNT OF CLASSAMOUNT OF CLASS    AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF
                                              I A-1          I A-2        CLASS I A-3    CLASS I A-4    CLASS I A-5    CLASS I A-6
               UNDERWRITER                CERTIFICATES    CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------------
Prudential Securities Incorporated  . . $14,250,000     $12,450,000     $ 9,100,000    $ 5,350,000    $ 6,460,000    $4,617,000
Goldman, Sachs & Co.. . . . . . . . . . $14,250,000     $12,450,000     $ 9,100,000    $ 5,350,000    $ 6,459,000    $4,616,000
					------------------------------------------------------------------------------------------
     Total  . . . . . . . . . . . . . . $28,500,000     $24,900,000     $18,200,000    $10,700,000    $12,919,000    $9,233,000


                                            PRINCIPAL      PRINCIPAL       PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                         AMOUNT OF CLASSAMOUNT OF CLASS    AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF
                                              I B-1          I B-2       CLASS II A-1   CLASS II B-1   CLASS II B-2   CLASS II B-3
               UNDERWRITER                CERTIFICATES    CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------------
Prudential Securities Incorporated  . . $3,174,000      $2,309,000      $29,357,000    $4,763,000     $2,041,000     $2,723,000
Goldman, Sachs & Co.. . . . . . . . . . $3,173,000      $2,309,000      $29,357,000    $4,763,000     $2,041,000     $2,722,000

     Total  . . . . . . . . . . . . . . $6,347,000      $4,618,000      $58,714,000    $9,526,000     $4,082,000     $5,445,000
					------------------------------------------------------------------------------------------


    In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby if any Offered Certificates are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

    The Company has been advised by the Underwriters that they propose initially to offer the Offered Certificates to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.


                                                                   Selling                                Reallowance
Class                                                             Concession                               Discount
-----								  ----------				  -----------
I A-1 . . . . . . . . . . . . . . . . . . . . . .                   .225%                                    .125%
I A-2 . . . . . . . . . . . . . . . . . . . . . .                   .225%                                    .125%
I A-3 . . . . . . . . . . . . . . . . . . . . . .                   .225%                                    .125%
I A-4 . . . . . . . . . . . . . . . . . . . . . .                   .225%                                    .125%
I A-5 . . . . . . . . . . . . . . . . . . . . . .                   .225%                                    .125%
I A-6 . . . . . . . . . . . . . . . . . . . . . .                   .225%                                    .125%
I B-1 . . . . . . . . . . . . . . . . . . . . . .                   .325%                                    .175%
I B-2 . . . . . . . . . . . . . . . . . . . . . .                   .325%                                    .175%
II A-1  . . . . . . . . . . . . . . . . . . . . .                   .225%                                    .125%
II B-1  . . . . . . . . . . . . . . . . . . . . .                   .225%                                    .125%
II B-2  . . . . . . . . . . . . . . . . . . . . .                   .325%                                    .175%
II B-3  . . . . . . . . . . . . . . . . . . . . .                   .325%                                    .175%



    After the initial public offering of the Offered Certificates, the public offering price and such concessions may be changed.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may require to make in respect thereof.

    The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other manufactured housing contract pass-through certificates without the Underwriters' consent.


                                LEGAL MATTERS

    The validity of the Offered Certificates will be passed upon for the Company by Boult, Cummings, Conners & Berry, PLC. Certain legal matters will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York. The material federal income tax consequences of the Offered Certificates will be passed upon for the Company by Brown & Wood LLP.

                                   ANNEX I
        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1997A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior manufactured housing contract pass-through certificates issues in same-day funds.

    Trading between  Cedel and/or Euroclear  Participants.   Secondary market
trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between Cedel  or Euroclear  Seller and  DTC Purchaser.   Due
to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b)  borrowing  the  Global  Securities  in   the  U.S.  from   a  DTC
    Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS


    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    Exemption for  non-U.S. Persons with  effectively connected  income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

    Exemption  for  U.S. Persons  (Form  W-9).   U.S.  Persons  can obtain  a
complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


PROSPECTUS
----------
                    VANDERBILT MORTGAGE AND FINANCE, INC.,
                             SELLER AND SERVICER
            MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)


    Manufactured Housing Contract Pass-Through Certificates ("Certificates") of one or more series (each, a "Series") may be offered and sold from time to time under this Prospectus and a Prospectus Supplement for each such Series. The Certificates of each Series may be issued in one or more classes or subclasses (each, a "Class"), as further described herein. If the Certificates of a Series are issued in more than one Class, all or less than all of such Classes may be offered and sold under this Prospectus, and there may be separate Prospectus Supplements for one or more of such Classes so offered and sold (the "Offered Certificates"). Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood to refer to each of the Prospectus Supplements relating to the Classes sold hereunder.

    The Certificates evidence specified interests in separate pools of manufactured housing installment sales contracts, installment loan agreements and mortgage loans (the "Contracts"), as more particularly described herein, and in certain other property conveyed by Vanderbilt Mortgage and Finance, Inc. (the "Company"). The Contracts included in any Contract Pool will be described in the related Prospectus Supplement. The Contracts will have been originated or purchased in the ordinary course of business by the Company. Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust Fund will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Trustee, which will be used to purchase additional manufactured housing installment sales contracts and installment loan agreements (the "Subsequent Contracts") from the Company from time to time during the Funding Period specified in the related Prospectus Supplement. A pool insurance policy, letter of credit, limited guarantee of Clayton Homes, Inc., surety bond, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Series of Certificates, or one or more Classes of such Series, evidencing interests in the Contracts. The Company will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts.

    Each Series of Certificates will consist of one or more Classes of Certificates, which may include one or more senior classes of Certificates (the "Senior Certificates") and one or more Classes or sub-classes representing interests in specified percentages (which may be 0%) of principal or interest, or both, in distributions on the pool of Contracts relating to such Series, as specified in the related Prospectus Supplement. Each Prospectus Supplement will describe the Series and Class or Classes of Certificates offered hereby.

    The Prospectus Supplement will set forth the Remittance Rate that will be paid to Certificateholders of each Class or sub-class of such Series. Such Remittance Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

    The related Prospectus Supplement will describe the limited representations and warranties of the Company in the Pooling and Servicing Agreement applicable to each class or series of Certificates. Except for certain representations and warranties relating to the Contracts and certain other exceptions, the Servicer's obligations with respect to the Certificates evidencing interests in a pool of Contracts are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the Contracts or otherwise. See "Description of the Certificates -- Advances" and "-- Distributions on Certificates."

    There will have been no public market for any Certificates sold hereunder prior to the offering thereof and there is no assurance that any such market will develop. The Underwriters named in the Prospectus Supplement relating to a Series may from time to time buy and sell Certificates of such Series, but there can be no assurance that an active secondary market therefor will develop, and there is no assurance that any such market, if established, will continue.

    The Company may elect to cause the Trust Fund relating to a Series of Certificates to be treated as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

    Capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Glossary.

    CERTAIN  FACTORS SHOULD  BE CONSIDERED BY  PROSPECTIVE PURCHASERS  OF THE
CERTIFICATES.   SEE  "RISK  FACTORS"  HEREIN AND  IN  THE RELATED  PROSPECTUS
SUPPLEMENT.

    THE CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, ANY OF ITS AFFILIATES. THE CERTIFICATES WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF A SERIES OF CERTIFICATES, UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                               _______________
        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
             OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                     REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.


                               _______________
               The date of this Prospectus is January 30, 1997.

                        REPORTS TO CERTIFICATEHOLDERS

    The Company will cause to be provided to the holders of the Certificates of each Class or Series certain monthly and annual reports concerning such Certificates and the related Trust Funds as further described in the related Prospectus Supplement under "Description of the Certificates -- Reports to Certificateholders."


                            AVAILABLE INFORMATION

    This Prospectus contains, and the Prospectus Supplement for each Class or Series of Certificates will contain, a summary of certain material terms of certain of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which the Company has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement describing a provision of any contract or other document referred to are summaries, and if this Prospectus or such Prospectus Supplement indicates that such contract or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the contract or other document filed as an exhibit, each such statement being qualified in all respects by reference to the actual provision being described. Copies of the Registration Statement can be inspected and, upon payment of the Commission's prescribed charges, copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices located as follows: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.


        INCORPORATION OF CERTAIN DOCUMENTS OF THE COMPANY BY REFERENCE

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and the Prospectus Supplement and to be a part thereof from the respective dates of filing of such documents, except that reports relating to the operation of a specific Trust Fund shall not be incorporated by reference hereinto or made part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company is subject to informational requirements of the Securities Exchange Act of 1934 Act, as amended, and in accordance therewith files reports and other information with the Commission.

    The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to David Jordan, Controller, 4726 Airport Highway, Louisville, Tennessee 37777, telephone number (423) 970-7200, the above mailing address and telephone number being that of the Company's principal executive office.


            INCORPORATION OF CERTAIN DOCUMENTS OF CHI BY REFERENCE

    With respect to any Class of Offered Certificates that is supported by a guarantee of CHI, CHI's Annual Report on Form 10-K for the year ended June 30, 1996, as amended by Form 10-K/A, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement. CHI is subject to informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission.

    With respect to any Class of Offered Certificates that is supported by a guarantee of CHI, all documents filed by CHI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part thereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    CHI will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Joseph H. Stegmayer, President, 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899, telephone number (423) 595-4700, the above mailing address and telephone number being that of CHI's principal executive office.


                               SUMMARY OF TERMS

    This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Capitalized terms used herein shall have the respective meanings assigned them in the "Glossary."

Securities       Manufactured  Housing  Contract   Pass-Through  Certificates
                 evidencing interests  in pools of Contracts  (defined below)
                 issuable in series pursuant to separate Pooling and  Servic-
                 ing Agreements (each, an "Agreement") among Vanderbilt Mort-
                 gage and Finance, Inc. (the "Company"), as servicer (in such
                 capacity,  together   with  any   successor  servicer,   the
                 "Servicer") and the Trustee (the "Trustee") specified in the related Prospectus Supplement for such Series of Certif-icates (the "Certificates").

Seller Vanderbilt Mortgage and Finance, Inc. (in such capacity referred to herein as the "Company"), an indirect subsidiary of Clayton Homes, Inc. ("CHI").

Servicer Vanderbilt Mortgage and Finance, Inc. (in such capacity referred to herein as the "Servicer").

Risk Factors         Certain  factors are particularly relevant to a decision
                     to invest in any Certificates sold hereunder.  See "Risk
                     Factors" herein.

The Contracts        The Contracts evidenced by a Series of Certificates (the
                     "Contract  Pool")   will  be  fixed  or   variable  rate
                     Contracts.   Such Contracts, as specified in the related
                     Prospectus  Supplement,  will  consist  of  manufactured
                     housing installment sales contracts and installment loan
                     agreements  and  may  include  modular home  installment
                     sales contracts  and installment loan  agreements.   The
                     Contracts will be conventional contracts or contracts insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration
                     ("VA").  Each Contract will be secured by  a new or used
                     Manufactured  Home (as defined  herein) or  Modular Home
                     (as defined herein).  Each Contract secured by a Modular
                     Home,  and some of the Contracts secured by Manufactured
                     Homes, will be further secured by a mortgage or deed of trust on the real estate to which the Modular Home or the Manufactured Home is affixed (a "Land-and-Home
                     Contract").

                 The Prospectus Supplement for each Series will provide information with respect to (i) the aggregate principal balance of the Contracts comprising the Contract Pool, as of the date specified in the Prospectus Supplement (the "Cut-off Date"); (ii) the weighted average contractual rate of interest (the "Contract Rate") on the Contracts; (iii) the weighted average term to scheduled maturity as of origina-tion; (iv) the weighted average term to scheduled maturity as of the Cut-off Date and the range of terms to maturity;


                 (v) the percentage amount of Contracts secured by new or used Manufactured Homes; (vi) the average outstanding prin-cipal balance of the Contracts as of the Cut-off Date;
                 (vii) the range of Loan-to-Value Ratios; and (viii) the geographic location of Manufactured Homes securing the Contracts.

                 The Contracts will have been originated or purchased by the Company in the ordinary course of its business.

Description of
Certificates         Each Class of Certificates within a Series will evidence
                     the  interest   specified  in  the   related  Prospectus
                     Supplement  in  the  Contract  Pool  and  certain  other
                     property   held  in  trust   for  the  benefit   of  the
                     Certificateholders (the "Trust Fund").

                 Each  Series  of Certificates  may consist  of  one  or more
                 Classes, one or more of which may be Senior Certificates ("Senior Certificates") and one or more of which may be Subordinated Certificates ("Subordinated Certificates"). A Class of Certificates of a Series may be divided into two or more sub-classes, as and on the terms specified in the related Prospectus Supplement. Each Class or sub-class of a Series may evidence the right to receive a specified portion (which may be 0%) of each distribution of principal or interest or both, on the Contracts. Each Class or sub-class of a Series may be assigned a principal balance (the "Stated Balance") based on the cash flow from the assets in the Trust Fund, and a fixed, variable or adjustable stated annual interest rate, and may be entitled to receive distributions in reduction of Stated Balance to the extent available therefor in the manner, priority and amounts specified in the related Prospectus Supplement. A Class or sub-class of Certificates may be Compound Interest Certificates on which interest will accrue, but not be paid for the period set forth in the related Prospectus Supplement. The Certificates will be issuable in fully registered form in the authorized denominations specified in the related Prospectus Supplement. See "Description of the Certificates." The Subordinated Certificates of a Series will be subordinated in certain respects to the Senior
                 Certificates of the same Series. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus Supplement. The Certificates will not be guar-anteed or insured by any government agency or instrumen-tality.

Subordinated Certificates
and Reserve Fund     One or  more Classes of  any Series may  be Subordinated
                     Certificates,  as  specified in  the  related Prospectus
                     Supplement.  The rights of the Subordinated Certificate-
                     holders  to  receive  any  or  a  specified  portion  of
                     distributions  with  respect  to the  Contracts  will be
                     subordinated to the rights of Senior  Certificateholders
                     to the extent and in the manner specified in the related
                     Prospectus  Supplement.   If  a Series  of  Certificates
                     contains   more   than   one   Class   of   Subordinated
                     Certificates, distributions and losses will be allocated
                     among  such classes  in  the  manner  specified  in  the
                     related  Prospectus  Supplement.    The  rights  of  the
                     Subordinated Certificateholders, to  the extent not sub-
                     ordinated, may be on a parity with those Senior Certifi-
                     cateholders.  This subordination is intended  to enhance
                     the   likelihood   of    regular   receipt   by   Senior
                     Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Certificateholders against losses.
                     The Available Subordination Amount, if any, for each Class of Subordinated Certificates of a Series will be dependent upon certain Contract Pool characteristics which will be set forth in the related Prospectus
                     Supplement.

                 The protection afforded to the Senior Certificateholders by the subordination feature described above may be effected both by the preferential right of the Senior Certificate-holders to receive current distributions from the Contract Pool and, to the extent specified in the related Prospectus Supplement, by the establishment of a reserve fund (the "Reserve Fund"). The Reserve Fund may be funded, to the extent specified in the related Prospectus Supplement, by one or more of an initial cash deposit, the retention of specified periodic distributions of principal or interest or both otherwise payable to Subordinated Certificateholders, or the provision of a letter of credit, limited guarantee of CHI, insurance policy or other form of credit enhancement or any combination thereof. Unless otherwise specified in the related Prospectus Supplement, the Reserve Fund will be part of the Trust Fund.

                 The subordination features and the Reserve Fund described above are intended to enhance the likelihood of timely payment of principal and interest and to protect the Senior Certificateholders and, to the extent specified in the related Prospectus Supplement, Subordinated Certificate-holders against loss. However, in certain circumstances the Reserve Fund could be depleted and shortfalls could result. If, on a particular date when a distribution is due such
                 Certificateholders, the aggregate amount of payments received from the obligors on the Contracts and Advances by the Servicer (as described below), if any, and from the Reserve Fund of a Series, if any, do not provide sufficient funds to make full distributions to such Certificateholders of a Series, the amount of the shortfall may be added to the amount such Certificateholders are entitled to receive on the next Remittance Date. In the event the Reserve Fund, if any, is depleted, such Senior Certificateholders and, to the extent specified in the related Prospectus Supplement, Subordinated Certificateholders nevertheless will have a preferential right to receive current distributions from the Contract Pool. Such Certificateholders will bear their proportionate share of losses realized on Contracts to the extent such Reserve Fund and subordination feature are exhausted.

Credit Enhancement   As  an  alternative,  or  in  addition,  to  the  credit
                     enhancement   afforded    by   subordination    of   the
                     Subordinated  Certificates,   credit  enhancement   with
                     respect  to a Series of  Certificates may be provided by
                     pool  insurance,  letters  of  credit,  surety  bonds, a
                     limited  guarantee of CHI,  cash reserve funds  or other
                     forms  of  enhancement  acceptable  to  each  nationally
                     recognized   rating   agency   rating   a   Series    of
                     Certificates, in each  case as described in  the related
                     Prospectus Supplement.

Advances If the amount eligible for distribution to the Certificateholders of a Series of Certificates (or to Senior Certificateholders only if so specified in the case of a Series of Certificates having a Class of Subordinated Certificates) on any Remittance Date is less than the amount which is due such Certificateholders on such Remittance Date, the related Agreement will provide that the Servicer is obligated to make advances of cash (the "Advances") to such Certificateholders subject to the limitations described in the applicable Prospectus Supplement, to the extent that such deficiency is due to delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein) and only to the extent the Servicer determines such Advances are recoverable from future payments and collections on the Contracts or otherwise. See "Description of the Certificates."

Interest Interest on the Certificates will be paid on the dates specified in the related Prospectus Supplement (each a "Remittance Date"), commencing on the date specified in the related Prospectus Supplement. The related Prospec-tus Supplement will set forth for each Class or sub-class of Certificates the interest rate, if any, for each such Class or sub-class or the method of
                     determining   such   interest   rate.       See   "Yield
                     Considerations" and "Description of the Certificates." As specified in the related Prospectus Supplement, Classes of a Series of Certificates or sub-classes within a Class may be entitled to receive no interest or interest which is not proportionate to the principal allocable to such Certificates.

Principal (Including
Prepayments)         Principal  collected  on  each  Contract, including  any
                     principal  prepayments, will  be passed through  on each
                     Remittance  Date, unless  such principal  has previously
                     been  passed  through.   See  "Maturity  and  Prepayment
                     Considerations" and  "Description of  the Certificates."
                     With respect to a Class  or sub-class of a Series having
                     a Stated  Balance, such distributions may be made in the
                     reduction of the  Stated Balance, or in  an amount equal
                     to  the Certificate  Remittance  Amount  or  such  other
                     amounts  as  are  specified  in  the related  Prospectus
                     Supplement.        See    "Maturity    and    Prepayment
                     Considerations" and "Description  of the Certificates --
                     Distributions  on  Certificates"  and  "--  Payments  on
                     Contracts."

Optional
Termination      The Company or the Servicer may at its option repurchase all
                 Contracts  relating to  a  series of  Certificates remaining
                 outstanding  at  such  time  and   under  the  circumstances
                 specified in  such Prospectus Supplement.   See "Description
                 of the Certificates -- Termination of the Agreement."

Global
Certificates         If so specified  in the  related Prospectus  Supplement,
                     the Certificates of a Series,  or of one or more Classes
                     within a  Series, will be issuable in the form of one or
                     more global certificates  (each, a "Global Certificate")
                     to  be held  by a depositary  (each, a  "Depositary") on
                     behalf of the  beneficial owner of the  Certificates, as
                     described    herein    under    "Description   of    the
                     Certificates -- Global Certificates." The description of
                     the  Certificates in  this  Prospectus assumes  that the
                     Certificates of a Series will  not be issued in the form
                     of  Global   Certificates.    If  some  or  all  of  the
                     Certificates of a  Series are issued in  the form of one
                     or   more   Global   Certificates,  the   term   "Global
                     Certificateholder," as used herein, will refer to such beneficial owners of such Certificates, and the rights of such Certificateholders will be limited as described herein under "Description of the Certificates -- Global
                     Certificates."

Representations
and Warranties
of the Company       As  a condition  to  the  Company's  conveyance  of  any
                     Contract Pool  to the  Trust Fund,  the Company will  be
                     required to make certain representations and  warranties
                     in the related Agreement regarding the Contracts.  Under
                     the terms of the Agreement, if the Company becomes aware
                     of  a breach of any such representation or warranty that
                     materially adversely  affects the Trust  Fund's interest
                     in any Contract  or receives  written notice  of such  a
                     breach  from the  Trustee  or  the  Servicer,  then  the
                     Company will be obligated either to cure such breach  or
                     to repurchase or  substitute for the  affected Contract,
                     in  each  case  under the  conditions  further described
                     herein.     See  "Description  of   the  Certificates --
                      Conveyance of Contracts" herein.

Federal Income Tax
Considerations       If an election (a "REMIC Election") is made to the Trust
                     Fund represented by a series of Certificates or a segre-
                     gated   portion  thereof  as  a  "real  estate  mortgage
                     investment  conduit"  (a  "REMIC")  under  the  Internal
                     Revenue  code of  1986,  as amended  (the "Code"),  each
                     class  of Certificates which are offered hereby may con-
                     stitute "regular interests"  or "residual interests"  in
                     such REMIC  under the  Code, with  the tax  consequences
                     under the Code  described herein and in  such Prospectus
                     Supplement.  Generally, holders of Certificates that are
                     REMIC regular interests will be treated as  if they hold
                     a  debt  obligation  for  federal income  tax  purposes.
                     A Class  of  Certificates offered  hereby  may represent
                     interests  in a "two-tier"  REMIC, but all  interests in
                     the  first and second  tier REMIC will  be created under
                     the same  Agreement.   See "Certain  Federal Income  Tax
                     Consequences -- REMIC Series."

                 If a REMIC Election is not made with respect to a Series of Certificates, the Trust Fund represented by such Certif-icates will be treated as a grantor trust for federal income tax purposes and will not be classified as an association taxable as a corporation. In such event, each Certificate-holder will be treated as the owner of an undivided pro rata interest in income and corpus attributable to the related Contract Pool and any other assets held by the Trust Fund and will be considered the equitable owner of an undivided interest in the Contracts included in such Contract Pool. See "Certain Federal Income Tax Consequences -- Non-REMIC Series."

ERISA
Considerations       A fiduciary of any employee benefit  plan subject to the
                     Employee  Retirement Income  Security  Act of  1974,  as
                     amended ("ERISA"), or  the Code, should review carefully
                     with  its legal advisors whether the purchase or holding
                     of  Certificates  could  give   rise  to  a  transaction
                     prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations" herein.

Legal Investment     Unless otherwise indicated  in the applicable Prospectus
                     Supplement,  any  Certificates offered  hereby  that are
                     rated by at least one nationally  recognized statistical
                     rating organization  in one  of its  two highest  rating
                     categories will constitute "mortgage related securities"
                     under the Secondary  Mortgage Market Enhancement  Act of
                     1984,  as  amended,   and  as  such  (unless   otherwise
                     indicated in the applicable  Prospectus Supplement) will
                     be   "legal   investments"   for   certain   types    of
                     institutional investors to the extent provided in that Act, subject, in any case, to any other regulations that may govern investments by such institutional investors.
                     See "Legal Investment Considerations" herein.

Ratings It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated in one of the four highest rating categories (within which there may be sub-categories or gradations indicating relative standing) of at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                 Ratings of the Certificates address the likelihood of the receipt of all distributions on the contracts by the related certificateholders under the agreements pursuant to which such certificates are issued. The ratings take into consideration the credit quality of the related contract pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which payment stream on such contract pool is adequate to make payments required by such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related contracts. See "Ratings" herein.


                                 RISK FACTORS

    Prospective investors in the Certificates should consider, among other things, the following risk factors in connection with the purchase of the
Certificates:

    1. General. An investment in the Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of certain Manufactured Homes could be or become lower than the outstanding principal balances of the Contracts that they secure. To the extent that losses on the Contracts are not covered by the subordination of other Classes of Certificates, if any, or by any other form of credit enhancement, holders of the Certificates of a Series evidencing interests in such Contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the Manufactured Homes for recovery of the outstanding principal and unpaid interest on the defaulted Contracts. See "The Trust Fund -- The Contract Pools."

    2. Prepayment Considerations. The prepayment experience on the Contracts will affect the average life of each Class of Certificates. Prepayments on the Contracts (which include both voluntary prepayments and liquidations following default) may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. In the event a Contract is prepaid in full, interest on such Contract will accrue only to the date of prepayment. If the Certificates of any Series are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser.

    3. Limited Obligations. The Certificates will not represent an interest in or obligation of the Company. The Certificates will not be insured or guaranteed by any governmental agency or instrumentality, the Underwriter or any of its affiliates, or by the Company or (except as otherwise specified in the related Prospectus Supplement) any of its affiliates, and will be payable only from amounts collected on the Contracts.

    4. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series, or, if it does develop, that it will provide the holders of any of the Certificates with liquidity of investment or that it will remain for the term of any Series of Certificates. Liquidity of investment in the Certificates would be adversely affected by, among other factors, the failure of a Trust Fund that has made a REMIC election to continue to qualify as a REMIC and may be adversely affected by, among other things, the absence of Certificates in physical form.

    5. Security Interests and Mortgages on the Manufactured Homes. Substantially all Contracts are secured by a separately evidenced security interest in a Manufactured Home. Perfection of such security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in each state and each state's certificate of title statutes, but generally not its real estate laws. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Company will not amend any certificates of title to change the lienholder specified therein from the Company (or the applicable originator in the case of an Acquired Contract) to the Trustee or file any UCC-3 assignments and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Company (or the applicable originator in the case of an Acquired Contract) or a trustee in bankruptcy of the Company (or the applicable originator in the case of an Acquired Contract). Certain Contracts (as specified herein and in the related Prospectus Supplement) may be secured by a mortgage or deed of trust on the property on which a
Manufactured Home or Modular Home is placed. Because of the expense and administrative inconvenience involved, the Company will not deliver to the Trustee assignments in recordable form of the mortgage or deed of trust (each, a "Mortgage") securing each Land-and-Home Contract. The Company will, however, deliver to the Trustee a power of attorney enabling the Trustee to effect such assignments. In some states in the absence of the recordation of such an assignment to the Trustee of the Mortgage securing a Land-and-Home Contract, the assignment of the Mortgage to the Trustee may not be effective against creditors of or purchasers from the Company (or the applicable originator in the case of an Acquired Contract) or a trustee in bankruptcy of the Company (or the applicable originator in the case of an Acquired Contract).

    6. Consumer Protection Laws and Other Limitations on Lenders. Numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and the right of set-off against claims by such assignees. From time to time the Company is involved in litigation under consumer protection laws. These laws would apply to the Trust Fund as assignee of the Contracts. Pursuant to the Agreement, the Company will represent and warrant that each Contract complies with all requirements of law and will provide certain warranties relating to the validity, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract may, subject to certain conditions described under "Description of Certificates -- Conveyance of Contracts," create an obligation by the Company to repurchase, or at its option substitute another contract for, such Contract unless such breach is cured within 90 days after notice thereof. If the Company does not honor its repurchase obligation in respect of a Contract and such Contract were to become defaulted, recovery of amounts due on such Contract would be dependent on repossession and resale of the Manufactured Home securing such Contract. Certain other factors, such as the bankruptcy of an obligor or the application of equitable principles by a court, may limit the ability of the Certificateholders to receive payments on the Contracts or to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts" herein.

    In Octagon Gas Systems,  Inc. v. Rimmer, 995  F.2d 948 (10th Cir.  1993),
       ------------------------------------
the court's decision included language  to the  effect that  accounts sold
by an  entity which   subsequently  became  bankrupt  remained  property  of
the  debtor's bankruptcy  estate.  Although  the Contracts constitute chattel paper rather than accounts under the UCC, sales of  chattel paper,
like sales of accounts, are governed by Article  9 of the UCC.   If the
Company (or the dealer that sold the related Manufactured Home) were to become a debtor under the federal bankruptcy code and a court were to follow
the reasoning of the Tenth Circuit and  apply  such   reasoning  to  chattel
paper,   Certificateholders  could experience a  delay in  or reduction  of distributions (in the case of the dealer, only with respect to the Contracts in respect of which it sold the related Manufactured Home).

    7. Certain Matters Relating to Insolvency. The Company intends that each transfer of Contracts to the related Trust Fund constitutes a sale, rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the Company or the Company as debtor-in-possession may argue that the sale of the Contracts by the Company was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders.

    8. Priority of Possible Tennessee Tax Lien. Under Tennessee law, a tax is due in connection with the public recordation of instruments evidencing indebtedness. The Company will treat the transfers of the Contracts to the Trustee as sales rather than secured financings, and therefore will not pay any tax in respect of the recordation of instruments evidencing such transfers. See "Certain Legal Aspects of the Contracts -- Certain Matters Relating to Insolvency". Nonpayment or underpayment of the Tennessee indebtedness tax does not affect or impair the effectiveness, validity, priority or enforceability of the security interest created or evidenced by the instrument, but (a) subjects the holder of the indebtedness to a penalty, in addition to the tax, in the amount of the greater of $250 or double the unpaid tax due, (b) results in the imposition of a tax lien in favor of the Tennessee Department of Revenue, in the amount of any tax and penalties unpaid and owing that attaches to the collateral until the lien or security interest is released and thereafter attaches to the proceeds, and
(c) precludes the holder of the indebtedness from maintaining an action on the indebtedness (other than an action limited to the enforcement of the security interests or lien) against the debtor until the nonpayment is cured. In such event, and in addition to the statutory disability described above, collections on the Contracts could be applied to pay such tax and penalty prior to being applied to make distributions to Certificateholders and the Tennessee Department of Revenue would have a lien on the Contracts prior to the security interests and liens of the Trustee.

    9. Louisiana Law. Any Contract secured by a Manufactured Home located in the State of Louisiana will be governed by Louisiana law in addition to
Article 9 of the UCC. Louisiana law provides special mechanisms for the enforcement of security interests in manufactured housing used as collateral for an installment sales contract or installment loan agreement. Under Louisiana law, so long as a manufactured home remains subject to the Louisiana motor vehicle laws, repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (with court supervision) is permitted, unless the owner brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

    10. Limitations on Subordination. With respect to Certificates of a Series having a Class of Subordinated Certificates, while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to the Senior Certificateholders, the Available Subordination Amount may be limited, as specified in the Prospectus Supplement, and the Reserve Fund, if any, could be depleted in certain circumstances. In either case, shortfalls could result for both the Senior Certificates and the Subordinated Certificates. Prospective purchasers of a Class of Certificates should carefully review the credit risks to be absorbed by such Class of Certificates on account of its subordination or the timing of the distributions intended to be made on such Class of Certificates.

    11. Limited  Guarantee of CHI.   If the related Prospectus  Supplement so
specifies, the Certificates may be entitled to the benefits of a limited guarantee of CHI which would be an unsecured general obligation of CHI and would not be supported by any letter of credit or other enhancement arrangement.


                                THE TRUST FUND

GENERAL

    Each  Trust Fund  will include  (i) a  Contract Pool  or Contract  Pools,
(ii) the amounts held from time to time in trust accounts (each, a "Certificate Account") maintained by the Trustee pursuant to the Agreement, and (iii) proceeds from certain hazard insurance on individual Manufactured Homes and Manufactured Homes acquired by repossession, and may include a letter of credit, limited guarantee of CHI, surety bond, insurance policy, cash reserve fund or other credit enhancement security payment of all or part of a series of Certificates or other property. If so specified in the related prospectus supplement, a limited guarantee of CHI may exist and may not be a part of the Trust Fund.

    Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Contract Pool comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Certificates.

    All of the Contracts will have been purchased by the Company or an affiliate of the Company in the open market or in privately negotiated transactions, including transactions with affiliates of the Company. The following is a brief description of the Contracts expected to be included in the Trust Fund. Specific information respecting the Contracts will be provided in the Prospectus Supplement or in a report on Form 8-K to be filed with the Securities and Exchange Commission after the initial issuance of such Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

    Whenever in this Prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Remittance Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool, Trust Fund, each Agreement and the Remittance Rate applicable to the related Series of Certificates.

THE CONTRACT POOLS

    Each  pool of  Contracts with respect  to a  Series of  Certificates (the
"Contract  Pool")  will  consist of  manufactured  housing  installment sales contracts and installment loan agreements and may include modular home installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by a manufactured housing dealer or a lender in the ordinary course of business and purchased by the Company. The Contracts will be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a new or used Manufactured Home or Modular Home. Each Contract secured by a Modular Home will, and some of the Contracts secured by Manufactured Homes may, be further secured by a mortgage or deed of trust on the real estate to which the Modular Home or the Manufactured Home is affixed (a "Land-and-Home Contract"). Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate") or at a Contract Rate which steps up on a particular date (a "step-up rate").

    The Company, as seller of the Contracts, will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of (this) paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under (this) chapter."

    For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer"), will service the Contracts pursuant to the Agreement. See "Description of the Certificates -- Servicing." Unless otherwise specified in the related Prospectus Supplement, the contract documents (including the documents relating to Land-and-Home Contracts) will be held for the benefit of the Trustee by the Servicer.

    Each Contract Pool will be composed of Contracts bearing interest at the annual fixed or variable Contract Rates or step-up rates specified in the Prospectus Supplement. The Monthly Payments for Contracts bearing interest at a step-up rate (sometimes referred to herein as "step-up rate Contracts") will increase on the dates on which the Contract Rates are stepped up. Each registered holder of a Certificate will be entitled to receive periodic distributions, which will typically be monthly, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate at the Remittance Rate, or both.

    The related Prospectus Supplement will disclose in summary form for the Contracts contained in the related Contract Pool, among other things, the year of origination of the contracts; the range of Contract Rates on the Contracts; the range of Loan-to-Value Ratios; the minimum and maximum out-
standing principal balances as of the Cut-off Date and the average outstanding principal balance; the range of outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract. The Trust Fund may include a Pre-Funding Account which would be used to purchase additional Contracts ("Subsequent Contracts") from the Company during the Funding Period specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

    The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated either to cure the breach in all material respects, to purchase the Contract or to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation by the Company. See "Description of the Certificates -- Conveyance of Contracts."


                               USE OF PROCEEDS

    Substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the purchase of the Contracts, cost of carrying the Contracts until sale of the related Certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.


                    VANDERBILT MORTGAGE AND FINANCE, INC.

    Vanderbilt Mortgage and Finance, Inc. (the "Company") was incorporated in 1977 in the State of Tennessee. As of June 30, 1996, the Company had total assets of approximately $461 million and stockholder's equity of approximately $157 million. The Company, an indirect subsidiary of Clayton Homes, Inc. ("CHI"), is engaged in the business of, among other things, purchasing, originating, selling and servicing installment sales contracts and installment loan agreements for manufactured housing and modular housing (hereinafter referred to as "contracts" or "manufactured housing contracts"). CHI manufacturers and sells manufactured homes and modular homes, and owns, manages and markets manufactured housing communities. The Company's principal office is located at 4726 Airport Highway, Louisville, Tennessee 37777 (telephone 423-970-7200). An affiliate of CHI acts as an insurance broker for certain types of insurance, including hazard and credit life insurance policies, some of which may cover certain of the Contracts. Other affiliates of CHI reinsure hazard and credit life insurance policies, including policies that may cover certain of the Contracts. Two separate indirect subsidiaries of CHI, Vanderbilt Life and Casualty Insurance Co., Ltd. and Vanderbilt Property and Casualty Insurance Co., Ltd. may act as reinsurer of insurance coverage relating to the Contracts.

    The Company purchases and originates manufactured housing contracts on an individual basis from its principal office. The Company arranges to purchase manufactured housing installment sales contracts originated by manufactured housing dealers located in approximately 21 states, primarily southern and midwestern. Most of these purchases are from dealers indirectly owned by CHI. Dealers which are not owned by CHI must make an application to the Company for dealer approval. Upon satisfactory results of the Company's investigation of the dealer's creditworthiness and general business reputation, the Company and the dealer enter into a dealer agreement.

    In addition to purchasing manufactured housing contracts from dealers on an individual basis, the Company makes bulk purchases of manufactured housing contracts and services on behalf of other owners manufactured housing contracts that were not originally purchased or originated by the Company. These purchases may be from, and these servicing arrangements may be made with respect to, the portfolios of other lenders or finance companies, the portfolios of governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold manufactured housing contracts.

    The Company is actively seeking arrangements by which it would service manufactured housing contracts originated by other lenders. The Company's management currently anticipates it will only seek servicing responsibilities which relate to manufactured housing contracts.


                            UNDERWRITING POLICIES

GENERAL

    Customers desiring to obtain financing from the Company complete a credit application form. In the case of those dealers owned by CHI, the manager initially evaluates the application and then forwards it to the Company for consideration. In the case of dealers that are not owned by CHI, the application is transmitted to the Company for consideration.

    Credit applications are then evaluated by the Company's credit officers. With respect to those customers determined to be creditworthy, the Company requires a down payment in the form of cash, the trade-in value of a previously owned manufactured home, and/or the estimated value of equity in real property pledged as additional collateral. For previously owned homes, the trade-in allowance accepted by the dealer must be consistent with the value of such home determined by the Company in light of current market conditions. The value of real property pledged as additional collateral is estimated by personnel of the dealer, who are not appraisers but are familiar with the area in which the property is located. The minimum amount of the down payment is typically 5% of the purchase price. The purchase price includes the stated cash sale price of the manufactured home, sales or other taxes and certain fees and set-up costs. The balance of the purchase price and certain insurance premiums (including up to five years of premiums on required hazard insurance) are financed by an installment sales contract providing for a purchase money security interest in the manufactured home and a mortgage on real property, if any, pledged as additional collateral. Normally, the contracts provide for equal monthly payments, generally over a period of five to twenty years at fixed rates of interest. The Company believes the typical manufactured home purchaser is primarily sensitive to the amount of the monthly payment, and not to the interest rate.

    The Company's underwriting guidelines generally require that each applicant's credit history, residence history, employment history and income to debt payment ratios be examined. There are no requirements on the basis of which, if met, credit is routinely approved; or if they are not met, credit is routinely denied. If in the judgment of the Company's credit manager an applicant does not meet minimum underwriting criteria, there generally must be compensating higher ratings with respect to other criteria in order for an applicant to be approved. Credit managers must confirm that the credit investigation gave a complete and up-to-date accounting of the applicant's creditworthiness. Credit managers are encouraged to obtain second opinions on loans for relatively larger dollar amounts or those which, in their judgment, tend to rank lower in terms of underwriting criteria. Generally, the sum of the monthly obligation for installment obligations, including the manufactured home loan payment and monthly site costs, should not exceed 45% of the applicant's gross monthly income. Since January 1989 the Company has, in addition to the above considerations, used a credit scoring system to evaluate credit applicants. The credit score of an applicant is used as a further guide in determining whether to extend credit to the applicant.

    In the case of a Contract Pool containing Contracts originated by other originators and acquired by the Company ("Acquired Contracts"), the related Prospectus Supplement will describe such Contracts.

BULK TRANSACTIONS

    In fiscal 1990, the Company purchased a portfolio of manufactured home contracts originated by an unaffiliated entity. This portfolio, originally consisting of approximately 4,000 installment sales contracts, was purchased at a discount from its outstanding principal balance. The Company services the contracts acquired. The Company intends to consider, from time to time, the selective acquisition of additional portfolios of installment sales contracts consistent with the Company's views of appropriate pricing in return for certain portfolios and servicing capacity.

    In fiscal 1991, the Company became the servicer for approximately $100 million of installment sales contracts for manufactured homes acquired by a REMIC trust. The trust issued approximately $70 million of senior certificates which received the highest rating from both Standard & Poor's Corporation and Moody's Investors Service, Inc. and are guaranteed as to principal and interest by a financial guarantee policy issued by Financial Security Assurance, Inc. ("FSA"). CHI purchased the junior certificates representing the residual interest in the REMIC by establishing a $12.5 million reserve fund for the senior certificates and by agreeing to pay the premium on the FSA policy. Most of the homes financed by these contracts are located in Texas and were originated by savings institutions which were subsequently placed into receivership.

    In fiscal 1992, the Company became the servicer for 15,409 installment sales contracts for manufactured homes with an approximate current principal balance of $148 million acquired by a REMIC trust from the Resolution Trust Corporation. The Company did not acquire these contracts and is acting solely as servicer with respect to these contracts.

    In fiscal 1994, the Company acquired a portfolio of manufactured home contracts originated by an unaffiliated entity. This portfolio originally consisted of approximately 3,300 installment sales contracts and was purchased at a discount from its outstanding principal balance of approximately $56 million. Also in fiscal 1994, the Company became servicer for approximately 16,500 contracts for manufactured homes with an approximate aggregate principal balance of $222 million owned by three REMIC trusts. The Company is acting solely as servicer with respect to these contracts.

VARIOUS FINANCING TERMS

    The Company has developed financing options such as contracts with a 7 year term (compared to the industry norm of 15 to 20 years), which provides financing to its customers at a relatively low cost. In January 1990, the Company introduced a bi-weekly payment contract which provides for 26 payments a year, which are made by electronically drafting the purchaser's checking account. In 1996, the Company introduced contracts (the "Escalating Principal Payment Contracts") which provide for an annual increase in monthly payments over the first five years of the term of the Contract. Under an Escalating Principal Payment Contract, the original term of the contract is 36 years, providing initially for lower monthly payments than if the contract were of a shorter term. Each year for a period of five years, the term of the Escalating Principal Payment Contract automatically converts to a shorter term, and the monthly payment increases accordingly. At year six, the monthly payment increases to a level monthly payment which fully amortizes the remaining principal over a twelve year term. There is no period in which the Escalating Principal Payment Contracts have negative amortization. In 1989, the Company began originating variable rate Contracts. Its variable rate program ranged from the origination of very few variable rate Contracts from 1992 to 1994 to a high of 623 variable rate Contracts in fiscal 1996.

    During the last six fiscal years, the Company has become the most important source of financing for purchasers of CHI's homes. In fiscal 1988, the Company originated 5,692 contracts, in fiscal 1993, the Company originated 10,880 contracts, in fiscal 1994, the Company originated 12,401 contracts and in fiscal 1995, the Company originated 13,857 Contracts. For fiscal year 1996, the Company originated 16,910 Contracts. At June 30, 1996, the Company was servicing approximately 92,597 contracts and an aggregate dollar amount of $1,638 million, of which the Company purchased from dealers or acquired from other institutions approximately 74,154 contracts with an aggregate dollar amount of approximately $1,456 million. The Company expects it will continue to originate a significant portion of the financing for purchasers of homes sold by CHI owned retail centers, consistent with the overall level of CHI's retail sales.


                             YIELD CONSIDERATIONS

    The Remittance Rates and the weighted average Contract Rate of the Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, each monthly accrual of interest on a Contract is calculated at one-twelfth of the product of the Contract Rate and the principal balance outstanding on the scheduled payment date for such Contract in the preceding month. The Remittance Rate with respect to each Certificate will be calculated similarly.

    The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class or such sub-class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class or sub-class of Certificates that is offered at a premium to its principal amount or without any principal amount.

    If a Series of Certificates contains Classes or sub-classes of Certificates entitled to receive distributions of principal or interest or both, in a specified order other than as a specified percentage of each distribution of principal or interest or both, the Prospectus Supplement will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or sub-class and the percentage of the original Stated Balance of each such Class or sub-class that would be outstanding on specified Remittance Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Contracts in the related Trust Fund are made at rates corresponding to the various percentage of such prepayment standard or model.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

    The Contracts will have maturities at origination of not more than 30 years.

PREPAYMENT CONSIDERATIONS

    Contracts generally may be prepaid in full or in part without penalty. Based on the Company's experience with the portfolio of manufactured housing contracts serviced by it, the Company anticipates that a number of the contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. In addition, repurchase of Contracts on account of certain breaches of representations and warranties have the effect of prepaying such Contracts and therefore would affect the average life of the Certificates. Most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home. In the case of those Contracts that do contain due-on-sale clauses, the Servicer will permit assumptions of such Contracts if the purchaser of the related Manufactured Home satisfies the Company's then-current underwriting standards.

    Information regarding the Prepayment Model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

    See "Description of the Certificates -- Termination of the Agreement" for a description of the Company's or Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund -- The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.


                       DESCRIPTION OF THE CERTIFICATES

    Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as Seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. Section references, if any, contained herein refer to sections of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement"). The portions of such sections described herein may be contained in different numbered sections in the actual Agreement pursuant to which any Series of Certificates is issued. The provisions of the form of Agreement filed as an exhibit to the Registration Statement that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

GENERAL

    The Certificates may be issued in one or more Classes or sub-classes (each referred to in this Prospectus as a "Class"). If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series, the Certificates of a sub-class within a Series or all of the Certificates of a single-Class Series, as the context may require.

    The Certificates of each Series will be issued in fully registered form only and will represent the interest specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund will generally include
(i) Contracts (the "Contract Pool") which are subject to the Agreement from time to time, (ii) the amounts held in the Certificate Account from time to time and (iii) proceeds from certain hazard insurance on individual Manufactured Homes or Modular Homes and Manufactured Homes or Modular Homes (or the related real estate, in the case of Land-and-Home Contracts) acquired by repossession, and may include a letter of credit, a limited guarantee of CHI, surety bond, insurance policy, cash reserve fund or other credit enhancement security payment of all or part of a Series of Certificates or other property. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    Ownership of each Contract Pool may be evidenced by one or more classes of Certificates, each representing the interest in the Contract Pool
specified  in the  related Prospectus  Supplement.   One or  more  Classes of
Certificates evidencing interests in Contracts may be Subordinated Certificates, evidencing the right of the holders thereof to receive any or a portion of distributions of principal or interest or both on the Contracts subordinate to the rights of the holders of other Classes of Certificates ("Senior Certificates") as provided in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement.

    A Series of Certificates may consist of Classes of Certificates evidencing the right to receive distributions of principal or interest or both in the order specified in the related Prospectus Supplement. A Class of Certificates of a Series may be divided into two or more sub-classes. The related Prospectus Supplement will specify whether a Class has been so divided and the terms of each sub-class. The holders of each sub-class of a Class of Certificates will be entitled to the percentages (which may be 0%) of principal or interest payments or both on the related Contracts as specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

    Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Remittance Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Agreement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

GLOBAL CERTIFICATES

    The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

    Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for Certificates in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

    The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

    Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

    So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

    Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

    The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

    If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

CONVEYANCE OF CONTRACTS

    The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all security interests created thereby and any related mortgages or deeds of trust, all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date), all rights under certain hazard insurance policies on the related Manufactured Homes or Modular Homes, all documents contained in the Contract files and all proceeds derived from any of the foregoing. On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. Such list will include the current amount of monthly payments due on each Contract as of the date of issuance of the Certificates and the Contract Rate on each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trustee, the Company's operations department will complete a review of all of the Contract files, including the certificates of title to, or other evidence of a perfected security interest in, the Manufactured Homes, confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company or replaced with another Contract, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy.

    The Agreement will designate the Servicer as custodian to maintain possession, as the Trustee's agent, of the Contracts and any other documents related to the Manufactured Homes or Modular Homes. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Company's possession. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Company will cause a UCC-1 financing statement to be executed by the Company identifying the Company as the seller and the Trustee as the buyer of the Contracts, and the Company's accounting records and computer systems will also reflect such sale and assignment. In addition, within one week after the initial delivery of the Certificates, the Contracts will be stamped to reflect their assignment to the Trustee. However, if through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without knowledge of the assignment, the Trustee's interest in the Contracts could be defeated. See "Risk Factors-- Security Interests and Mortgages on the Manufactured Homes" and "-- Consumer Protection Laws and Other Limitations on Lenders."

    In general, and except as otherwise specified in the related Prospectus Supplement, the Company will make certain warranties in the Agreement with respect to each Contract as of the Closing Date, including that: (a) as of the Cut-off Date, or the date of origination, if later, the most recent scheduled payment was made or was not delinquent more than 59 days (or such other number of days specified in the related Prospectus Supplement); (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract file or the Land-and-Home Contract file; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally);
(d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract is covered by hazard insurance described under "-- Servicing -- Hazard Insurance"; (f) each Contract has been originated by a manufactured housing dealer or the Company in the ordinary course of such dealer's or the Company's business and, if originated by a manufactured housing dealer, was purchased by the Company in the ordinary course of business; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein to the Trustee pursuant to the Agreement or pursuant to the Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated in whole or in part or rescinded and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part; (j) each Contract creates a valid and enforceable first priority security interest in favor of the Company in the Manufactured Home covered thereby and, with respect to each Land-and-Home Contract, the lien created thereby has been recorded or will be recorded within six months, and such security interest or lien has been assigned by the Company to the Trustee; (k) all parties to each Contract had capacity to execute such Contract; (l) no Contract has been sold, assigned or pledged to any other person and prior to the transfer of the Contracts by the Company to the Trustee, the Company had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Trustee; (m) as of the Cut-off Date, or the date of origination, if later, there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) as of the Closing Date there were, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Manufactured Home or any related Mortgaged Property securing a Contract, which are or may be liens prior or equal to the lien of the Contract;
(o) each Contract other than a step-up rate Contract and an Escalating Payment Contract is a fully-amortizing loan with a fixed Contract Rate and provides for level payments over the term of such Contract; (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security; (q) the description of each Contract set forth in the list delivered to the Trustee is true and correct;
(r) there is only one original of each Contract; (s) none of the Contracts had a Loan-to-Value Ratio at origination greater than 100% (or such other percentage amount specified in the related Prospectus Supplement); (t) at the time of origination of each Contract the Obligor was the primary resident of the related Manufactured Home; (u) other than the Land-and-Home Contracts, the related Manufactured Home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located as would render unperfected or impair the priority of the security interest in such Manufactured Home, and as of the Closing Date such Manufactured Home was, to the best of the Company's knowledge, free of damage and in good repair; (v) the related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6); and
(w) each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code and each Manufactured Home is "manufactured housing" within the meaning of Section 25(e)(10) of the Code.

    Under the terms of the Agreement, and subject to the conditions specified in the preceding paragraph and to the Company's option to effect a substitution as described in the next paragraph, the Company will be obligated to repurchase for the Repurchase Price (as defined below) any Contract on the first business day after the first Determination Date which is more than 90 days after the Company becomes aware, or should have become aware, or the Company's receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty of the Company in the Agreement that materially adversely affects the Trust Fund's interest in any Contract if such breach has not been cured. The Repurchase Price for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase plus accrued and unpaid interest thereon at its Contract Rate to the date of such repurchase. This repurchase obligation constitutes the sole remedy available to the Trust Fund and the Certificateholders for a breach of a warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions.

    In lieu of purchasing a Contract as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the "Replaced Contract"). An Eligible Substitute Contract is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract, and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. In the event that more than one Contract is substituted, the above requirements with respect to Scheduled Principal Balance, APR and remaining term to scheduled maturity may be satisfied on an aggregate or weighted average basis, as applicable. The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the Contract being substituted. Such deposit will be deemed to be a Partial Principal Prepayment.

PAYMENTS ON CONTRACTS

    Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee
(i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories or such other rating category as will not adversely affect the rating assigned to the Certificates by each rating agency rating the Certificates of such Series, (ii) with the trust department of a depositary institution, (iii) in an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation ("FDIC"), (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments ("Eligible Investments"). A Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Remittance Date in Eligible Investments.

    As described in the Prospectus Supplement, the Servicer will deposit in the Certificate Account the following payments and collections received or made by it subsequent to the Cut-off Date:

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii)     all Obligor payments on account of interest on the Contracts;

    (iii)    all  amounts  received  and  retained   in  connection  with  the
liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

    (iv) all proceeds received under any hazard or other insurance policy covering any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to Obligor;

    (v) any Advances made as described under "Advances" and certain other amounts required under the Agreement to be deposited in the Certificate Account;

    (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates;

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer, or the Company, or otherwise as described above or under "Termination" below; and

    (viii)   all  amounts,  if  any,  required   to  be  transferred   to  the
Certificate Account from a Reserve Fund pursuant to the Agreement.

DISTRIBUTIONS ON CERTIFICATES

    As described in the related Prospectus Supplement, on each Remittance Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Contract Pool times the aggregate of all amounts on deposit in the Certificate Account as of the third Business Day preceding the Remittance Date or such other date as may be specified in the related Prospectus Supplement (the "Determination Date"), or, in the case of a Series of Certificates comprised of Classes which have been assigned a Stated Balance, payments of interest and payments in reduction of the Stated Balance from all amounts on deposit in the Certificate Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except, in each case: (i) all payments or collections due after the Due Period preceding the month in which the Remittance Date occurs; (ii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iii) amounts representing reimbursement for Advances, such reimbursement being limited, as described in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (iv) amounts representing reimbursement for any unpaid Servicing Fee and expenses from Liquidation Proceeds, condemnation proceeds and pro-ceeds of insurance policies with respect to the related Contracts. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount." The amounts on deposit in the Certificate Account on a Determination Date, less the amounts specified in
(i) through (iv) above, with respect to a Series of Certificates having a Class of Subordinated Certificates, are referred to herein as the "Available Distribution Amount."

    On  each  Remittance  Date,  the  Trustee  will  withdraw  the  Available
Distribution Amount from the applicable Certificate Account and distribute such amount to the Certificateholders of each Class or other specified persons in the amounts and order of priority specified in the related Prospectus Supplement.

    Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Remittance Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

    If there are not sufficient funds in the Certificate Account to make the full distribution to Certificateholders described above on any Remittance Date, the Servicer will distribute the funds available for distribution to the Certificateholders of each Class in accordance with the respective interests therein, except that Subordinated Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the Senior Distribution Amount plus the Outstanding Senior Shortfall. Unless otherwise provided in the related Prospectus Supplement, the difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds in the Certificate Account and the amount actually distributed, will be added to the amount which the Certificateholders are entitled to receive on the next Remittance Date.

    Special Distributions. To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or subclasses of which have been assigned a Stated Balance and having less frequent than monthly

Remittance Dates, such Classes or sub-classes may receive Special Distribu-tions in reduction of Stated Balance ("Special Distributions") in any month, other than a month in which a Remittance Date occurs, if, as a result of principal prepayments on the Contracts in the related Contract Pool or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Remittance Date for such Series and available to be distributed to the Holders of the Certificates of such Classes or sub-classes may be less than the sum of (i) the interest scheduled to be distributed to holders of the Certificates of such Classes or sub-classes and (ii) the amount to be distributed in reduction of Stated Balance of such Certificates on such Remittance Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Balance would be made on the next Remittance Date.

    Subordinated Certificates. The rights of a Class of Certificateholders of a Series to receive any or a specified portion of distributions of principal or interest or both with respect to the Contracts, to the extent specified in the related Agreement and described in the related Prospectus Supplement, may be subordinated to such rights of other Certificateholders. The Prospectus Supplement with respect to a Series of Certificates having a Class of Subordinated Certificates will set forth, among other things, the extent to which such Class is subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Available Distribution Amount among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates (which may include a reduction of the principal balance of the Classes of Subordinated Certificates in the event of such losses), the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool.

ADVANCES

    To the extent provided in the related Prospectus Supplement, the Servicer is obligated to make periodic Advances of cash from its own funds or from excess funds in the Certificate Account not then required to be distributed to Certificateholders, for distribution to the Certificateholders (other than Subordinated Certificateholders) in an amount equal to the difference between the amount due to them and the amount in the Certificate Account, eligible for distribution to them pursuant to the Agreement, but only to the extent such difference is due to delinquent payments of principal and interest for the preceding Due Period and only to the extent the Servicer determines such advances are recoverable from future payments and collections on the Contracts. The Servicer's obligation to make Advances, if any, may, be limited in amount and the Servicer may not be obligated to make Advances until all or a specified portion of the Reserve Fund, if any, is depleted. Advances are intended to maintain a regular flow of scheduled interest and principal payments to the Senior Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer out of amounts received on particular Contracts which represent late recoveries of principal or interest respecting which any such Advances was made or from other funds in the Certificate Account.

EXAMPLE OF DISTRIBUTIONS

    The following chart sets forth an example of the flow of funds on the Certificates for the Remittance Date occurring in November, 1996.

September 26, 1996               (A)      Cut-off Date.

September 26 to October 25       (B)  Due    Period.       Servicer   receives
                                      scheduled payments on the Contracts  and
                                      any   Principal   Prepayments  made   by
                                      Obligors    and   applicable    interest
                                      thereon.

October 31                   	 (C) Record Date.

November 2                   	 (D) Determination  Date.   Distribution
                                     amounts determined.

November 7                   	 (E) Remittance  Date. (Each Remittance Date is
                                     the 7th day of each month or, if the 7th day is not a business day, the next business day.)

Succeeding months generally follow the pattern of (B) through (E), but with respect to any Remittance Date (other than the first Remittance Date) is the period beginning on the 26th day of the second month preceding the month of such Remittance Date and ending on the 25th day of the month preceding the month of such Remittance Date.

(A) The Original Contract Pool Principal Balance will be the aggregate Scheduled Principal Balance of the Contracts on September 25, 1996 after deducting principal payments received before such date. Principal payments received before September 25, and the accompanying interest payments, are not part of the Trust Fund and will not be passed through to Certificateholders.

(B) Scheduled payments, Principal Prepayments and Net Liquidation Proceeds may be received at any time during this period and will be distributed to Certificateholders on November 7. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment. The Available Distribution Amount for the distribution on November 7 is described under "/___/ Payments on Contracts" and "/___/ Distributions on the Certificates" above.

(C) Distributions on November 7 will be made to Certificateholders of record at the close of business on October 31.

(D) On November 2 (three business days prior to the Remittance Date), the Servicer will determine the amounts of principal and interest which will be passed through on November 7 to Certificateholders.

(E) On November 7, the amounts determined on November 2 will be distributed to Certificateholders. If a payment due in the Due Period ending October 25 is received in the Due Period ending in November, such late payment will be taken into account in determining the Available Distribution Amount for December 7.

INDEMNIFICATION

    The Agreement requires the Servicer to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Servicer or any affiliate thereof of any Manufactured Home and (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates).

    The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer.

SERVICING

    Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of manufactured housing installment sales contracts of the same type as the contracts in those jurisdictions where the related Manufactured Homes are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession. The Agreement provides that the Servicer may delegate its duties under that agreement to one or more entities (each a "Subservicer") that agrees to conduct such duties in accordance with the Agreement. Notwithstanding any such delegation, the Servicer will continue to be liable for all of its obligations under the Agreement.

    The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA insurance and VA guaranty, will follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

    Hazard Insurance. The terms of the Agreement will generally require the Servicer to cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home or Modular Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or Modular Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any coinsurance clause contained therein. When a Manufactured Home or Modular Home's location was, at the time of origination of the related Contract, within a federally-designated special flood hazard area, the Servicer shall also cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

    The Servicer may maintain, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home or Modular Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home or Modular Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a placement policy comparable to such policy.

    If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Servicer shall either (i) maintain at its expense hazard insurance with respect to such Manufactured Home, or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

    Evidence as to Compliance. Each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Remittance Date, setting forth certain information regarding the Contract Pool and Certificates of such Series as is specified in the related Prospectus
Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. The Servicer will deliver to the Trustee an annual report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of manufactured housing contracts serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

    Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer pursuant to an Event of Termination as discussed below. Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as such successor services at least $100 million of manufactured housing contracts.

    Each Agreement will also generally provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the Trust Fund or the Certificateholders for any action taken or for restraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in strict compliance with the standards of care set forth in the Agreement. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account.

    The Servicer  shall keep in force  throughout the term of  this Agreement
(i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of manufactured housing contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

    The Servicer, to the extent practicable, shall cause the Obligors to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer shall advance any such delinquent tax or charge.

    Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Servicer may assign) for each Due Period (paid on the next succeeding Remittance Date) which, unless otherwise stated in the related Prospectus Supplement, will be equal to 1/12th of the product of 1.25% and the Pool Scheduled Principal Balance for such Remittance Date.

    The Monthly Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the Servicer for the Trust Fund and for additional admin-istrative services performed by the Servicer on behalf of the Trust Fund. Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include calculating distributions of Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the Servicer from its Servicing Fees include, without limitation, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (except Liquidation Expenses) and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer will be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for all ordinary and necessary Liquidation Expenses incurred by it in realization upon the related Manufactured Home.

    So long as the Company is the Servicer, the Servicer, in its sole discretion, may, but is not obligated to, liquidate a defaulted Contract by depositing into the Certificate Account an amount equal to (i) the outstanding principal balance of such Contract plus accrued and unpaid interest thereon to the Due Date in the Due Period in which such deposit is made less (ii) $2,000. The Company will not be reimbursed for any Liquidation Expenses incurred in connection with any such Contract and will retain any liquidation proceeds in respect thereof. The Company has such option to liquidate defaulted Contracts in that manner because such manner of liquidation is more compatible with its record keeping systems.

    As part of its Servicing Fees the Servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by Obligors, extension fees paid by Obligors for the extension of scheduled payments and assumption fees for permitted assumptions of Contracts by purchasers of the related Manufactured Homes.

    Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as such successor has a net worth of at least $10 million and has serviced at least $100 million of manufactured housing contracts for at least one year. The Servicer may assign its rights and delegate its duties under the Agreement (with the prior written consent of the Company if the Company is not the Servicer), provided that any rating of the Certificates then in effect will not be reduced because of such assignment and delegation. Upon any such assignment and delegation, the assigning Servicer will not be liable for obligations of the Servicer after such assignment.

    Events of Termination. Events of Termination under each Agreement will include (i) any failure by the Servicer to distribute to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement that materially and adversely affects the interests of Certificateholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach;
(iii) any assignment or delegation by the Servicer of its duties or rights under the Agreement, except as specifically permitted under the Agreement, or any attempt to make such an assignment or delegation; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer. Notice as used herein shall mean notice to the Servicer by the Trustee or the Company, or to the Company, the Servicer, if any, and the Trustee by the Holders of Certificates representing interests aggregating not less than 25% of the Trust Fund.

    Rights Upon Event of Termination. So long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of the Certificateholders of a Series evidencing interests aggregating 25% or more of the related Trust Fund, shall terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring  prior  to a  transfer  of  the  Servicer's servicing  and  related functions or for any breach by the Servicer of any of its obligations contained in the Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement. If the trustee in bankruptcy or similar official is appointed for the Servicer, and no Event of Termination other than the Servicer's insolvency has occurred, such trustee or other official may have the power to prevent the Trustee from effecting a transfer of servicing.

    No Certificateholder will have any right under an Agreement to institute any proceeding with respect to such Agreement unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates evidencing interests aggregating not less than 25% of the related Trust Fund requested the Trustee in writing to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

REPORTS TO CERTIFICATEHOLDERS

    The Servicer or the Trustee, as applicable, will forward to each Certificateholder on each Remittance Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

        (i) the amount of such distribution allocable to principal on the Certificates;

        (ii) the amount of such distribution allocable to interest on the Certificates;

        (iii) if the distribution to the Certificateholders is less than the full amount that would be distributable to such Certificateholders if there were sufficient eligible funds in the Certificate Account, the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed;

        (iv) the aggregate amount of Advances, if any, by the Servicer included in the amounts actually distributed to the Certificateholders;

        (v) the outstanding principal balance of the Contracts; and


        (vi)  the  approximate   weighted  average  Remittance  Rate  of  the
    Contracts  during the  Due Period  immediately preceding  such Remittance
    Date.

    In addition, not more than 90 days after the end of each calendar year, the Servicer will furnish a report to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and (b) such information as the Servicer deems necessary or desirable for Certificateholders to prepare their tax returns. Information in the monthly and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee annually a report by independent public accountants with respect to the servicing of the Contracts as described under "Evidence as to Compliance" above.

AMENDMENT

    The Agreement may be amended by the Company and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or (iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. The Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) evidencing interests aggregating not less than 51% of the Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delay the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the holders of each such Certificate.

TERMINATION OF THE AGREEMENT

    The obligations created by each Agreement will terminate upon the date calculated as specified in the Agreement, generally upon (i) the later of the final payment or other liquidation of the last Contracts subject thereto and the disposition of all property acquired upon foreclosure of any Land-and-Home Contract or repossession of any Manufactured Home and (ii) the payment to the Certificateholders of all amounts held by the Servicer or the Trustee and required to be paid to it pursuant to the Agreement. In addition, the Company or the Servicer may at its option with respect to any Series of Certificates, repurchase all Certificates or Contracts remaining outstanding at such time as the aggregate unpaid principal balance of such Contracts is less than the percentage of the aggregate unpaid principal balance of the Contracts on the Cut-off Date specified with respect to such Series in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Contracts plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the Contract Rates borne by such Contracts.

THE TRUSTEE

    The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have normal banking relationships with the Company or its affiliates and the Servicer or its affiliates.

    The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. The Trustee may also be removed at any time by the holders of Certificates evidencing interests aggregating over 50% of the related Trust Fund as specified in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

    The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates, any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as Seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Company, as Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

    Under the Agreement, the Company, as Servicer, agrees to pay to the Trustee on each Remittance Date (a) reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of any express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negli-gence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.


                DESCRIPTION OF FHA INSURANCE AND VA GUARANTEES

    Certain of the Contracts, may be FHA-insured or VA-guaranteed, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act or partially guaranteed by the VA.

    The regulations governing FHA manufactured home insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to the United States Department of Housing and Urban Development ("HUD"). With respect to a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by FHA is equal to 90% of the sum of (i) the unpaid principal amount of the Contract at the date of default and uncollected interest earned to the date of default computed at the Contract Rate, after deducting the best price obtainable for the collateral (based in part on a HUD-approved appraisal) and all amounts retained or collected by the lender from other sources with respect to the Contract, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% annum, (iii) costs paid to a dealer or other third party to repossess and preserve the Manufactured Home,
(iv) the amount of any sales commission paid to a dealer or other third party for the resale of the property, (v) with respect to a Land-and-Home Contract, property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property,
(vi) uncollected  court  costs, (vii) legal  fees,  not to  exceed  $500, and
(viii) expenses for recording the assignment of the lien on the collateral to the United States.

    The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to ten percent of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and by an annual reduction in the reserve amount of ten percent of the reserve amount, and which is increased by an amount equal to ten percent of the original principal balance of insured loans subsequently originated by the lender. As of June 30, 1996, the Company's Title I reserve amount was approximately $20,884,353, which amount was available to pay claims in respect of approximately $236,505,785 of FHA-insured manufactured housing contracts serviced by the Company. If the Company were replaced as Servicer of the Contracts under the Agreement, it is not clear from the FHA regulations what portion of this reserve amount would be available for claims in respect of the FHA-insured Contracts. The obligation to pay insurance premiums to FHA is the obligation of the Company, as servicer of the FHA-insured Contracts.

    The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of (a) the lesser of $20,000 and 40% of the principal amount of the contract and (b) the maximum amount of guaranty entitlement available to the obligor veteran (which may range from $20,000 to zero). The amount payable under the guarantee will be a percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable  date  of computation  specified in  the VA  regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that such amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the original guarantee.


                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS

    The following discussion contains summaries of certain legal aspects of manufactured housing contracts, including Land-and-Home Contracts, which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts or Land-and-Home Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts or Land-and-Home Contracts.

THE CONTRACTS (OTHER THAN LAND-AND-HOME CONTRACTS)

    General. As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contacts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

    The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Company will retain possession of the Contracts as custodian for the Trustee, and will make an appropriate filing of a UCC-1 financing statement in Tennessee to give notice of the
Trustee's ownership of the Contracts. The Contracts will be stamped to reflect their assignment from the Company to the Trustee. However, if through negligence, fraud, or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.

    Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Company effects such notation or delivery of the required documents and fees, and obtains possession of the certificate of title, as appropriate under the laws of the state in which a Manufactured Home is registered. In the event the Company fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provision of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. See "Land-and-Home Contracts" below. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of the UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home becomes attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the seller of the Contracts and transferred to the Company. The Company will represent that at the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

    The Company will assign the security interest in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Neither the Company nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party, and neither the Company nor the Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Company, or such other originator of the Contracts as provided herein, will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Company or a trustee in bankruptcy of the Company.

    In the absence of fraud, forgery or affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company's security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of the Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

    In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps were not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Company takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly when an Obligor under a Contract sells a Manufactured Home, the Company must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Company is obligated to take such steps, at the Company's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

    Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over perfected security interests. The Company will represent in the Agreement that it has no knowledge of any such liens with respect to any
Manufactured Home securing payment on any Contract.   However, such liens
could arise at any time during the  term of  the  Contract.   No  notice
will be given to the Trustee or Certificateholders in the event such a lien arises.

    Enforcement of Security Interests in Manufactured Homes. The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. So long as the Manufactured Home has not become subject to real estate laws, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on definitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

    Under the terms of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Certificates, could result in losses to the holders of a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home in a timely fashion.

LAND-AND-HOME CONTRACTS

    General. The Land-and-Home Contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under the deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

    Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for by foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the property.

    In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

    In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty of a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

    Rights of Redemption. In some states, after the sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain property and pay the expenses of ownership until the redemption period has run.

    Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgage under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

    Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

    Other statutory provisions may limit any deficiency judgment against a former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldier's and Sailor's Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, with respect to a Land-and-Home Contract, in a Chapter 13 proceeding under the federal bankruptcy code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

    The Code provides priority to certain tax liens over the lien of the mortgage or the deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or the deed of trust. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the Contracts.

CERTAIN MATTERS RELATING TO INSOLVENCY

    The Company intends that each transfer of the Contracts to a Trust Fund will constitute a sale rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company (or one of its affiliates) were to become a debtor under the federal bankruptcy code, it is possible that a creditor, receiver, conservator or trustee in bankruptcy of the Company (or one of its affiliates) or the Company as a debtor-in-possession may argue the sale of the Contracts by the Company (or one of its affiliates) was a pledge of the Contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay or reduction of distributions to the related Certificateholders.

CONSUMER PROTECTION LAWS

    The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a Contract (such as the Trust
Fund) to all claims and defenses which the Obligor could assert against the seller of the Manufactured Home. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against the Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

    The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes or Modular Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. The Servicer expects that it will permit most transfers of Manufactured Homes or Modular Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home or Modular Home.

    In the case of a transfer of a Manufactured Home or Modular Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes or Modular Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes or Modular Homes.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where the Title V was not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Company will represent in the applicable Agreement that all of the Contracts comply with applicable usury laws.


                             ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on employee benefit plans subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by such Plans. Among other requirements, ERISA mandates that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of such Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of Plans be invested and managed for the exclusive benefit of Plan participants and beneficiaries, a determination by the Plan fiduciary that any such investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and church plans (as defined in ERISA Section 3(33)), are not subject to ERISA. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), however, is subject to the prohibited transaction rules set forth in Section 4975 of the Code.

    Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and composition of the Plan's investment portfolio.

    In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. An investment in the Certificates by a Plan might constitute prohibited transactions under the foregoing provisions unless an administrative exemption applies. In addition, if any investing Plan's assets were deemed to include an interest in the assets of the Contract Pool and not merely an interest in the Certificates, transactions occurring in the operation of the Contract Pool might constitute prohibited transactions unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing and operation of the Contract Pool are noted below.

    The  Department of  Labor  ("DOL") has  issued  a regulation  (29  C.F.R.
Section 2510.3-101) (the "Regulation") concerning the definition of what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. However, the Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined under the Regulation, is a security that is widely held, freely transferable, and either is (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (ii) sold to the Plan as part of a securities offering to the public pursuant to an effective registration statement under the Securities Act of 1933, and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Certificates are not expected to be publicly-offered securities under the terms of the Regulation.

    Unless some administrative exemption under ERISA applies to the purchase of Certificates offered hereby, and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Contracts and any other assets held in the Contract Pool. In the event that assets of a Contract Pool are considered assets of an investing Plan, the Company, the Servicer, the Trustee and other persons, in providing services with respect to the Contracts, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code with respect to transactions involving such assets unless a statutory or administrative exemption applies.

    The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sales contracts and installment loan agreements such as the Contracts. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

    Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

        (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

        (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

        (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

        (5) The sum of all payments made to the Underwriter in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust Fund represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

        (6) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

    The Company believes that the Exemption will apply to the acquisition and holding by Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust Fund constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

    Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, unless otherwise specified in the Prospectus Supplement, assets of such plans may be invested in the Senior Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

    Any Plan fiduciary who proposes to cause a Plan to purchase Senior Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Senior Certificates. Assets of a Plan or individual retirement account should not be invested in the Senior Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

SUBORDINATED CERTIFICATES

    Because the Subordinated Certificates are subordinated to the Senior Certificates, the Exemption will not apply to the acquisition, holding and resale of the Subordinated Certificates by a Plan.

    Any  Plan  fiduciary considering  whether  to  purchase any
Subordinated Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such
investment.   Among other things, before  purchasing any  Subordinated
Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should analyze whether any prohibited transaction exemptions are available. In particular, there are three class exemptions issued by DOL that could apply with respect to certain transactions involving the Certificates: PTCE 84-14 (Class Exemption for Plan Asset Transaction Determined by Independent Qualified

Professional Asset Managers), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds) and PTCE
90-1 (Class Exemption  for  Certain  Transactions  Involving   Insurance
Company Pooled Separate Accounts). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust Funds assets.

    In light of the foregoing, unless otherwise specified in the Prospectus Supplement, no transfer of a Subordinated Certificate will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel to the effect that the purchase or holding of a Subordinated Certificate by such Plan will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Subordinated Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is not a Plan subject to ERISA or Section 4975 of the Code.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The  following is  a general  discussion  of certain  federal income  tax consequences relating to the purchase, ownership, and disposition of the Certificates and is based on advice of Brown & Wood LLP, special tax counsel to the Company. The discussion is also based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change or possibly differing interpretations. The discussion below addresses all material federal income tax consequences generally applicable to investors. However, the discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

    Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Code. The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC SERIES

    With respect to each Series of Certificates for which a REMIC Election is made, Brown & Wood LLP, special tax counsel to the Company, will have advised the Company that in its opinion, assuming (i) the making of that election in accordance with the requirements of the Code and (ii) ongoing compliance with the applicable Agreement, at the initial issuance of the Certificates in such series the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as a residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

    Qualification as  a REMIC.   Qualification  as a  REMIC involves  ongoing
compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if such purchase is pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Contract is principally secured by an interest in real property if the fair market value of the real property securing the Contract is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Contract at the time it was originated or
(ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Contract is principally secured by an interest in real property if substantially all of the proceeds of the Contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Contract (other than the personal liability of the obligor). The REMIC Regulations provide that obligations secured by manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under Section 25(e)(10) of the Code will qualify as obligations secured by real property without regard to state law classifications. See the discussion below under "REMIC Series -- Status of Manufactured Housing Contracts." A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.


    "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as pay-ments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

    The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interest in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series -- Restrictions on Transfer of Residual Certificates" below.

    If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

    Status of Manufactured Housing Contracts. The REMIC Regulations as well as a Notice issued by the Service provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code, are to be treated as "qualified mortgages" for a REMIC. Under Section 25(e)(10) of the Code, the term "single family residence" includes any manufactured home which as a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. The Company will represent and warrant that each of the manufactured homes securing the Contracts which are a part of a Trust Fund meets this definition of a "single family residence." See the discussion above under "REMIC Series -- Qualification as a REMIC."

    Two-Tier REMIC Structures. For certain series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Brown & Wood LLP, special tax counsel to the Company, will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series -- Taxation of Regular Interests."

    Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, entities taxed as individuals, such as certain trusts and estates, and regulated investment companies. An individual, an estate, or a trust that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable, for such taxable year. As a result of the foregoing limitations, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses.

    Tax  Status of REMIC Certificates.   In general, (i) Regular Certificates
held by a financial institution as described in Section 593(a) of the Code will represent interest in "qualifying real property loans" within the meaning of Section 593(d) of the Code; (ii) Regular Certificates held by a thrift institution taxes as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular . .
 . interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code: and (iii) Regular Certificates held by a real estate investment
trust  will   constitute  "real   estate  assets"   within  the   meaning  of
Section 856(c)(5)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each such case as long as the portion of the assets of the Trust Fund qualifying for the corresponding status is at least 95% of the assets of the REMIC. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets
described   in  Section 7701(a)(19)(C)  of   the  Code),  then   the  Regular
Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Treasury Regulations promulgated pursuant to Section 593 of the Code define "qualifying real property loans" to include a loan secured by a mobile home unit "permanently fixed to real property" except during a brief period in which the unit is transported to its site. Section 7701(a)(19)(C)(v) of the Code provides that "loans secured by an interest in real property" includes loans secured by mobile homes not
used  on a  transient basis.   Treasury  Regulations promulgated  pursuant to
Section 856 of the Code state that local law definitions are not controlling in determining the meaning of the term "Real Property" for purposes of that section, and the Service has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under this
provision.   Entities affected  by the foregoing provisions  of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate
assets.   Regular Certificates  held by a  regulated investment company  or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Code,
respectively.   In addition, the  REMIC Regulations provide that  payments on
Contracts  qualifying  for  the  corresponding  status  that  are  held   and
reinvested pending distribution to Certificateholders will be considered to be "qualifying real property loans" within the meaning of Section 593(b) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code.

    Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 and in June 1996 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. The June 1996 Regulations apply to debt instruments issued after August 13, 1996. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been finalized. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Regular Certificates.

    In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular
Certificates. It is possible that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the
Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption. The OID Regulations provide a further special de minimis rule applicable to any Regular Certificates that are "self-amortizing installment obligations," i.e., Regular Certificates that provide for equal payments composed of principal and qualified stated interest payable unconditionally at least annually during its entire term, with no significant additional payment required at maturity. Under this special rule, original issue discount on a self-amortizing installment obligation is generally considered to be zero if it is less than .167% of the principal amount of the obligation multiplied by the number of complete years from the date of issue of such a Regular Certificate to its maturity date.

    Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount includes that original issue discount in income as principal payments are made. The amount included in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount included in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

    The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulation, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). It is possible that the IRS could assert that the stated rate of interest on the Certificates is not unconditionally payable or otherwise does not qualify as qualified stated interest. Such position, if successful, would require all holders of Certificates to accrue all income on the Certificates under the OID Regulations. The Company, however, intends to treat all stated interest on the Certificates as qualified stated interest. Under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Pool of Contracts, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates.
Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Remittance Rate for a Certificate will not change. Accordingly, interest at the initial Remittance Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate includes that pre-issuance accrued interest.

    If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with
Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

    The amount of original issue discount included in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the same of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the "accrual period" and (ii) the payments during the "accrual period" of amounts included in the stated redemption price of the Regular Certificate over the "adjusted issue price" of the Regular Certificate at the beginning of the "accrual period." Generally, the "accrual period" for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

    A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's outstanding principal amount. If the price paid exceeds the sum of the Regular Certificate's issue price plus the aggregate amount of original issue discount accrued with respect to the Regular Certificate, but does not equal or exceed the outstanding principal amount of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code.

    The Company believes, upon the advice of Brown & Wood LLP, special tax counsel to the Company, that the holder of a Regular Certificate determined to be issued with non-de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

    Variable Rate Regular Certificates. Regular Certificates may bear interest at a variable rate. Under the OID Regulations, if a variable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate is computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series -- Original Issue Discount." Accordingly, if the issue price of such a Regular Certificate is equal to its stated redemption price at maturity, the Regular Certificate will not have any original issue discount.

    For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to a variable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; or (ii) if it is reasonably expected that the average value of the variable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated either as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount, or represent contingent payments. The amended OID Regulations issued on June 11, 1996 generally require the accrual of original issue discount on contingent payment debt instruments based on the comparable yield of fixed rate debt instruments with similar terms and conditions, followed by adjustments to reflect the differences between the payments so projected and the actual contingent payments. Although the new rules technically do not adequately address certain issues relevant to, or applicable to, prepayable securities such as REMIC regular interests, in the absence of other authority, the Servicer intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Investors acquiring Regular Certificates whose rates are subject to the variations outlined above should consult their tax advisors concerning their appropriate tax treatment.

    If a variable rate Regular Certificate is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Regular Certificate generally is assumed to remain constant throughout the term of the Regular Certificate at a rate that, in the case of a qualified floating rate, equals the value of such qualified floating rate as of the issue date of the Regular Certificate, or, in the case of an objective rate, at a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. A holder of such a Regular Certificate would then recognize original issue discount during each accrual period which is calculated based upon such Regular Certificate's assumed yield to maturity, adjusted to reflect the difference between the assumed and actual interest rate.

    The OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount with respect to the Regular Certificates, including variable rate Regular Certificates. Additional information regarding the manner of reporting original issue discount to the Service and to holders of variable rate Regular Certificates will be set forth in the Prospectus Supplement relating to the issuance of such Regular Certificates.

    Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount, if any, as described above)
will  be required to  recognize accrued market           discount as ordinary
income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption.

    The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

    The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

    The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the Regular Certificates. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Under those rules, as described above, the holder of a Regular Certificate with market discount may elect to accrue market discount either on the basis of a constant interest rate or according to certain other methods. Certificateholders who acquire a Regular Certificate at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

    In general, limitations imposed by the Code that are intended to match deductions with the taxation of income may require a holder of a Regular
Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

    Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its outstanding principal amount will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on installment obligations are intended to apply in computing the amortizable bond premium deduction with respect to a Regular Certificate. It is not clear, however, (i) whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Regular Certificates and (ii) whether the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

    Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payment) and any amortizable premium. Similarly, a Regular Certificateholder who receives a principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the holder's allocable portion of his or her adjusted basis in the Regular Certificate. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

    Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been included in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

    If the Company is determined to have intended on the date of issue of the Regular Certificates to call all or any portion of the Regular Certificates prior to their stated maturity within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement, or other disposition of a Regular Certificate would be considered ordinary income to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Regular Certificate. The OID Regulations provide that the intention to call rule will not be applied to mortgage-backed securities such as the Regular Certificates. In addition, under the OID Regulations, a mandatory sinking fund or call option is not evidence of an intention to call.

    Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be included as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

    REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Contracts, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Contracts.

    The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Contracts is acquired by a REMIC at a discount, and one or more of such Contracts is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because
(i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and (ii) the discount on the Contracts which is included in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Contract will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series -- Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

    The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

    If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interest cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interest, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

    Further, to the extent that the initial adjusted basis of a Residual Holder(other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Contracts, the Residual Holder will not recover a portion of such basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

    Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "REMIC Series -- Original Issue Discount" and "--- Variable Rate Regular Certificates," without regard to the de minimis rule described therein.

    The REMIC will have market discount income in respect of the Contracts if, in general, the basis of the REMIC in such Contracts is exceeded by their unpaid principal balances. The REMIC's basis in such Contracts is generally the fair market value of the Contracts immediately after the transfer thereof to the REMIC (which may equal a proportionate part of the aggregate fair market value of the REMIC Certificates). In respect of the Contracts that have market discount to which Code Section 1276 applies, the Market discount income generally should accrue in the manner described above under "REMIC Series -- Market Discount."

    Generally, if the basis of a REMIC in the Contracts exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Contracts at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Contracts is the fair market value of the Contracts immediately after the transfer thereof to the REMIC. Generally, a person that holds a Contract as a capital asset may elect to amortize premium on the Contracts under a constant interest method. See the discussion under "REMIC Series -- Amortizable Premium."

    Limitations on Offset or Exemption of REMIC Income. If the aggregate value of the Residual Certificates relative to the aggregate value of the
Regular Certificates and Residual Certificates is considered to be "significant," as described below, then a portion (but not all) of the REMIC taxable income included in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. The value of the Residual Certificates would be significant in cases where the aggregate issue price of the Residual Certificates is at least 2% of the aggregate issue price of the Regular Certificates and Residual Certificates, and the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC.

    The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the Residual Holder's excess inclusions will be treated an unrelated business taxable income of such Residual Holder for purposes of Section 511. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its share-holders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. persons.

    An exception to the inability of a Residual Holder to offset excess inclusions with unrelated deductions and net operating losses applies to certain financial institutions described in Section 593 of the Code ("thrift institutions"). For purposes of applying this rule, all members of an affiliated group filing a consolidated return are treated as one taxpayer, except the thrift institutions to which Section 593 applies and each of their subsidiaries formed to issue REMICs are treated as separate corporations. Furthermore, the Code provides that regulations may be issued to disallow the ability of a thrift institution to use deductions to offset excess inclusions if necessary or appropriate to prevent the avoidance of tax. A thrift institution may not so offset its excess inclusions unless the Residual Certificates have "significant value," which requires that (i) the Residual Certificates have an issue price that is at least equal to 2% of the aggregate of the issue prices of all Residual Certificates and Regular Certificate with respect to the REMIC, and (ii)the anticipated weighted average life of the Residual Certificates is a least 20% of the anticipated weighted average life of the REMIC. The anticipated weighted average life of the Residual Certificates is based on all anticipated payments to be received with respect thereto (using the Prepayment Assumption). The anticipated weighted average life of the REMIC is the weighted average of the anticipated weighted average lives of all classes of Certificates in the REMIC (computed using all anticipated payments on a Regular Certificate with nominal or no principal). Finally, an ordering rule under the REMIC Regulations provides that a thrift institution may only offset its excess inclusion income with deductions after it has first applied its deductions against income that is not excess inclusion income. If applicable, the Prospectus Supplement with respect to the series will set forth whether the Residual Certificates are expected to have "significant value."

    Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series -- Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified
Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to
such Residual Certificate for periods after the  transfer,  and   (ii) the
highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based
on the Prepayment Assumption.   The present value rate equals the applicable
federal rate under Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which
excess  inclusions  are expected  to accrue.    Such rate  is applied  to
the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax
would instead by imposed on such agent.   However, a transferor of a
Residual  Certificate would in no event be liable  for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have the actual knowledge that such affidavit is
false.   The  tax also  may  be waived  by  the  Treasury Department  if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

    In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of
(i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and
(iii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

    For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

    Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposed if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found at the time of the transferor that it understands that, as the holder of a non-economic residual transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pool-ing and Servicing Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause (ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

    Mark-to-Market Rules. On December 28, 1993, the Service released temporary regulations (the "Temporary Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Temporary Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security, and thus may not be marked to market. In general, a REMIC
Residual  Certificate  has negative  value  if,  as of  the  date a  taxpayer acquires the REMIC Residual Certificate, the present value of the tax liabilities associated with holding the REMIC Residual Certificate exceeds the sum of (i) the present value of the expected future distributions on the REMIC Residual Certificate, and (ii) the present value of the anticipated tax savings associated with holding the REMIC Residual Certificate as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6) of the Code, or that would have been adopted had the REMIC's regular interests been issued with original issue discount,
(ii) any required or permitted clean-up calls, or required qualified liquidation, provided for in the REMIC's organizational documents, and (iii) a discount rate equal to the "applicable Federal rate" (as specified in
Section 1274(d)(1) of the Code) that would apply to a debt instrument issued on the date of acquisition of the REMIC Residual Certificate. The Temporary Mark-to-Market Regulations apply to taxable years ending on or after December 31, 1993. Furthermore, the Temporary Mark-to-Market Regulations provide the Service with the authority to treat any REMIC Residual Certificate having substantially the same economic effect as a "negative value" residual interest. In addition, the Service recently released proposed regulations (the "Proposed Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked-to-market. The Proposed Mark-to-Market Regulations change the Temporary Mark-to-Market Regulations which, as noted above, permit a REMIC Residual Certificate to be marked-to-market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value"
residual interest. In addition, the Service could issue subsequent regulations which could apply retroactively, providing additional or different requirements with respect to such deemed negative value residual interests. Any such regulations could also limit the applicability of the mark-to-market requirements to residual interests having economic value at the time of their acquisition. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the Temporary Mark-to-Market Regulations and Proposed Mark-to-Market Regulations to REMIC Residual Certificates.

    Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has and adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

    The Conference Committee Report to the Tax Reform Act of 1986 provides that, except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

    Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Contracts, a sale of such Contracts by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the
Contract, is not expected to result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the foreclosure property that the REMIC derives at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will generate a significant amount of such income.

    Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

    Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof or (iii) an estate or trust the income of which is included in gross income for United States tax purposes regardless of its source. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder is not a controlled foreign corporation related to the Company and does not own actually or constructively 10% or more of the voting stock of the Company. To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or it either of the two preceding years. The intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. Foreign Holders should consult their own advisors regarding the specific tax consequences of their owning a Regular Certificate.

    Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a non-resident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

    A Regular Certificate will not be included in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of the Company.

    Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC
Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificates. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

    Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

    The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMICs "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. The Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

NON-REMIC SERIES

    Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series or sub-series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Brown & Wood LLP, special tax counsel to the Company, will have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool," within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code. Each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein.

    Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a financial institution taxed as described in Section 593(a) of the Code may represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Code; (ii) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "qualifying real property loans" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and
(iii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Contracts under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

    Tax Treatment of Non-REMIC Certificates. Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such
Contract Pool, including interest, original issue discount, if any, prepayment fees, assumption fees, and late payments charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition," when used with respect to the
Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the Aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

    Under current Service interpretations of applicable Treasury
Regulations the Company would  be able to sell  or otherwise dispose of  any
subordinated Non-REMIC   Certificates.    Accordingly,   the  Company
expects   to  offer subordinated  Non-REMIC Certificates for sale to investors. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Certificates. Holders of subordinated classes of Certificates should be able to recognize any losses allocated to such class when and if losses are realized.

    To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. See the discussion above under "REMIC Series -- Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series -- Market Discount" and "REMIC Series -- Amortizable Premium."

    Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Contracts comprising a Contract Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

    Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series -- Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "REMIC Series -- Market Discount" above.

    When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

    It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of price; and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

    Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

    Recharacterization of Servicing Fees. The servicing compensation to be received by the Servicer may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of
Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion above under "Non-REMIC Series -- Stripped Non-REMIC Certificates."

    Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined in "REMIC Series -- Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series -- Taxation of Certain Foreign Investors".

    Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not expected from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.


                      STATE AND LOCAL TAX CONSIDERATIONS

    No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.


                       LEGAL INVESTMENT CONSIDERATIONS

    Unless otherwise specified in the applicable Prospectus Supplement, any Certificates offered hereby that are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, certain states have created legislation specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," in which case such Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates were acquired prior to the enactment of such legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in Certificates; and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

    Some Classes of Certificates offered hereby may not be rated in one of the two highest rating categories, or may not otherwise satisfy the requirements of SMMEA, and thus would not constitute "mortgage related securities" for purposes of SMMEA.

    The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interest, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                   RATINGS

    It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

    Ratings of the Certificates address the likelihood of the ultimate receipt of all distributions on the contracts by the related certificateholders under the agreements pursuant to which such certificates are issued. The ratings take into consideration the credit quality of the related contract pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which payment stream on such contract pool is adequate to make payments required by such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related contracts.


                                 UNDERWRITING

    The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

    The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

    Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, concluding liabilities under the Act.

    The Company may authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

    The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

    Certain   of  the  Underwriters  and   their  associates  may  engage  in
transactions with and perform services for the Company in the ordinary course of business.


                                LEGAL MATTERS

    The validity of the Certificates will be passed upon for the Company by Boult, Cummings, Conners & Berry, PLC. The material federal income tax consequences of the Certificates will be passed upon for the Company by Brown & Wood LLP, New York, New York.


                                   EXPERTS

    The consolidated financial statements of CHI as of June 30, 1995 and 1996 and for each of the three years in the period ended June 30, 1996, incorporated by reference herein, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                   GLOSSARY

    There follows abbreviated definitions of certain capitalized terms used in this Prospectus and the Prospectus Supplement. The Agreement may contain a more complete definition of certain of the terms defined herein and reference should be made to the Agreement for a more complete definition of all such terms.

    "Accrual Remittance Amount" means, with respect to the Compound Interest Certificates of a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, as any Remittance Date, the amount of interest, calculated at the Interest Rate, which has accrued on such Compound Interest Certificates from the prior Remittance Date.

    "Advances" means the advances made by a Servicer (including from advances made by a Sub-servicer) on any Remittance Date pursuant to an Agreement.

    "Agreement" means each Pooling and Servicing Agreement by and among the Company, the Trustee, the Servicer and any other party specified in the related Prospectus Supplement.

    "APR" means, with respect to any Contract and any time, the per annum rate of interest then being borne by such Contract, as set forth on the face thereof.

    "Asset Value" means the Asset Value of the Contracts included in a Trust Fund, determined in the manner set forth in the related Agreement.

    "Available Distribution Amount" means, with respect to each Series of Certificates, certain amounts on deposit in the Certificate Account on a Determination Date.

    "Available Subordination Amount" means, with respect to a Series of Certificates having a Class of Subordinated Certificates, as of any Remittance Date, the excess, if any, of the then applicable Maximum Subordination Amount over the Cumulative Subordination Payments as of the preceding Remittance Date.

    "Certificate Account" means the account maintained by the Servicer or the Trustee, as specified in the related Prospectus Supplement.

    "Certificate Distribution Amount" means with respect to a Series of Certificates evidencing an interest in a Contract Pool the amount of interest (calculated as specified in such Prospectus Supplement) and the amount of Principal (calculated as specified in such Prospectus Supplement) to be distributed to Certificateholders on each Remittance Date.

    "Certificates" means the Manufactured Housing Contract Pass-Through Certificates issued pursuant to an Agreement.

    "CHI" means Clayton Homes, Inc.

    "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

    "Company" means Vanderbilt Mortgage and Finance, Inc.

    "Compound Interest Certificates" means Certificates on which interest may accrue but not be paid for the period described in the related Prospectus Supplement.

    "Contract Pool" means, with respect to each Series of Certificate, the pool of manufactured housing conditional sales contracts and installment loan agreements transferred by the Company to the Trustee.

    "Contract Rate" means, with respect to each Contract, the interest rate specified in the Contract.

    "Contracts" means manufactured housing installment sales contracts and installment loan agreements, including any an all rights to receive payments due thereunder on and after the Cut-off Date and security interest in Manufactured Homes purchased with the proceeds of such contracts.

    "Cumulative Subordination Payments" means, with respect to a Series of Certificates having a class of Subordinated Certificates, as of any Remittance Date, the cumulative amount equal to (i) the total of all amounts distributed to the Senior Certificateholders, exclusive of Advances made by the Servicer and the Initial Deposit to the Reserve Fund, up to and including such Remittance Date minus (ii) the Senior Percentage times the Available Distribution Amount for all Remittance Dates up to and including such Remittance Date.

    "Cut-off Date" means the date specified in the related Prospectus Supplement as the date from which principal and interest payments on the Contracts are included in the Trust Fund.

    "Determination Date" means, unless otherwise specified in the related Prospectus Supplement, the third Business Day immediately preceding the related Remittance Date.

    "Due Period" means, unless otherwise provided in a related Prospectus Supplement, with respect to any Remittance Date, the period beginning on the 26th day of the second month preceding the month of the Remittance Date and ending on the 25th day of the month preceding the month of the Remittance Date.

    "Eligible Investments" means one or more of the investments specified in the Agreement in which moneys in the Certificate Account and certain other accounts are permitted to be invested.

    "Excess Interest or Excess Interest Rate" means, with respect to any Contract, the per annum percentage of the principal balance from time to time outstanding, which may be retained by the Company or the Servicer or allocated to a designated Class of Certificates, as specified in the related Prospectus Supplement.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "FHA" means the Federal Housing Administration.

    "Final Scheduled Remittance Date" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of each Series, the date, based on the assumptions set forth in the related Prospectus Supplement, on which the Stated Balance of all Certificates of each Class shall have been reduced to zero.

    "HUD"  means   the  United  States   Department  of  Housing   and  Urban
Development.

    "Initial Deposit" means, with respect to a Series of Certificates, the amount, if any, deposited into the Reserve Fund on the date of the initial issuance of the Certificates.

    "Interest Rate" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, the interest payable on the Principal Balance outstanding of each such Class.

    "Liquidation  Proceeds"   means  cash   (including  insurance   proceeds)
received in connection with the repossession of a Manufactured Home.

    "Loan-to-Value Ratio" means the loan-to-value ratio at the time of origination of the Contract.

    "Manufactured Home" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

    "Maximum Subordination Amount" means, with respect to a Series of Certificate having a Class of Subordinated Certificates, the amount specified in the related Prospectus Supplement, representing the maximum amount of Cumulative Subordination Payments which may be required to be made over the term of the related Agreement.

    "Modular Home" means a unit of manufactured housing that does not meet the requirements of a "manufactured home" under 42 United States Code,
Section  5402(6),  and which  is  further  defined  in a  related  Prospectus
Supplement.

    "Monthly Payment" means the scheduled monthly payment of principal and interest on a Contract.

    "Obligor" means each person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract.

    "Record Date" means the date specified in the related Prospectus Supplement for the list of Certificateholders entitled to distributions on the Certificates.

    "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

    "Remittance Date" means the date specified in the related Prospectus Supplement for payments on the Certificates.

    "Remittance Rate" means, as to a Certificate, the rate or rates of interest thereon specified in the related Prospectus Supplement.

    "Seller" means, with respect to a Series of Certificates evidencing interest in Contracts, the Seller specified in the Prospectus Supplement.

    "Senior   Certificates"   means,  with   respect   to   each  Series   of
Certificates, the Class or Classes which have rights senior to another Class or Classes in such Series.

    "Servicer" means, with respect to each Series of Certificates evidencing interests in Contacts, the Servicer specified in the related Prospectus Supplement.

    "Servicing Fee" means the amount of the annual fee paid to the Servicer or the Trustee as specified in the related Prospectus Supplement.

    "Single Certificate" means, for each Class of Certificates of any Series, the initial principal amount of Contracts evidenced by a single Certificate of such Class.

    "Stated Balance" means, with respect to a Series of Certificates providing for sequential distributions in reduction of Stated Balance of the Classes of such Series, the maximum specified dollars amount (exclusive of interest at the related Interest Rate) to which the Holder thereof is entitled from the cash flow of the Trust Fund.

    "Subordinated Certificates" means, with respect to each Series of Certificates, the Class or Classes with rights subordinate to another Class or Classes of such Series.

    "Subordinated  Percentage"   means,   with  respect   to   a  Series   of
Certificates, the Class or Classes with rights subordinate to another Class or Classes of such Series.

    "Trust Fund" means, with respect to each Series of Certificates, the corpus of the trust created by the related Agreement, to the extent described in such Agreement, consisting of, among other things, Contracts, such assets as shall from time to time be identified as deposited in the Certificate Account, the Manufactured Home which secured a Contract, insurance, a reserve fund and other forms of credit enhancement, if any.

    "Trustee" means the Trustee for a Series of Certificates specified in the related Prospectus Supplement.

    "VA" means the Veterans' Administration.

    "Variable Rate Regular Certificates" means Certificates which evidence the right to receive distributions of income at a variable Remittance Rate.


  NO  PERSON  HAS BEEN  AUTHORIZED  TO    Ratio of  Earnings to  Fixed Charges
  GIVE ANY INFORMATION OR TO  MAKE ANY    forS-52 CHI . . . . . . . . . . . .
  REPRESENTATIONS  OTHER   THAN  THOSE    Yield and Prepayment Considerations
                                                                          S-52
  CONTAINED    IN   THIS    PROSPECTUS    Description of the Certificates S-72
  SUPPLEMENT  OR  THE PROSPECTUS  AND,    Use of Proceeds . . . . . . .   S-96
  IF GIVEN  OR MADE,  SUCH INFORMATION    Certain Federal Income Tax
  OR   REPRESENTATIONS  MUST   NOT  BE       Consequences . . . . . . .   S-96
  RELIED   UPON.     THIS   PROSPECTUS    State Tax Considerations  . .   S-99
  SUPPLEMENT  AND  THE  PROSPECTUS  DO    ERISA Considerations  . . . .   S-99
  NOT CONSTITUTE  AN OFFER TO  SELL OR    Legal Investment Considerations
                                                                         S-100
  A  SOLICITATION OF  AN OFFER  TO BUY    Underwriting  . . . . . . . .  S-100
  ANY   SECURITIES   OTHER  THAN   THE    Legal Matters . . . . . . . .  S-101
  OFFERED     CERTIFICATES     OFFERED    Annex I . . . . . . . . . . . .  I-1
  HEREBY, NOR AN OFFER OF  THE OFFERED
  CERTIFICATES   IN   ANY   STATE   OR                 PROSPECTUS
  JURISDICTION  IN  WHICH, OR  TO  ANY    Reports to Certificateholders . .  2
  PERSON TO WHOM, SUCH OFFER  WOULD BE    Available Information . . . . . .  2
  UNLAWFUL.    THE  DELIVERY  OF  THIS    Incorporation of Certain Documents
  PROSPECTUS    SUPPLEMENT   OR    ANY       of the Company by Reference  .  2
  PROSPECTUS  AT  ANY  TIME  DOES  NOT    Incorporation of Certain Documents
  IMPLY  THAT  INFORMATION  HEREIN  OR       of CHI by Reference  . . . . .  2
  THEREIN IS  CORRECT AS  OF ANY  TIME    Summary of Terms  . . . . . . . .  4
  SUBSEQUENT TO ITS  DATE; HOWEVER, IF    Risk Factors  . . . . . . . . . .  9
  ANY  MATERIAL  CHANGE  OCCURS  WHILE    The Trust Fund  . . . . . . . .   11
  THIS  PROSPECTUS  SUPPLEMENT OR  THE    Use of Proceeds . . . . . . . .   12
  PROSPECTUS IS REQUIRED BY LAW  TO BE    Vanderbilt  Mortgage  and   Finance,
  DELIVERED,      THIS      PROSPECTUS    Inc.  . . . . . . . . . . . . .   13
  SUPPLEMENT  OR  THE PROSPECTUS  WILL    Underwriting Policies . . . . .   14
  BE    AMENDED    OR     SUPPLEMENTED    Yield Considerations  . . . . .   15
  ACCORDINGLY.                            Maturity and Prepayment
                                          Considerations  . . . . . . . .   15
            TABLE OF CONTENTS             Description of the Certificates   16
                                  PAGE    Description of FHA Insurance and VA
                                             Guarantees . . . . . . . . .   28
     ---                                  Certain Legal Aspects of the
      PROSPECTUS SUPPLEMENT               Contracts . . . . . . . . . . .   29
  Summary    of    Terms    of     the    ERISA Considerations  . . . . .   34
  Certificates  . . . . . . . . .  S-4    Certain Federal Income Tax
  Risk Factors  . . . . . . . .   S-35    Consequences  . . . . . . . . .   37
  The Contract Pool . . . . . .   S-37    State and Local Tax Consequences  52
  Vanderbilt  Mortgage  and   Finance,    Legal Investment Considerations   52
  Inc.  . . . . . . . . . . . .   S-79    Ratings . . . . . . . . . . . .   53


  Underwriting  . . . . . . . . .   53            PROSPECTUS SUPPLEMENT
  Legal Matters . . . . . . . . .   54           DATED JANUARY 30, 1997
  Experts . . . . . . . . . . . .   54
  Glossary  . . . . . . . . . . .   54



              $193,184,000
             (APPROXIMATE)

           VANDERBILT MORTGAGE
            AND FINANCE, INC.

           SELLER AND SERVICER


      MANUFACTURED HOUSING CONTRACT
          SENIOR / SUBORDINATE
       PASS-THROUGH CERTIFICATES,
              SERIES 1997A

  $28,500,000 ( APPROXIMATE ) CLASS I
  A-1

  $24,900,000 ( APPROXIMATE ) CLASS I
  A-2

  $18,200,000 ( APPROXIMATE ) CLASS I
  A-3

  $10,700,000 ( APPROXIMATE ) CLASS I
  A-4

  $12,919,000 ( APPROXIMATE ) CLASS I
  A-5

  $9,233,000 ( APPROXIMATE ) CLASS I
  A-6

  $6,347,000 ( APPROXIMATE ) CLASS I
  B-1

  $4,618,000  ( APPROXIMATE ) CLASS I
  B-2

  $58,714,000 ( APPROXIMATE ) CLASS
  II A-1

  $9,526,000 ( APPROXIMATE ) CLASS II
  B-1

  $4,082,000 ( APPROXIMATE ) CLASS II
  B-2

  $5,445,000 ( APPROXIMATE ) CLASS II
  B-3


   PRUDENTIAL SECURITIES INCORPORATED

          GOLDMAN, SACHS & CO.